Exhibit 99.1

Item 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The information presented herein includes forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts. Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, financing plans, business strategy, projected growth opportunities and potential acquisitions, plans and objectives of management for future operations, and compliance with and changes in governmental regulations. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipates,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking.

These forward-looking statements are made based on our current expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include those disclosed under Part I, Item 1A, “Risk Factors” and elsewhere in filings made by us with the Securities and Exchange Commission (the “SEC”). These factors include, among others:

•	uncertainties relating to the operations of our operators, including those relating to reimbursement by government and other third-party payors, compliance with regulatory requirements and occupancy levels;

•	our ability to successfully engage in strategic acquisitions and investments;

•	competition in the acquisition and ownership of healthcare properties;

•	our ability to monitor our portfolio;

•	environmental liabilities associated with our properties;

•	our ability to re-lease or sell any of our properties;

•	the availability and cost of capital;

•	changes in interest rates;

•	the amount and yield of any additional investments;

•	changes in tax laws and regulations affecting real estate investment trusts, or REITs; and

•	our ability to maintain our status as a REIT.

There may be additional risks of which we are presently unaware or that we currently deem immaterial. Forward-looking statements are not guarantees of future performance. Except as required by law, we do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date as of which such statements are made or to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained herein.

Overview

We are a self-administered REIT specializing in the ownership of post-acute and long-term care skilled nursing facilities, or SNFs. We have been in the business of investing in SNFs for over 30 years, including through our predecessors. Our properties are leased through triple-net leases to third-party operators who have responsibility for the operation of the facilities. We receive a cash rental stream from these operators under our leases. Our management team has an extensive track record and knowledge of healthcare real estate. We believe that we own one of the largest and highest-quality SNF portfolios in the United States. As of December 31, 2012, our portfolio consisted of 258 properties in 29 states leased to 38 operators who represent many of the largest and most experienced operators in the industry. We have a geographically diversified portfolio, with no state representing more than 18.3% of our contractual rent as of December 31, 2012. Our properties are leased to a diversified group of operators, with no single operator representing more than 15.1% of our contractual rent as of December 31, 2012.

As a result of our many years of industry experience and excellent reputation in the industry, we have developed strong relationships with, and triple-net lease our properties to, many of the largest and most experienced operators in the United States. We cultivate long-term relationships with our operators and, as of December 31, 2012, 70% of our properties are leased to operators with whom we have had a relationship for at least five years, and many of our properties are leased to operators with whom we have had a relationship for at least ten years. We believe we will continue to access potential new investment opportunities as a result of our relationships with existing operators and our network of other market-leading operators.

We structure our triple-net leases to generate attractive returns on a long-term basis. Under our triple-net leases, our operators are responsible for all operating costs and expenses related to the property, including maintenance and repair obligations and other capital expenditures. Our leases typically have initial terms of 10 years or more and include annual rent escalators of approximately 2%. We often enter into lease extensions during the term of the lease in connection with additional acquisitions, reinvestment projects and other opportunities that arise. Leases representing 99% of our contractual rent as of December 31, 2012 are supported by personal and/or corporate guarantees and 88% represent master leases or leases with cross-default provisions, and these provisions provide us with significant credit support for our rents. Our leases also typically require security deposits of several months’ rent. As of December 31, 2012, only 7% of our leases are scheduled to expire before 2018.

We finance investments through borrowings under our credit facilities, unsecured senior notes, issuances of equity securities, project-specific first mortgages or a combination of these methods. We compete with other public and private companies who provide lease and/or mortgage financing to operators of a variety of different types of healthcare properties. While the overall landscape for healthcare finance is competitive, we are disciplined and selective about the investments we make and have a strong track record of identifying qualified operators and attractive markets in which to invest. We have built a high-quality and strategically-diversified portfolio of tenants and properties with $128.4 million of contractual rent for the twelve months ending March 31, 2014 based on leases in place as of February 19, 2013. We also receive income from secured loan receivables and an asset under a direct financing lease, which together have a book value of $43.7 million as of December 31, 2012. Our scheduled rents for the twelve months ending March 31, 2014 exclude rent due under leases related to five properties that are currently held for sale by us, which are currently under non-binding letters of intent and we anticipate will be sold in the first half of 2013 for an aggregate purchase price of $6.9 million.

Factors Affecting Our Business and the Business of Our Operators

The continued success of our business is dependent on a number of macroeconomic and industry trends. Many of these trends will influence our ongoing ability to find suitable investment properties while other factors will impact our operators’ ability to conduct their operations profitably and meet their obligations to us.

Industry Trends

One of the primary trends affecting our business is the long-term increase in the average age of the U.S. population. This increase in life expectancy is expected to be a primary driver for growth in the healthcare and SNF industry. We believe this demographic trend is resulting in an increased demand for services provided to the elderly. We believe that the low cost healthcare setting of a SNF will benefit our operators and facilities in relation to higher-cost healthcare providers. We believe that these trends will support a growing demand for the services provided by SNF operators, which in turn will support a growing demand for our properties.

The growth in demand for services provided to the elderly has resulted in an increase in healthcare spending. The Centers for Medicare and Medicaid Services, or CMS, and the Office of the Actuary forecast that U.S. healthcare expenditures will increase from approximately $2.7 trillion in 2011 to approximately $4.8 trillion in 2021. Furthermore, according to CMS, national expenditures for SNFs are expected to grow from approximately $151 billion in 2011 to approximately $255 billion in 2021, representing a compound annual growth rate, or CAGR, of 5.4%.

Liquidity and Access to Capital

Our single largest cost is the interest expense we incur on our debt obligations. In order to continue to expand and optimize our capital to expand our portfolio, we rely on access to the capital markets on an ongoing basis. We seek to balance this goal against maintaining ready access to funds to make investments at the time opportunities arise. We have extensive experience in and a successful track record of raising debt and equity capital over the past 30 years.

Our indebtedness is comprised principally of the Term Loan and Acquisition Credit Line, 2014 Revolver, 2016 Revolver and unsecured obligations under the Senior Notes.

Factors Affecting Our Operators’ Profitability

Our revenues are derived from rents we receive from triple-net leases with our operators. Certain economic factors present both opportunities and risks to our operators and, therefore, influence their ability to meet their obligations to us. Our operators’ revenues are largely derived from third-party sources. Therefore, we indirectly rely on these same third-party sources to obtain our rents. The majority of these third-party payments come from the federal Medicare program and state Medicaid programs. Our operators also receive payments from other third-party sources, such as private insurance companies or private-pay residents, but these payments typically represent a small portion of our operators’ revenues. The sources and amounts of our operators’ revenues are determined by a number of factors, including licensed bed capacity, occupancy rates, the healthcare needs of residents and the rate of reimbursement. Changes in the profile of the residents as well as the mix among payor types, including private pay, Medicare and Medicaid, may significantly affect our operators’ profitability and, in turn, their ability to meet their obligations to us. Managing, billing and successfully collecting third-party payments is a relatively complex activity that requires significant experience and is critical to the successful operation of a SNF. While our operators have experienced some volatility in reimbursement rates as a result of the implementation of a new Medicare classification called RUGS IV in 2011 and we are still assessing the impact of that regulatory change, we believe the quality mix of our portfolio and resulting reimbursement rates have remained relatively stable over recent years. In addition, our portfolio occupancy has remained stable over recent years, though we have seen an increase in recent quarters as certain operators have strategically focused on taking beds out of use in order to enhance the privacy of the resident’s rooms and drive overall revenue. As a result of these relatively stable underlying metrics and the recent acquisitions of strongly performing facilities and divestitures of lower performing facilities, we have experienced a gradual increase in our EBITDARM and EBITDAR coverages in recent years.

Components of Our Revenues, Expenses and Cash Flow

Revenues

Our revenues consist primarily of the rents and associated charges we collect from our operators as stipulated in our long-term triple-net leases. In addition to rent under existing leases, a part of our revenues is made up of other cash payments owed to us by our operators. Additionally, we recognize certain non-cash revenues. These other cash and non-cash revenues are highlighted below. While not a significant part of our revenues, we also earn interest from a variety of secured loans outstanding.

•	Rental Income

Rental income represents rent under existing leases that is paid by our operators. In addition, this includes straight-line rental income relating to straight-lining of rents as well as rental income from intangible amortization. Both straight-line rental income and rental income from intangible amortization are explained in further detail below under “— Components of Cash Flow — Cash Provided by Operations.”

Substantially all of our leases have real estate escrow clauses that require our operators to make estimated payments to us to cover their current real estate tax obligations. We collect money for these taxes and are reimbursed by our operators and the net impact after making such payments is included in rental income.

•	Interest on Secured Loans

We earn interest on certain capital advances and secured loans we make to our operators for a variety of purposes, including for capital expenditures at our properties for which we receive additional rent. While we amend our leases to reflect the additional rent owed as a result of these income producing capital expenditures, we recognize the investment as a secured loan for accounting purposes when the lease term exceeds the useful life of the capital expenditure. In addition, we recognize contractual rent associated with direct financing leases, in part, as interest income.

•	Interest and other Income

We sweep our excess cash balances into overnight interest-bearing accounts.

Expenses

We recognize a variety of cash and non-cash charges in our financial statements. Our expenses consist primarily of the interest expense on the borrowings we incur in order to make our investments, depreciation and amortization, and the general and administrative costs associated with operating our business. These interest charges are associated with our Senior Notes, Term Loan, Acquisition Credit Line and 2016 Revolver as well as certain asset specific loans.

•	Interest Expense

We recognize the interest we incur on our existing borrowings as an interest expense. Additionally, we incur non-cash charges that reflect costs incurred with arranging certain debt instruments. We generally recognize these costs over the term of the respective debt instrument for which the costs were incurred.

•	Depreciation and amortization

We incur depreciation and amortization expense on all of our long-lived assets. This non-cash expense is designed under generally accepted accounting principles, or GAAP, to reflect the economic useful lives of our assets.

•	General and Administrative

Our general and administrative costs consist primarily of payroll and payroll related expense, including non-cash stock based compensation. In addition to payroll, we incur accounting, legal and other professional fees as well as certain other administrative costs of running our business, along with certain expenses related to bank charges, franchise taxes, and corporate filing fees. Additionally, when we lease a property, we recognize related rent expense which is included in general and administrative expense. We have incurred increased costs associated with being a public filer since 2011.

•	Transaction Costs

Transaction costs include costs incurred related to the acquisition, disposition or transition of real estate investments, inclusive of indemnity expense and other related items.

•	Loss on Impairments

We have implemented a policy that requires management to make quarterly assessments of the market value of our properties relative to the amounts at which we carry them on our balance sheet. This assessment requires a combination of factors. Certain subjective factors such as market condition and property condition are considered as well as lease structure. We consider these results in our assessment of whether potential impairment indicators are present. We utilize subjective financial modeling that compares the sum of the undiscounted cash flows from future contractual rents plus the terminal value against the depreciated book value of an asset. When undiscounted cash flows are less than the depreciated book value of an asset, we record a charge to reflect the asset at its estimated fair value.

•	Reserve for uncollectible secured loan receivables

Management periodically evaluates outstanding secured loans and notes receivable for collectability. When management identifies potential loan impairment indicators, such as nonpayment under the loan documents, impairment of the underlying collateral, financial difficulty of the operator, or other circumstances that may impair full execution of the loan documents, and management believes it is probable that all amounts will not be collected under the contractual terms of the loan, the loan is written down to the present value of the expected future cash flows. Loan impairment is monitored via a quantitative and qualitative analysis including credit quality indicators.

•	Change in Fair Value of Derivatives

We have implemented Accounting Standards Codification (ASC) 815, Derivatives and Hedging (ASC 815), which establishes accounting and reporting standards requiring that all derivatives, including certain derivative instruments embedded in other contracts, be recorded as either an asset or liability measured at their fair value unless they qualify for a normal purchase or normal sales exception. When specific hedge accounting criteria are not met, ASC 815 requires that changes in a derivative’s fair value be recognized currently in earnings. All of the changes in the fair market values of our derivative instruments are recorded in the consolidated statements of operations and comprehensive income for our interest rate swaps that were terminated in September 2010. In November 2010, we entered into two interest rate swaps and account for changes in fair value of such hedges through changes in other comprehensive income as a component of equity in our financial statements via hedge accounting.

•	Gain on sale of assets, net

We record any gain resulting from the sale of assets at the time of sale. We record any losses resulting from the sale of assets at the time we enter into a definitive agreement for the sale of the asset.

•	Loss on Extinguishment of Debt

We recognize costs relating to extinguishing debt prior to initial termination dates when we incur them, including the non-cash write-off of deferred financing cost.

Cash Flow

•	Cash Provided by Operations

Cash provided by operations is derived largely from net income by adjusting our revenues for those amounts not collected in cash during the period in which the revenue is recognized and for cash collected that was billed in prior periods or will be billed in future periods. Net income is further adjusted by adding back expenses charged in the period that is not paid for in cash during the same period. We make our distributions based largely on cash provided by operations. Key non-cash add-backs, in addition to depreciation and the amortization of deferred financing charges, in deriving cash provided by operations are:

•	Straight-line Rental Income (loss)

We recognize straight-line rental income as a result of the accounting treatment of many of our long-term leases that include fixed rent escalation clauses. Because most of our leases contain fixed rent escalations, we “straight-line” our lease revenue recognition. Straight-lining involves spreading the rents we expect to earn during the term of a lease under its escalation clause over the lease term. As a result, during the first half of a lease term with a fixed escalation clause, we accrue a receivable for rents owed but not paid until future periods. During the second half of the lease term, our cash receipts exceed our recognized revenues and we amortize the receivable.

•	Rental Income from Intangible Amortization

We incur non-cash rental income adjustments from the amortization of certain intangibles resulting from the required application of purchase accounting in the initial recording of our real estate acquisitions. At the date of acquisition, all assets acquired and liabilities assumed are recorded at their respective fair value, including any value attributable to in-place lease agreements. Any identified above or below market lease intangible asset or liability is amortized over the remaining lease term as a non-cash adjustment to rental income.

•	Non-Cash Stock-Based Compensation

We incur non-cash expense associated with the share-based payments to certain employees. The share-based payments are in the form of stock options. Expense is recognized ratably with the vesting schedule based on the grant date fair value of the options.

The following table represents the time-based option awards activity for the years ended December 31, 2012, 2011, and 2010, respectively.

	2012	2011	2010
Outstanding at January 1	1,417,246	1,320,050	—
Granted	701,560	97,196	1,320,050
Exercised	—	—	—
Cancelled/Forfeited	(161,973)	—	—

Outstanding at December 31	1,956,833	1,417,246	1,320,050

Options exercisable at end of period	—	—	—

Weighted average fair value of options granted	$2.20	$1.87	$1.80

The following table represents the time-based option awards outstanding cumulatively life-to-date for the years ended December 31, 2012, 2011, and 2010, respectively, as well as other Plan data:

	2012	2011	2010
Range of exercise prices	$16.56 – $18.87	$16.56 – $18.87	$16.56 – $17.96
Outstanding	1,956,833	1,417,246	1,320,050
Remaining contractual life (years)	8.30	8.71	9.72
Weighted average exercise price	$17.43	$16.75	$16.60

We use the Black-Scholes option pricing model to estimate the grant date fair value of the options. The following table includes the assumptions that were made in estimating the grant date fair value for options awarded in 2012, 2011 and 2010.

	2012	2011	2010
Weighted average dividend yield	7.54%	8.13%	10.28%
Weighted average risk-free interest rate	1.31%	2.02%	2.10%
Weighted average expected life	7 years	7 years	7 years
Weighted average estimated volatility	38.24%	38.10%	38.00%
Weighted average exercise price	$18.78	$18.80	$16.60
Weighted average fair value of options granted (per option)	$2.88	$2.78	$1.80

We recorded non-cash compensation expense of $1.3 million, $1.1 million and $0.3 million for the years ended December 31, 2012, 2011, and 2010, respectively, related to the time-based stock options accounted for as equity awards, as a component of general and administrative expenses in the consolidated statements of operations and comprehensive income.

At December 31, 2012, the total compensation expense related to outstanding, non-vested time based equity option awards that are expected to be recognized as compensation cost in the future aggregates to approximately $1.7 million.

For the year ended December 31,	Options
2013	$971,210
2014	490,052
2015	188,783
2016	33,662

Total	$1,683,707

•	Non-Cash Loss on Extinguishment of Debt

We incurred certain expense associated with the partial pre-payment of our secured mortgage term loan. Costs associated with the origination of this loan were capitalized and are being ratably expensed over the life of the loan. When we pre-paid this loan in part, we recognized a prorated non-cash expense write-off for the unamortized capitalized debt costs.

•	Reserve for Uncollected Rental Income and Uncollectable Secured Loan Receivable

We incur an expense estimate for a reserve based upon our historical collection record of billed rental income and collections of secured loan receivables.

•	Investing Activities

Cash used in investing activities consists of cash that is used during a period for making new investments, capital expenditures and secured operator loans offset by cash provided by investing activities from net secured loan receivables and sales of real estate investments.

•	Financing Activities

Cash provided by financing activities consists of cash we received from issuances of debt and equity capital. This cash provides the primary basis for the investments in new properties, capital expenditures and secured operator loans. While we may invest a portion of our cash from operations into new investments, as a result of our distribution requirements to maintain our REIT status, it is likely that additional debt or equity issuances will finance the majority of our investment activity. Cash used in financing activities consists of repayment of debt and distributions/dividends paid to partners/stockholders.

Results of Operations

The following is a discussion of the consolidated results of operations, financial position and liquidity and capital resources of Aviv REIT.

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

Revenues

Revenues increased $26.1 million, or 26.9%, from $97.0 million for the year ended December 31, 2011 to $123.2 million for the same period in 2012. The increase in revenue generally resulted from additional rent associated with the acquisitions and investments made during 2012 and acquisitions and investments not owned for the entire period in 2011, offset by an increase in bad debt expense.

Detailed changes in revenues for the year ended December 31, 2012 compared to the same period in 2011 were as follows:

•	Rental income increased $26.4 million, or 29.0%, from $91.0 million for the year ended December 31, 2011 to $117.4 million for the same period in 2012. The increase is primarily due to additional cash rent of approximately $24.9 million associated with the current year acquisitions and rent from 2011 acquisitions and investments not owned for the entire period, and additional income of approximately $5.0 million associated with the decrease in non-recurring straight-line rental income write-offs, offset by a $3.7 million increase in bad debt expense.

•	Interest on secured loans decreased $0.6 million, or 10.8%, from $5.2 million for the year ended December 31, 2011 to $4.6 million for the same period in 2012. This decrease was primarily due to less interest earned in 2012 on loans related to two operators.

•	Interest and other income increased $0.3 million, or 33.8%, from $0.8 million for the year ended December 31, 2011 to $1.1 million for the same period in 2012. The increase was due to $1.1 million of non-recurring termination fee income and indemnity reimbursements in 2012 compared to non-recurring sales proceeds of $810,000 in 2011 from the sale of unoccupied licensed beds at two of our facilities.

Expenses

Expenses increased $33.7 million, or 39.4%, from $85.5 million for the year ended December 31, 2011 to $119.2 million for the same period in 2012. The increases were primarily due to an increase of $12.3 million of interest expense, $6.6 million of depreciation and amortization due to an increase of acquisitions and investment activity in 2012, $5.9 million of loss on impairment for ten facilities, $5.0 million related to the reserve for uncollectible secured loan receivables, and $5.1 million of increased general and administrative expenses.

Detailed changes in our expenses for the year ended December 31, 2012 compared to the same period in 2011 were as follows:

•	Interest expense increased $12.3 million, or 31.9%, from $38.7 million for the year ended December 31, 2011 to $51.0 million for the same period in 2012. The majority of the increase was due to an increase in bond and mortgage interest expense due to the increase in principal balance in 2012.

•	Depreciation and amortization expense increased $6.6 million, or 32.7%, from $20.3 million for the year ended December 31, 2011 to $26.9 million for the same period in 2012. The increase was primarily due to additional depreciation associated with newly acquired facilities in 2012 and a full year of depreciation for 2011 acquisitions that were not owned for the full period.

•	General and administrative expense increased $5.1 million, or 44.5%, from $11.4 million for the year ended December 31, 2011 to $16.5 million for the same period in 2012. These increases were primarily due to $1.4 million increase in office salaries due to new hires in 2012, $0.8 million increase in legal expenses, $0.6 million increase in tax preparation fees related to additional tax services provided in 2012, $0.6 million increase in professional fees related to consulting services, and $0.3 million increase in travel fees. General and administrative expense for 2012 included $2.6 million of non-recurring costs related to litigation, employee recruiting, legal and tax consulting projects and write-offs of state withholding tax receivables owed by certain of the Partnership’s limited partners relating to income allocated to such partners.

•	Transaction costs increased $1.2 million, or 22.1%, from $5.5 million for the year ended December 31, 2011 to $6.7 million for the same period in 2012. These increases were primarily due to a non-recurring lease termination fee of $2.4 million and an increase in the number of acquisitions in 2012 and related transaction costs, offset by a $2.0 million decrease in indemnity expense related to indemnity payments that were made in 2011 related to two tenants.

•	Loss on impairment expense increased $5.9 million from $5.2 million for the year ended December 31, 2011 to $11.1 million for the same period in 2012. The increase was a result of the anticipated loss on disposition of assets to be sold subsequent to December 31, 2012 based upon market comparables.

•	Reserve for uncollectible secured loan receivables increased $5.0 million from $1.5 million for the year ended December 31, 2011 to $6.5 million for the same period in 2012. This increase is primarily due to the expense incurred in 2012 to reserve against outstanding loan balances of an operator and the write-off of another operator’s loan compared to the same period in 2011.

•	Gain on sale of assets decreased $1.2 million, from a gain of $1.2 million for year ended December 31, 2011 to $0 for the same period in 2012. This decrease was due to the sale of non-strategic assets in 2011.

•	Loss on extinguishment of debt decreased $3.8 million from $3.8 million for the year ended December 31, 2011 to $28,000 for the same period in 2012. This cost was a result of prepaying certain corporate indebtedness prior to maturity and the non-cash write-off of deferred financing costs.

•	Other expenses increased $0.1 million, or 50.0%, from $0.3 million for the year ended December 31, 2011 to $0.4 million for the same period in 2012. The increase is due to a full year of amortization on the earnout provision liability related to an acquisition that closed in May 2011.

•	Discontinued operations increased $4.8 million from a $0.2 million loss for the year ended December 31, 2011 to $4.6 million of income for the same period in 2012. The activity in both years is related to four facilities that were sold in 2012. The sales resulted in a gain on sale of $4.4 million in 2012.

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

Revenues

Revenues increased $7.6 million, or 8.6%, from $89.4 million for the year ended December 31, 2010 to $97.0 million for the same period in 2011. The increase in revenue generally resulted from additional rent associated with the acquisitions and investments made during 2011 and 2010 acquisitions and investments not owned for the entire period, offset by the write-off of straight-line rental income as a result of owned assets being transitioned to new operators resulting in new lease agreements.

Detailed changes in revenues for the year ended December 31, 2011 compared to the same period in 2010 were as follows:

•	Rental income increased $6.9 million, or 8.2%, from $84.1 million for the year ended December 31, 2010 to $91.0 million for the same period in 2011. The increase is primarily due to additional cash rent of approximately $13.5 million associated with the current year acquisitions and rent from 2010 acquisitions and investments not owned for the entire period and an increase of $0.7 million associated with rent from reinvestment in existing properties and in-place lease escalators offset by an increase in write-offs of straight-line rental income of approximately $3.7 million as a result of owned assets being transitioned to new operators resulting in new lease agreements for the year ended December 31, 2011 as compared to the same period in 2010 and a decrease of $3.6 million of rental income associated with rent concessions on transitioned properties in 2011 as compared to the same period in 2010.

•	Interest on secured loans remained consistent over the fiscal periods.

•	Interest and other income increased $0.7 million from $0.1 million for the year ended December 31, 2010 to $0.8 million for the same period in 2011. The increase was primarily due to non-recurring $810,000 of sales proceeds from the sale of unoccupied licensed beds at two of our facilities.

Expenses

Expenses increased $33.4 million, or 64.2%, from $52.1 million for the year ended December 31, 2010 to $85.5 million for the same period in 2011. The increases were primarily due to an increase of $15.0 million of interest expense, $5.1 million of loss on impairment for two facilities, $3.9 million of transaction costs in conjunction with the 2011 acquisitions, $3.1 million of depreciation and amortization due to an increase of acquisitions and investment activity in 2011, and $2.9 million related to the change in fair value of derivatives and was recognized in 2010.

Detailed changes in our expenses for the year ended December 31, 2011 compared to the same period in 2010 were as follows:

•	Interest expense increased $15.0 million, or 62.9%, from $23.7 million for the year ended December 31, 2010 to $38.7 million for the same period in 2011. The majority of the increase was due to an increase in the interest rate on our debt associated with our credit facilities and senior notes. Additionally, there was a $1.7 million increase in the amortization of deferred financing fees due to related to costs capitalized for new financings and subsequent amortization.

•	Depreciation expense increased $3.1 million, or 17.5%, from $17.2 million for the year ended December 31, 2010 to $20.3 million for the same period in 2011. The increase was a result of an increase in depreciation expense associated with newly acquired facilities described above in 2011 and a full year of depreciation for 2010 acquisitions that were not owned for the full period.

•	General and administrative expense increased $1.6 million, or 16.3%, from $9.8 million for the year ended December 31, 2010 to $11.4 million for the same period in 2011. These increases were primarily due to $0.7 million increase in office salaries and share based compensation, as well as a $0.3 million increase in insurance premiums, an increase of $0.3 million due to an increase in income tax expense as a result of the merger, and an increase of $0.3 million in licenses and fees as a result of a one-time reduction in the 2010 expense related to a recovery of previously paid amounts.

•	Transaction costs increased $3.9 million, or 248.1%, from $1.6 million for the year ended December 31, 2010 to $5.5 million for the same period in 2011. These increases were primarily due to an increase in acquisitions and investments made during 2011 compared to 2010.

•	Loss on impairment expense increased $5.1 million from $0.1 million for the year ended December 31, 2010 to $5.2 million for the same period in 2011. The increase was a result of the anticipated loss on disposition of assets to be sold subsequent to December 31, 2011 based upon market comparables.

•	Reserve for uncollectible secured loan receivables increased $0.7 million, or 101.6%, from $0.8 million for the year ended December 31, 2010 to $1.5 million for the same period in 2011. This increase is primarily due to the expense incurred in 2011 to reserve against outstanding loan balances of an additional operator compared to the same period in 2010.

•	Income relating to the change in fair value of derivatives decreased $2.9 million from a gain of $2.9 million in the year ended December 31, 2010 to $0 in the same period in 2011. We settled our existing swaps in September 2010 as part of our debt refinancing. We entered into new swap arrangements in November 2010 that have been deemed to be eligible for hedge accounting, and such changes are reported in accumulated other comprehensive income within the consolidated statement of changes in equity, exclusive of ineffectiveness amounts, which are recognized as adjustments to net income.

•	Gain on sale of assets increased $0.7 million, or 128.9%, from $0.5 million for year ended December 31, 2010 to $1.2 million for the same period in 2011. This increase was due to the sale of assets that were held for strategic repositioning.

•	Loss on extinguishment of debt increased $1.5 million, or 65.8%, from $2.3 million for the year ended December 31, 2010 to $3.8 million for the same period in 2011. This cost was a result of prepaying certain corporate indebtedness prior to maturity and the non-cash write-off of deferred financing costs.

•	Other expenses increased $0.3 million from $0 for the year ended December 31, 2010 to $0.3 million for the same period in 2011. The increase is due to the amortization of an earnout provision liability related to an acquisition that closed in May 2011.

•	Discontinued operations are materially consistent period over period.

Property Acquisitions and Dispositions

Aviv REIT had the following rental property activity during the twelve months ended December 31, 2012 as described below:

•	In January 2012, Aviv Financing II acquired a land parcel in Ohio from an unrelated third party for a purchase price of $275,000. Aviv REIT financed this purchase through cash.

•	In March 2012, Aviv Financing I acquired a property in Nevada from an unrelated third party for a purchase price of approximately $4,800,000. Aviv REIT financed this purchase through cash and borrowings of $3,339,000 under the Acquisition Credit Line.

•	In March 2012, Aviv Financing I acquired a property in Ohio from an unrelated third party for a purchase price of approximately $2,500,000. Aviv REIT financed this purchase through cash and borrowings of $1,750,000 under the Acquisition Credit Line.

•	In March 2012, Aviv Financing I acquired seven properties in Iowa and one property in Nebraska from an unrelated third party for a purchase price of $16,200,000. Aviv REIT financed this purchase through cash and borrowings of $10,360,000 under the Acquisition Credit Line.

•	In April 2012, Aviv Financing V acquired fifteen properties in Texas from an unrelated third party for a purchase price of $72,700,000. Aviv REIT financed this purchase through cash and borrowings of $37,500,000 under the 2016 Revolver.

•	In April 2012, Aviv Financing II sold two properties in Arkansas to an unrelated third party for a sales price of $10,180,000 and recognized a net gain of approximately $438,000.

•	In April 2012, Aviv Financing III sold a property in Arkansas to an unrelated third party for a sales price of $17,100,000 and recognized a net gain of approximately $4,306,300.

•	In April 2012, Aviv Financing II sold a property in Massachusetts to an unrelated third party for a sales price of $7,500,000 and recognized a net loss of approximately $319,000.

•	In April 2012, Aviv Financing I acquired a property in Florida from an unrelated third party for a purchase price of $4,936,000. Aviv REIT financed this purchase through cash and borrowings of $3,455,200 under the Acquisition Credit Line.

•	In May 2012, Aviv Financing V acquired a property in Wisconsin from an unrelated third party for a purchase price of $2,500,000. Aviv REIT financed this purchase through cash and borrowings of $1,750,000 under the 2016 Revolver.

•	In May 2012, Aviv Financing V acquired a vacant land parcel in Texas from an unrelated third party for a purchase price of $60,000. Aviv REIT financed this purchase through cash.

•	In June 2012, Aviv Financing III acquired a property in Connecticut from an unrelated third party for a purchase price of $16,000,000. Aviv REIT financed this purchase through the assumption of the seller’s loan of approximately $11,460,000 and cash.

•	In July 2012, Aviv Financing II acquired a property in Indiana from an unrelated third party for a purchase price of $8,400,000. Aviv REIT financed the purchase through cash.

•	In August 2012, Aviv Financing II acquired a property in Idaho from an unrelated third party for a purchase price of $6,000,000. Aviv REIT financed the purchase through cash.

•	In September 2012, Aviv Financing II acquired a property in California from an unrelated third party for a purchase price of approximately $1,162,000. Aviv REIT financed the purchase through cash.

•	In September 2012, Aviv Financing V acquired a property in Kentucky from an unrelated third party for a purchase price of approximately $9,925,000. Aviv REIT financed the purchase through borrowings under the 2016 Revolver.

•	In October 2012, Aviv Financing II acquired a property in Wisconsin from an unrelated third party for a purchase price of $7,600,000. Aviv REIT financed this purchase through cash.

•	In October 2012, Aviv Financing I sold a property in Washington to an unrelated third party for a sales price of $330,000 and recognized a net loss of approximately $18,300.

•	In October 2012, Aviv Financing II sold a portion of a vacant land parcel in Ohio to an unrelated third party for a sales price of $140,429 and recognized a net gain of approximately $1,350.

•	In November 2012, Aviv Financing II acquired a property in Texas from an unrelated third party for a purchase price of $5,000,000. Aviv REIT financed this purchase through cash.

•	In November 2012, Aviv Financing II acquired four properties in Florida from an unrelated third party for a purchase price of $14,100,000. Aviv REIT financed this purchase through cash.

•	In November 2012, Aviv Financing II sold a property in Idaho to an unrelated third party for a sales price of $750,000 and recognized a net gain of approximately $27,700.

•	In November 2012, Aviv Financing II sold a property in Texas to an unrelated third party for a sales price of $200,000 and recognized a net loss of approximately $2,000.

•	In December 2012, Aviv Financing I acquired a vacant land parcel in Texas from an unrelated third party for a purchase price of $92,561. Aviv REIT financed the purchase through cash.

•	In December 2012, Aviv Financing II acquired a property in California from an unrelated third party for a purchase price of $975,000. Aviv REIT financed the purchase through cash.

•	In December 2012, Aviv Financing II acquired a property in Ohio from an unrelated third party for a purchase price of approximately $7,600,000. Aviv REIT financed the purchase through cash.

•	In December 2012, Aviv Financing II acquired two properties in Oklahoma from an unrelated third party for a purchase price of approximately $3,500,000. Aviv REIT financed this purchase through cash.

Liquidity and Capital Resources

We expect to meet our short-term liquidity requirements generally through net cash provided by operations, existing cash balances and, if necessary, short-term borrowings. We believe that the net cash provided by operations and availability under our 2016 Revolver will be adequate to fund our operating requirements, debt service and the payment of dividends in accordance with REIT requirements of the U.S. federal income tax laws for the next twelve months. We expect to meet our long-term liquidity requirements, such as scheduled debt maturities, property acquisitions, new construction and reinvestment projects, through long-term secured and unsecured borrowings, the issuance of additional equity securities or, in connection with acquisitions of additional properties, the issuance of units of the Partnership.

We intend to repay indebtedness incurred under our credit facilities from time to time, to provide capacity for acquisitions or otherwise, out of cash flow and from the proceeds of issuances of unsecured notes, additional common shares and other securities.

We intend to invest in additional properties and portfolios as suitable opportunities arise and adequate sources of financing are available. We are currently evaluating additional potential investments consistent with the normal course of our business. These potential investments are in various stages of evaluation with both existing and new operators and include acquisitions, construction projects, capital reinvestment projects and other investment opportunities. There can be no assurance as to whether or when any portion of these investments will be completed. Our ability to complete investments is subject to a number of risks and variables, including our ability to negotiate mutually agreeable terms with the counterparties and our ability to finance the purchase price. We may not be successful in identifying and consummating suitable acquisitions or investment opportunities, which may impede our growth and negatively affect our results of operations and may result in the use of a significant amount of management resources. We expect that future investments in properties will depend on and will be financed by, in whole or in part, our existing cash, borrowings, including under our Acquisition Credit Line, our 2016 Revolver and unsecured notes, the proceeds from issuances of common shares, issuances of units of the Partnership, or other securities.

Indebtedness Outstanding

Our indebtedness outstanding is comprised principally of borrowings under our Senior Notes, Term Loan, Acquisition Credit Line, 2014 Revolver and 2016 Revolver. As of December 31, 2012, we had total indebtedness of approximately $705.2 million outstanding, including $400.0 million of indebtedness with respect to our Senior Notes (excluding $3.2 million of net debt premium balance related to the Notes), $192.2 million with respect to our Term Loan, $18.9 million with respect to our Acquisition Credit Line, $69.4 million with respect to our 2016 Revolver and no indebtedness outstanding under our 2014 Revolver. Substantially all of such indebtedness is scheduled to mature in late 2015 or thereafter.

As of December 31, 2012, we were in compliance with the financial covenants of our outstanding debt and lease agreements and the indenture governing our Senior Notes.

Senior Notes

On February 4, 2011, April 5, 2011, and March 28, 2012, we, through Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation (the “Issuers”), issued $200 million, $100 million, and $100 million, respectively, of 7 3/4% Senior Notes due 2019 (the “Senior Notes”), in a series of private placements. The Issuers subsequently conducted an exchange offer in which all of the Senior Notes issued in the aforementioned private placements were exchanged for freely tradable notes that have been registered under the Securities Act. The Issuers are majority owned subsidiaries of Aviv REIT. The obligations under the Senior Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by Aviv REIT and certain of our existing and, subject to certain exceptions, future subsidiaries.

The Senior Notes are unsecured senior obligations of the Issuers and will mature on February 15, 2019. The Senior Notes bear interest at a rate of 7.75% per annum, payable semiannually to holders of record at the close of business on the February 1 or the August 1 immediately preceding the interest payment dates of February 15 and August 15 of each year. A premium of $2.75 million and $1.00 million was associated with the offering of the $100 million of Senior Notes on April 5, 2011 and the $100 million of Senior Notes on March 28, 2012, respectively. The premium will be amortized as an adjustment to the yield on the Senior Notes over their term. The net proceeds from the offerings of the Senior Notes were used to repay all outstanding indebtedness under our Acquisition Credit Line, partially repay indebtedness outstanding under our Term Loan and, together with proceeds from additional equity investments made by our stockholders, to fund pending investments.

The Senior Notes are redeemable at the option of the Issuers, in whole or in part, at any time, and from time to time, on or after February 15, 2015, at the redemption prices set forth in the indenture governing the Senior Notes (the “Indenture”), plus accrued and unpaid interest to the applicable redemption date. In addition, prior to February 15, 2015, the Issuers may redeem all or a portion of the Senior Notes at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed, plus a “make-whole” premium, plus accrued and unpaid interest to the applicable redemption date. At any time, or from time to time, on or prior to February 15, 2014, the Issuers may redeem up to 35% of the principal amount of the Senior Notes, using the proceeds of specific kinds of equity offerings, at a redemption price of 107.75% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date.

The Indenture governing the Senior Notes contains restrictive covenants that, among other things, restrict the ability of Aviv REIT, the Issuers and their restricted subsidiaries to: (i) incur or guarantee additional indebtedness; (ii) incur or guarantee secured indebtedness; (iii) pay dividends or distributions on, or redeem or repurchase, their capital stock; (iv) make certain investments or other restricted payments; (v) sell assets; (vi) create liens on their assets; (vii) enter into transactions with affiliates; (viii) merge or consolidate or sell all or substantially all of their assets; and (ix) pay dividends or other amounts to Aviv REIT. The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the Senior Notes, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal of, premium, if any, and accrued interest on all the then outstanding Senior Notes may become due and payable immediately.

Term Loan and Acquisition Credit Line

On September 17, 2010, we, through an indirectly-owned subsidiary, entered into a five year credit agreement with General Electric Capital Corporation, which was amended and restated on May 31, 2012. The credit agreement provides a $405.0 million mortgage term loan and a $100.0 million acquisition credit line, which we refer to as the “Term Loan” and the “Acquisition Credit Line,” respectively.

Principal payments on the Term Loan are payable in monthly installments. The payment schedule for the Term Loan is based upon a 25-year mortgage style amortization. Interest rates, at our option, are based upon the base rate or Eurodollar rate (0.36% at December 31, 2012, with a 1.25% floor) plus 4.5%. The base rate, as defined in the Credit Agreement, is the rate announced from time to time by Bank of America, N.A. as its “prime rate”. This loan matures on September 17, 2015 with two one-year extension options provided that certain conditions precedent for the extensions are satisfied, including, without limitation, payment of a fee equal to 0.25% of the then existing principal balance of the Term Loan and the Acquisition Credit Line and meeting certain debt service coverage and debt yield tests.

Our Acquisition Credit Line may be used for financing acquisitions and certain property improvements. On each payment date, we pay interest only in arrears on any outstanding principal balance of the Acquisition Credit Line, except after the Acquisition Credit Line draw termination date (described below). Interest rates, at our option, are based upon the base rate or Eurodollar base rate (0.36% at December 31, 2012, with a 1.25% floor) plus 4.5%. The base rate, as defined in the Credit Agreement, is the rate announced from time to time by Bank of America, N.A. as its “prime rate”. Additionally, an unused fee equal to 1% per annum of the daily unused balance on the Acquisition Credit Line is due monthly. Draws on the Acquisition Credit Line are limited to 70% of the total cost of the applicable acquisition or renovation and draws for renovation projects are further limited to an aggregate of $25.0 million outstanding at any one time. The ability to draw on the Acquisition Credit Line terminates in September 2013 at which time principal and interest are payable until its maturity date in September 2015.

The Term Loan and the Acquisition Credit Line contain customary covenants that include restrictions on the ability to make acquisitions and other investments, pay dividends, incur additional indebtedness, and sell or otherwise transfer certain assets as well as customary events of default. The Term Loan and the Acquisition Credit Line generally require the consolidated borrowers under the facility to maintain a debt service coverage ratio of 1.50:1.00 and a distribution coverage ratio of 1.10:1.00. In addition, we must maintain a debt service coverage ratio of 1.25:1.00 and a debt yield ratio of greater than 17.25%. We are permitted to include cash on hand in calculating our debt yield ratio.

Immediately following any draw on the Acquisition Credit Line, both before and after giving effect to such draw, the consolidated borrowers under the Term Loan and the Acquisition Credit Line must have a pro forma debt yield ratio of at least 18%. Our debt yield ratio is the ratio of (i) either consolidated EBITDA or rental revenue for the most recently completed two fiscal quarter period times two to (ii) the average daily outstanding principal balance of loans outstanding under the Term Loan and the Acquisition Credit Line during the period.

2016 Revolver

On January 31, 2012, we, through an indirectly-owned subsidiary, entered into a $187.5 million secured revolving credit facility with General Electric Capital Corporation (the “2016 Revolver”). On each payment date, we pay interest only in arrears on any outstanding principal balance of the 2016 Revolver. The interest rate under our 2016 Revolver is generally based on LIBOR (subject to a floor of 1.0%) plus 4.25%. The initial term of 2016 Revolver expires on January 31, 2016 with a one-year extension option, provided that certain conditions precedent are satisfied. The proceeds from the 2016 Revolver are available for general corporate purposes. The amount of the 2016 Revolver may be increased, upon lenders’ consent, by up to $87.5 million (resulting in total availability of up to $275 million), provided that certain conditions precedent are satisfied.

The 2016 Revolver is secured by first lien mortgages on certain of our properties, a pledge of the capital stock of our subsidiaries that own such properties and of the holding company of such property-owning subsidiaries and other customary collateral, including an assignment of leases and rents with respect to such mortgaged properties. The borrowing availability under the 2016 Revolver is subject to a borrowing base calculation based on, among other factors, the lesser of (i) 70% of the appraised value of the properties securing the 2016 Revolver, (ii) the aggregate EBITDAR (earnings before interest expense, income taxes, depreciation and amortization, rent expense paid to us and certain other extraordinary items) reported by the operators of the properties securing the 2016 Revolver for the most recent two fiscal quarters multiplied by 2 divided by 18.6% and (iii) rental revenue from the properties securing the 2016 Revolver for the most recent two fiscal quarters multiplied by 2 divided by 15.5%.

The maximum availability under the 2016 Revolver may be permanently reduced, at the our option, provided that, if such reduction is a partial reduction of the maximum availability under the 2016 Revolver and occurs prior to January 31, 2013, a fee of 0.5% will be due on the amount of such reduction. The outstanding principal under the 2016 Revolver may be repaid in whole or in part without premium or penalty, provided that such prepayments (i) are made in a minimum principal amount of $2,000,000 and integral multiples of $1,000,000 in excess thereof and (ii) are made no more than once per month.

The 2016 Revolver provides that no loans or other extensions of credit can be made under the 2016 Revolver unless the maximum amount available under the 2014 Revolver (based on the borrowing base calculation as of the relevant date) has been drawn.

The 2014 Revolver and 2016 Revolver contain customary covenants that include restrictions on the ability to make acquisitions and other investments, pay dividends, incur additional indebtedness, and sell or otherwise transfer certain assets as well as customary events of default. The 2014 Revolver and 2016 Revolver also require us to comply with specified financial covenants, which include a maximum leverage ratio, a minimum fixed charge coverage ratio and a minimum tangible net worth requirement. We are permitted to include cash on hand in calculating our leverage ratio under both the 2014 Revolver and 2016 Revolver.

2014 Revolver

In conjunction with the Senior Notes issuance on February 4, 2011, we, through an indirectly-owned subsidiary, entered into a $25 million secured revolving credit facility with Bank of America (the “2014 Revolver”). On each payment date, we pay interest only in arrears on any outstanding principal balance of the 2014 Revolver. The interest rate under our 2014 Revolver is generally based on LIBOR (subject to a floor of 1.0% and subject to our option to elect to use an alternate base rate) plus a margin that is determined by our leverage ratio from time to time. As of December 31, 2012 the interest rates are based upon the base rate (3.25% at December 31, 2012) plus the applicable percentage based on the consolidated leverage ratio (3.25% at December 31, 2012). The foregoing base rate is the highest of (i) the federal funds rate plus 0.5%, (ii) the rate announced by Bank of America as the “prime rate”, and (iii) the eurodollar rate. Additionally, an unused fee equal to 0.5% per annum of the daily unused balance on the Revolver is payable quarterly in arrears. The initial term of the 2014 Revolver expires on February 4, 2014 with a one-year extension option, provided that certain conditions precedent are satisfied. The proceeds from the 2014 Revolver are available for general corporate purposes.

The borrowing availability under the 2014 Revolver is subject to a borrowing base calculation based on, among other factors, the lesser of (i) the amount of a hypothetical mortgage loan based on annualized net revenues (on a pro forma basis for recently acquired properties) and (ii) 65% of the appraised value, in each case, of the properties securing the 2014 Revolver. The maximum availability under the 2014 Revolver may be permanently reduced at our option. We have the right, upon lenders’ consent, to increase the amount of the 2014 Revolver by up to $75.0 million (resulting in total availability of $100.0 million), provided that certain conditions precedent are satisfied.

On January 23, 2012, the outstanding balance of the 2014 Revolver was repaid and the properties securing the facility were released. However, the 2014 Revolver remains effective, and we may transfer properties to our indirectly-owned subsidiary in the future, thereby creating borrowing availability under the facility.

Other Loans

On November 1, 2010, an indirectly-owned subsidiary entered into two acquisition loan agreements on the same terms that provided for borrowings of $7.8 million. Principal and interest payments are due monthly beginning on December 1, 2010 through the maturity date of December 1, 2015. Interest is a fixed rate of 6.00%. These loans are secured by a skilled nursing facility controlled by such subsidiary.

On June 15, 2012, an indirectly-owned subsidiary assumed a HUD loan with a balance of approximately $11.5 million. The loan originated in November 2009 with a maturity date of October 1, 2044, and is based on a 35-year amortization schedule. Interest is at a fixed rate of 5.00%. We are obligated to pay the remaining principal and interest payments of the loan. A premium of $2.5 million was associated with the assumption of debt and will be amortized as an adjustment to interest expense on the HUD loan over its term.

Contractual Obligations

The following table shows the amounts due in connection with the contractual obligations described below as of December 31, 2012 (including future interest payments):

	Payments Due by Period
	Less than 1 Year	1-3 Years		3-5 Years	More than 5 Years	Total
	(in thousands)
Mortgage notes payable and other debt	$22,355	$247,110	(1)	$71,103	$19,141	$359,709
7 3/4% Senior Notes due 2019 (2)	31,000	62,000		62,000	436,167	591,167

Total	$53,355	$309,110	(1)	$133,103	$455,308	$950,876

(1)	Primarily relates to indebtedness under our Term Loan and Acquisition Credit Line maturing in September 2015. Does not give effect to any amounts to be drawn under the acquisition credit line which would also mature in September 2015. See “—Term Loan” and “—Acquisition Credit Line” above.
(2)	Reflects $400 million outstanding for our 7 3/4% Senior Notes due 2019.

Off-Balance Sheet Arrangements

As of December 31, 2012, we did not have any off-balance sheet arrangements.

Cash Flows

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

•	Cash provided by operations decreased $7.6 million, or 14.6%, from $52.1 million for the year ended December 31, 2011 to $44.5 million for the same period in 2012. The decrease was primarily due to a decrease in net income for the year ended December 31, 2012 compared to the same period in 2011 and a decrease in the change in assets and liabilities.

•	Cash used in investing activities decreased $22.4 million, or 10.8%, from $207.1 million for the year ended December 31, 2011 to $184.7 million for the same period in 2012. This decrease was primarily due to the decrease in acquisition and investment activity for the year ended December 31, 2012 compared to the same period in 2011.

•	Cash provided by financing activities decreased $65.6 million, or 35.9%, from $182.8 million for the year ended December 31, 2011 to $117.2 million for the same period in 2012. The decrease was primarily due to net debt activity in 2011 exceeding net debt activity in 2012 by $66.5 million.

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

•	Cash provided by operations decreased $2.6 million, or 4.7%, from $54.7 million for the year ended December 31, 2010 to $52.1 million for the same period in 2011. The decrease was due to a decrease in net income for the year ended December 31, 2011 compared to the same period in 2010.

•	Cash used in investing activities increased $131.9 million from $75.1 million for the year ended December 31, 2010 to $207.1 million for the same period in 2011. This increase was largely due to the increase in acquisition and investment activity in the year ended December 31, 2011, as compared to the same period in 2010.

•	Cash provided by financing activities increased $164.9 million from $17.9 million for the year ended December 31, 2010 to $182.8 million for the same period in 2011. The increase was primarily due to the $159.9 million increase in outstanding debt and $40.4 million equity issuance during the period used for investment activity. No cash was used to redeem partnership units in 2011 as was the case in the same period in 2010 along with an additional deferred contribution of $35.0 million.

Summary of Significant Accounting Policies

Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Aviv REIT, Aviv Healthcare Properties Limited Partnership, the Operating Partnership, and all controlled subsidiaries and joint ventures. We consider ourselves to control an entity if we are the majority owner of and have voting control over such entity or the power to control a variable interest entity. The portion of the net income or loss attributed to third parties is reported as net income allocable to noncontrolling interests on the consolidated statements of operations and comprehensive income, and such parties’ portion of the net equity in such subsidiaries is reported on the consolidated balance sheets as noncontrolling interests. All significant intercompany balances and transactions have been eliminated in consolidation.

Real Estate Investments

We periodically assess the carrying value of real estate investments and related intangible assets in accordance with ASC 360, Property, Plant, and Equipment (ASC 360), to determine if facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. In the event impairment in value occurs and a portion of the carrying amount of the real estate investments will not be recovered in part or in whole, a provision will be recorded to reduce the carrying basis of the real estate investments and related intangibles to their estimated fair value. The estimated fair value of our real estate investments is determined by using customary industry standard methods that include discounted cash flow and/or direct capitalization analysis or estimated cash proceeds received upon the anticipated disposition of the asset from market comparables.

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the lease when collectability is reasonably assured. Differences between rental income earned and amounts due under the lease are charged or credited, as applicable, to straight-line rent receivable. Income recognized from this policy is titled straight-line rental income. Additional rents from expense reimbursements for insurance, real estate taxes and certain other expenses are recognized in the period in which the related expenses are incurred and the net impact is reflected in rental income on the consolidated statements of operations and comprehensive income.

Lease Accounting

We, as lessor, make a determination with respect to each of our leases whether they should be accounted for as operating leases or direct financing leases. The classification criteria is based on estimates regarding the fair value of the leased facilities, minimum lease payments, effective cost of funds, the economic life of the facilities, the existence of a bargain purchase option, and certain other terms in the lease agreements. Payments received under operating leases are accounted for in the statements of operations and comprehensive income as rental income for actual rent collected plus or minus a straight-line adjustment for estimated minimum lease escalators. Assets subject to operating leases are reported as real estate investments in the consolidated balance sheets. For facilities leased as direct financing arrangements, an asset equal to our net initial investment is established on the balance sheet titled assets under direct financing leases. Payments received under the financing lease are bifurcated between interest income and principal amortization to achieve a consistent yield over the stated lease term using the interest method. Principal amortization (accretion) is reflected as an adjustment to the asset subject to a financing lease.

All of our leases contain fixed or formula-based rent escalators. To the extent that the escalator increases are tied to a fixed index or rate, lease payments are accounted for on a straight-line basis over the life of the lease.

Secured Loan Receivables

Secured loan receivables consist of capital improvement loans and secured loans to operators. Capital improvement loans represent the financing provided by us to the operator for capital improvements, furniture, fixtures, and equipment while the operator is operating the facility. Secured loans to operators represent financing provided by us to operators for working capital needs. Secured loan receivables are carried at their principal amount outstanding. Management periodically evaluates outstanding secured loans and notes receivable for collectability on a loan-by-loan basis. When management identifies potential loan impairment indicators, such as nonpayment under the loan documents, impairment of the underlying collateral, financial difficulty of the operator, or other circumstances that may impair full execution of the loan documents, and management believes it is probable that all amounts will not be collected under the contractual terms of the loan, the loan is written down to the present value of the expected future cash flows. Loan impairment is monitored via a quantitative and qualitative analysis including credit quality indicators and it is reasonably possible that a change in the estimate could occur. As of December 31, 2012 and December 31, 2011, secured loan receivable reserves amounted to $0.3 million and $2.2 million, respectively. No other circumstances exist that would suggest that additional reserves are necessary at the balance sheet dates.

Stock-Based Compensation

We follow ASC 718, Stock Compensation (ASC 718), which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the consolidated statements of operations and comprehensive income based on their grant date fair values. On September 17, 2010, we adopted a 2010 Management Incentive Plan (the Plan) as part of the transaction with Lindsay Goldberg. A pro-rata allocation of non-cash stock-based compensation expense is made to Aviv REIT and noncontrolling interests for awards granted under the Plan. The Plan’s non-cash stock-based compensation expense by us through December 31, 2011 is summarized in Footnote 9 to our consolidated financial statements.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures (ASC 820), establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels are defined as follows:

Level 1 –     Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets;

Level 2 –     Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

Level 3 –     Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Our interest rate swaps are valued using models developed internally by the respective counterparty that use as their basis readily observable market parameters and are classified within Level 2 of the valuation hierarchy.

Cash and cash equivalents and derivative financial instruments are reflected in the accompanying consolidated balance sheets at amounts considered by management to reasonably approximate fair value. Management estimates the fair value of our long-term debt using a discounted cash flow analysis based upon our current borrowing rate for debt with similar maturities and collateral securing the indebtedness. We had outstanding senior notes payable and other debt obligations with a carrying value of approximately $705.2 million and $600.5 million as of December 31, 2012 and December 31, 2011, respectively. The fair values of debt as of December 31, 2012 and 2011were $720.8 million and $597.7 million, respectively, based upon interest rates available to us on similar borrowings (Level 3). Management estimates the fair value of its secured loan receivables using a discounted cash flow analysis based upon our current interest rates for secured loan receivables with similar maturities and collateral securing the indebtedness. We had outstanding secured loan receivables with a carrying value of $33.0 million and $36.6 million as of December 31, 2011 and December 31, 2010, respectively. The fair value of secured loan receivables as of December 31, 2012 and 2011 approximate its carrying value based upon interest rates available to us on similar borrowings.

Derivative Instruments

We have implemented ASC 815, Derivatives and Hedging (ASC 815), which establishes accounting and reporting standards requiring that all derivatives, including certain derivative instruments embedded in other contracts, be recorded as either an asset or liability measured at their fair value unless they qualify for a normal purchase or normal sales exception. When specific hedge accounting criteria are not met, ASC 815 requires that changes in a derivative’s fair value be recognized currently in earnings. Changes in the fair market values of our derivative instruments are recorded in the consolidated statements of operations and comprehensive income if the derivative does not qualify for or we do not elect to apply hedge accounting. If the derivative is deemed to be eligible for hedge accounting, such changes are reported in accumulated other comprehensive income within the consolidated statement of changes in equity, exclusive of ineffectiveness amounts, which are recognized as adjustments to net income. All of the changes in the fair market values of our derivative instruments are recorded in the consolidated statements of operations and comprehensive income for our interest rate swaps that were terminated in September 2010. In November 2010, we entered into two interest rate swaps and account for changes in fair value of such hedges through accumulated other comprehensive (loss) income in equity in our financial statements via hedge accounting. Derivative contracts are not entered into for trading or speculative purposes. Furthermore, we have a policy of only entering into contracts with major financial institutions based upon their credit rating and other factors. Under certain circumstances, we may be required to replace a counterparty in the event that the counterparty does not maintain a specified credit rating.

Income Taxes

For U.S. federal income tax purposes, we elected, with the filing of our initial IRS Form 1120 REIT, U.S. Income Tax Return for Real Estate Investment Trusts, to be taxed as a Real Estate Investment Trust (“REIT”) effective as of the transaction with Lindsay Goldberg that occurred on September 17, 2010. To qualify as a REIT, we must meet certain organizational, income, asset and distribution tests. We currently intend to comply with these requirements and maintain REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and, if the relief provisions under the Code and Treasury regulations do not apply, may not elect REIT status for four subsequent years. However, we may still be subject to federal excise tax. In addition, we may be subject to certain state and local income and franchise taxes. Historically, we and our predecessor have generally only incurred certain state and local income and franchise taxes, but these amounts were immaterial in each of the periods presented. Prior to the transaction with Lindsay Goldberg, the Partnership was a limited partnership and the consolidated operating results were included in the income tax returns of the individual partners. No uncertain income tax positions exist as of December 31, 2011 or December 31, 2010, respectively.

Purchase Accounting

We allocate the purchase price of facilities between net tangible and identified intangible assets acquired and liabilities assumed as a result of purchasing the business and subsequently leasing the business to unrelated third party operators. We make estimates of the fair value of the tangible and intangible assets and acquired liabilities using information obtained from multiple sources as a result of preacquisition due diligence, marketing, leasing activities of our diverse operator base, industry surveys of critical valuation metrics such as capitalization rates, discount rates and leasing rates and appraisals obtained as a requirement of the Term Loan (Level 3). We allocate the purchase price of facilities to net tangible and identified intangible assets acquired based on their fair values in accordance with the provisions of ASC 805, Business Combinations (ASC 805). The determination of fair value involves the use of significant judgment and estimation.

We determine fair values as follows:

•	Other assets acquired and other liabilities assumed are valued at stated amounts, which approximate fair value.

•	Real estate investments are valued using discounted cash flow projections that assume certain future revenue and costs and consider capitalization and discount rates using current market conditions.

•	We allocate the purchase price of facilities to net tangible and identified intangible assets acquired and liabilities assumed based on their fair values.

•	Assumed debt balances are valued at fair value, with the computed discount/premium amortized over the remaining term of the obligation.

We determine the value of land either based on real estate tax assessed values in relation to the total value of the asset, internal analyses of recently acquired and existing comparable properties within our portfolio, or third party appraisals. The fair value of in-place leases, if any, reflects: (i) above and below-market leases, if any, determined by discounting the difference between the estimated current market rent and the in-place rentals, the resulting intangible asset or liability of which is amortized to rental revenue over the remaining life of the associated lease plus any fixed rate renewal periods if applicable; (ii) the estimated value of the cost to obtain operators, including operator allowances, operator improvements, and leasing commissions, which is amortized over the remaining life of the associated lease; and (iii) an estimated value of the absorption period to reflect the value of the rents and recovery costs foregone during a reasonable lease-up period as if the acquired space was vacant, which is amortized over the remaining life of the associated lease. We also estimate the value of operator or other customer relationships acquired by considering the nature and extent of existing business relationships with the operator, growth prospects for developing new business with such operator, such operator’s credit quality, expectations of lease renewals with such operator, and the potential for significant, additional future leasing arrangements with such operator. We amortize such value, if any, over the expected term of the associated arrangements or leases, which would include the remaining lives of the related leases. The amortization is included in the consolidated statements of operations and comprehensive income in rental income. Generally, our purchase price allocation of the purchased business and subsequent leasing of the business to unrelated third party operators does not include an allocation to intangible assets or intangible liabilities, as they are either immaterial or do not exist.

Discontinued Operations

In accordance with ASC 205-20, Presentation of Financial Statements-Discontinued Operations (ASC 205-20), the results of operations to the actual or planned disposition of rental properties are reflected in the consolidated statements of operations and comprehensive income as discontinued operations for all periods presented.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current financial statement presentation, with no effect on our consolidated financial position or results of operations.

Item 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable or have been omitted because sufficient information has been included in the notes to the Consolidated Financial Statements.

AVIV REIT, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and the Stockholders

Aviv REIT, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Aviv REIT, Inc. and Subsidiaries (the Company) as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2012. Our audits also included the financial statement schedules listed in the accompanying index to the financial statements. These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aviv REIT, Inc. and Subsidiaries at December 31, 2012 and 2011, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2012 in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                     /s/ Ernst & Young LLP

Chicago, Illinois

February 26, 2013, except for Notes 1, 2, 8, 9, and 17 as to which the date is March 11, 2013

AVIV REIT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31
	2012	2011
Assets
Real estate investments
Land	$119,224,819	$102,925,122
Buildings and improvements	968,074,506	777,249,381
Construction in progress	4,483,684	28,293,083
Assets under direct financing leases	11,049,120	10,916,181

	1,102,832,129	919,383,767
Less accumulated depreciation	(119,371,113)	(96,796,028)

Net real estate investments	983,461,016	822,587,739
Cash and cash equivalents	17,876,319	40,862,023
Straight-line rent receivable, net	36,101,861	29,926,203
Tenant receivables, net	3,483,534	6,007,800
Deferred finance costs, net	14,651,265	13,142,330
Secured loan receivables, net	32,638,780	33,031,117
Other assets	11,315,865	5,864,045

Total assets	$1,099,528,640	$951,421,257

Liabilities and equity
Senior notes payable and other debt	$705,153,415	$600,473,578
Accounts payable and accrued expenses	24,207,814	18,124,167
Tenant security and escrow deposits	18,278,172	15,739,917
Other liabilities	31,386,742	34,824,629
Deferred contribution	—	35,000,000

Total liabilities	779,026,143	704,162,291
Equity:
Stockholders’ equity
Common stock (par value $0.01; 21,653,813 and 15,831,368 shares outstanding, respectively)	216,538	158,314
Additional paid-in-capital	375,029,917	264,804,660
Accumulated deficit	(46,526,886)	(21,382,823)
Accumulated other comprehensive loss	(2,151,670)	(1,867,759)

Total stockholders’ equity	326,567,899	241,712,392
Noncontrolling interests	(6,065,402)	5,546,574

Total equity	320,502,497	247,258,966

Total liabilities and equity	$1,099,528,640	$951,421,257

See accompanying notes to consolidated financial statements.

AVIV REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended December 31
	2012	2011	2010
Revenues
Rental income	$117,409,622	$91,011,558	$84,097,016
Interest on secured loans and financing lease	4,633,476	5,193,144	5,171,971
Interest and other income	1,128,958	843,794	133,286

Total revenues	123,172,056	97,048,496	89,402,273
Expenses
Interest expense	50,982,727	38,666,855	23,729,753
Depreciation and amortization	26,891,811	20,271,762	17,246,373
General and administrative	16,506,013	11,422,407	9,822,647
Transaction costs	6,707,803	5,493,099	1,578,225
Loss on impairment of assets	11,116,862	5,232,805	96,000
Reserve for uncollectible secured loan receivables	6,531,506	1,512,305	750,000
Change in fair value of derivatives	—	—	(2,931,309)
Gain on sale of assets, net	—	(1,170,991)	(511,552)
Loss on extinguishment of debt	28,244	3,806,513	2,295,562
Other expenses	400,353	266,902	—

Total expenses	119,165,319	85,501,657	52,075,699

Income from continuing operations	4,006,737	11,546,839	37,326,574
Discontinued operations	4,586,692	(233,715)	656,146

Net income	8,593,429	11,313,124	37,982,720
Distributions and accretion on Class E Preferred Units	—	—	(17,371,893)
Net income allocable to common units of Partnership/noncontrolling interests	(3,455,081)	(5,107,353)	(16,779,731)

Net income allocable to stockholders	$5,138,348	$6,205,771	$3,831,096

Net income	$8,593,429	$11,313,124	$37,982,720
Unrealized (loss) gain on derivative instruments	(475,990)	(7,391,774)	4,094,432

Total comprehensive income	$8,117,439	$3,921,350	$42,077,152

Net income allocable to stockholders	$5,138,348	$6,205,771	$3,831,096
Unrealized (loss) gain on derivative instruments, net of noncontrolling interest portion of $192,079, $3,335,860 and $1,906,277, respectively	(283,911)	(4,055,914)	2,188,155

Total comprehensive income allocable to stockholders	$4,854,437	$2,149,857	$6,019,251

Earnings per common share:
Basic:
Income from continuing operations allocable to stockholders	$0.12	$0.44	$0.25
Discontinued operations, net of noncontrolling interests	0.14	(0.01)	0.03

Net income allocable to stockholders	$0.26	$0.43	$0.28

Diluted:
Income from continuing operations allocable to stockholders	$0.12	$0.43	$0.25
Discontinued operations, net of noncontrolling interests	0.14	(0.01)	0.03

Net income allocable to stockholders	$0.26	$0.42	$0.28

Weighted average shares used in computing earnings per common share:
Basic	20,019,054	14,495,018	13,643,680
Diluted	20,164,606	14,640,812	13,787,421

See accompanying notes to consolidated financial statements.

AVIV REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

Years Ended December 31, 2012, 2011 and 2010

	Stockholders’ Equity
	Common Stock				Accumulated
	Shares	Amount	Additional Paid-In- Capital	Accumulated Deficit	Other Comprehensive income (loss)	Total Stockholders’ Equity	Partners’ Equity	Noncontrolling Interests	Total Equity
Balance at January 1, 2010	—	$—	$—	$—	$—	$—	$73,385,093	$1,177,015	$74,562,108
Net income	—	—	—	—	—	—	30,583,743	230,305	30,814,048
Non-cash unit-based compensation	—	—	—	—	—	—	304,500	—	304,500
Distributions to partners and accretion on Class E	—	—	—	—	—	—	(68,635,411)	—	(68,635,411)
Preferred Units and other
Capital contributions	—	—	—	—	—	—	—	268,902	268,902
Redemption of warrants	—	—	—	—	—	—	(17,001,453)	—	(17,001,453)
Reclassification of equity at Merger date	—	—	—	—	—	—	(18,636,472)	18,636,472	—

Subtotal at September 17, 2010 (Merger—See Note 1)	—	—	—	—	—	—	—	20,312,694	20,312,694
Non-cash stock (unit)-based compensation	—	—	337,598	—	—	337,598	—	989,900	1,327,498
Distributions to partners	—	—	—	—	—	—	—	(5,251,962)	(5,251,962)
Capital contributions	13,706,465	137,065	234,842,377	—	—	234,979,442	—	94,548	235,073,990
Cost of raising capital	—	—	(11,475,771)	—	—	(11,475,771)	—	—	(11,475,771)
Unrealized gain on derivative instruments	—	—	—	—	2,188,155	2,188,155	—	1,906,277	4,094,432
Dividends to stockholders	—	—	—	(6,092,935)	—	(6,092,935)	—	—	(6,092,935)
Net income	—	—	—	3,831,096	—	3,831,096	—	3,337,576	7,168,672

Balance at December 31, 2010	13,706,465	137,065	223,704,204	(2,261,839)	2,188,155	223,767,585	—	21,389,033	245,156,618
Non-cash stock (unit)-based compensation	—	—	1,121,705	—	—	1,121,705	—	850,200	1,971,905
Distributions to partners	—	—	—	—	—	—	—	(18,883,909)	(18,883,909)
Capital contributions	2,124,903	21,249	39,978,751	—	—	40,000,000	—	419,757	40,419,757
Unrealized loss on derivative instruments	—	—	—	—	(4,055,914)	(4,055,914)	—	(3,335,860)	(7,391,774)
Dividends to stockholders	—	—	—	(25,326,755)	—	(25,326,755)	—	—	(25,326,755)
Net income	—	—	—	6,205,771	—	6,205,771	—	5,107,353	11,313,124

Balance at December 31, 2011	15,831,368	158,314	264,804,660	(21,382,823)	(1,867,759)	241,712,392	—	5,546,574	247,258,966
Non-cash stock-based compensation	—	—	1,283,481	—	—	1,283,481	—	406,000	1,689,481
Distributions to partners	—	—	—	—	—	—	—	(15,637,752)	(15,637,752)
Capital contributions	5,822,445	58,224	108,941,776	—	—	109,000,000	—	356,774	109,356,774
Unrealized loss on derivative instruments	—	—	—	—	(283,911)	(283,911)	—	(192,079)	(475,990)
Dividends to stockholders	—	—	—	(30,282,411)	—	(30,282,411)	—	—	(30,282,411)
Net income	—	—	—	5,138,348	—	5,138,348	—	3,455,081	8,593,429

Balance at December 31, 2012	21,653,813	$216,538	$375,029,917	$(46,526,886)	$(2,151,670)	$326,567,899	$—	$(6,065,402)	$320,502,497

See accompanying notes to consolidated financial statements.

AVIV REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2012	2011	2010
Operating activities
Net income	$8,593,429	$11,313,124	$37,982,720
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,935,303	20,847,084	17,853,799
Amortization of deferred financing costs	3,544,515	2,664,934	1,008,059
Accretion of debt premium	(414,488)	(197,873)	—
Change in fair value of derivatives	—	—	(2,931,309)
Straight-line rental (income) loss, net	(7,656,484)	466,595	(3,056,430)
Rental income from intangible amortization, net	(1,486,167)	(1,365,836)	(3,681,109)
Non-cash stock-based compensation	1,689,481	1,971,905	1,631,998
Gain on sale of assets, net	(4,425,246)	(1,170,991)	(511,552)
Non-cash loss on extinguishment of debt	41,507	3,806,513	1,437,233
Loss on impairment of assets	11,116,862	6,091,721	96,000
Reserve for uncollectible loan receivables	6,531,506	1,426,149	750,000
Accretion of earn-out provision for previously acquired real estate investments	400,353	266,902	—
Changes in assets and liabilities:
Due from related parties	—	—	15,816
Tenant receivables	(771,454)	(6,103,511)	(317,123)
Other assets	(5,873,305)	2,596,091	177,666
Accounts payable and accrued expenses	5,020,583	6,146,173	3,357,961
Tenant security deposits and other liabilities	1,229,745	3,329,333	866,527

Net cash provided by operating activities	44,476,140	52,088,313	54,680,256
Investing activities
Purchase of real estate investments	(172,865,598)	(181,214,201)	(54,884,043)
Proceeds from sales of real estate investments	31,932,981	1,510,000	4,085,825
Payment of earn-out provision for previously acquired real estate investments	—	—	(9,600,731)
Capital improvements	(13,557,595)	(9,363,787)	(5,650,797)
Development projects	(27,975,621)	(21,406,147)	(2,232,333)
Secured loan receivables received from others	14,632,195	14,337,711	9,286,270
Secured loan receivables funded to others	(16,856,546)	(10,919,787)	(16,120,838)

Net cash used in investing activities	(184,690,184)	(207,056,211)	(75,116,647)

See accompanying notes to consolidated financial statements.

AVIV REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	Year Ended December 31
	2012	2011	2010
Financing activities
Borrowings of debt	$267,761,094	$404,928,032	$442,789,570
Repayment of debt	(174,126,563)	(244,832,497)	(482,522,690)
Payment of financing costs	(5,143,395)	(9,607,704)	(10,567,931)
Payment for swap termination	—	—	(3,380,160)
Capital contributions	109,000,000	40,419,757	235,342,892
Deferred contribution	(35,000,000)	35,000,000	—
Cost of raising capital	—	—	(11,475,771)
Redemption of Class E Preferred Units and warrants	—	—	(92,001,451)
Redemption of Class F Units	—	—	(23,602,649)
Cash distributions to partners	(16,484,404)	(19,484,658)	(36,658,452)
Cash dividends to stockholders	(28,778,392)	(23,622,483)	—

Net cash provided by financing activities	117,228,340	182,800,447	17,923,358

Net (decrease) increase in cash and cash equivalents	(22,985,704)	27,832,549	(2,513,033)
Cash and cash equivalents:
Beginning of year	40,862,023	13,029,474	15,542,507

End of year	$17,876,319	$40,862,023	$13,029,474

Supplemental cash flow information
Cash paid for interest	$46,710,692	$29,025,490	$20,983,000
Supplemental disclosure of noncash activity
Accrued dividends payable to stockholders	$9,887,855	$8,383,836	$6,092,935
Accrued distributions payable to partners	$3,799,439	$4,646,091	$5,246,840
Write-off of straight-line rent receivable, net	$1,552,481	$7,093,438	$3,367,164
Write-off of in-place lease intangibles, net	$19,446	$35,536	$1,392,034
Write-off of deferred financing costs, net	$41,507	$3,806,513	$1,235,969
Write-off of debt discount	$—	$—	$202,307
Assumed debt	$11,459,794	$—	$—

See accompanying notes to consolidated financial statements.

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Operations and Formation

Aviv REIT, Inc., a Maryland corporation, and Subsidiaries (the REIT) is the sole general partner of Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership, and Subsidiaries (the Partnership). The Partnership is a majority owned subsidiary that owns all of the real estate properties. In these footnotes, the Company refers generically to Aviv REIT, Inc., the Partnership, and their subsidiaries. The Partnership was formed in 2005 and directly or indirectly owned or leased 258 properties, principally skilled nursing facilities, across the United States at December 31, 2012. The Company generates the majority of its revenues by entering into long-term triple-net leases with qualified local, regional, and national operators. In addition to the base rent, leases provide for operators to pay the Company an ongoing escrow for real estate taxes. Furthermore, all operating and maintenance costs of the buildings are the responsibility of the operators. Substantially all depreciation expense reflected in the consolidated statements of operations and comprehensive income relates to the ownership of real estate properties. The Company manages its business as a single business segment as defined in Accounting Standards Codification (ASC) 280, Segment Reporting.

The Partnership is the general partner of Aviv Healthcare Properties Operating Partnership I, L.P. (the Operating Partnership), a Delaware limited partnership, and Aviv Healthcare Capital Corporation, a Delaware company. The Operating Partnership has five wholly owned subsidiaries: Aviv Financing I, LLC (Aviv Financing I), a Delaware limited liability company; Aviv Financing II, LLC (Aviv Financing II), a Delaware limited liability company; Aviv Financing III, LLC (Aviv Financing III), a Delaware limited liability company; Aviv Financing IV, LLC (Aviv Financing IV), a Delaware limited liability company; and Aviv Financing V, LLC (Aviv Financing V), a Delaware limited liability company.

On September 17, 2010, the predecessor to the Partnership entered into an agreement (the Merger Agreement), by and among the REIT, Aviv Healthcare Merger Sub LP, a Delaware limited partnership of which the REIT is the general partner (Merger Sub), Aviv Healthcare Merger Sub Partner LLC, a Delaware limited liability company and a wholly owned subsidiary of the REIT, and the predecessor to the Partnership. Pursuant to the Merger Agreement, the predecessor to the Partnership merged (the Merger) with and into Merger Sub, with Merger Sub continuing as the surviving entity with the identical name (the Surviving Partnership). Following the Merger, the REIT remains as the sole general partner of the Surviving Partnership and the Surviving Partnership, as the successor to the predecessor to the Partnership, became the general partner of the Operating Partnership.

All of the business, assets and operations will continue to be held by the Operating Partnership and its subsidiaries. The REIT’s equity interest in the Surviving Partnership will be linked to future investments in the REIT, such that future equity issuances by the REIT (pursuant to the Stockholders Agreement, the REIT’s management incentive plan or otherwise as agreed between the parties) will result in a corresponding increase in the REIT’s equity interest in the Surviving Partnership. The REIT is authorized to issue 120.7 million shares of common stock (par value $0.01) and 1,000 shares of preferred stock (par value $1,000). As a result of the common control of the REIT (which was newly formed) and the predecessor to the Partnership, the Merger, for accounting purposes, did not result in any adjustment to the historical carrying value of the assets or liabilities of the Partnership. The REIT was funded in September 2010 with approximately $235 million from its stockholders. The REIT contributed the net proceeds of its capital raise to the Partnership in exchange for Class G Units in the Partnership. Periods prior to September 17, 2010 represent the results of operations and financial condition of the Partnership, as predecessor to the Company. On January 4, 2011, an additional 534,697 shares of common stock were issued by the REIT in connection with a $10 million equity contribution by the REIT’s stockholders. An additional 1,590,206 shares of common stock were issued by the REIT on October 28, 2011 concurrent with a $30 million equity contribution by the REIT’s stockholders. An additional 1,855,170 shares of common stock were issued by the REIT on January 23, 2012 in connection with a $35 million equity contribution by the REIT’s stockholders on December 27, 2011. The contribution received prior to year end and the issuance

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

of the shares is recognized as a liability as of December 31, 2011 as the shares of common stock were not issued in the three months ended March 31, 2012. An additional 2,144,282 shares of common stock were issued by the REIT on March 28, 2012 concurrent with the $40 million equity contribution by the REIT’s stockholders. On July 24, 2012, an additional 1,822,993 shares of common stock were issued by the REIT concurrent with the $34 million equity contribution by the REIT’s stockholders. At December 31, 2012, there were 21,653,813 shares of common stock and 125 shares of preferred stock outstanding. Dividends on each outstanding share of preferred stock accrue on a daily basis at the rate of 12.5% per annum of the sum of $1,000 plus all accumulated and unpaid dividends thereon which are in arrears. The REIT makes annual distributions on the preferred shares in the aggregate amount of $15,625 per year. With respect to the payment of dividends or other distributions and the distribution of the REIT’s assets upon dissolution, liquidation, or winding up, the preferred stock will be senior to all other classes and series of stock of the REIT. The preferred stock has not been shown separately in the consolidated balance sheets, is immaterial, and included in additional paid-in-capital.

The operating results of the Partnership are allocated based upon the respective economic interests therein. As of December 31, 2012 and 2011, the REIT owned 64.46% and 57.0% of the Partnership, respectively. The REIT’s weighted-average ownership of the Partnership for the years ended December 31, 2012 and 2011 were 62.51% and 54.9%, respectively.

2. Summary of Significant Accounting Policies

Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the REIT, the Partnership, the Operating Partnership, and all controlled subsidiaries. The Company considers itself to control an entity if it is the majority owner of and has voting control over such entity or the power to control a variable interest entity. The portion of the net income or loss attributed to third parties is reported as net income allocable to noncontrolling interests on the consolidated statements of operations and comprehensive income, and such parties’ portion of the net equity in such subsidiaries is reported on the consolidated balance sheets as noncontrolling interests. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid short-term investments with original maturities of three months or less. The Company maintains cash and cash equivalents in United States banking institutions that exceed amounts insured by the Federal Deposit Insurance Corporation. The Company believes the risk of loss from exceeding this insured level is minimal.

Real Estate Investments

The Company periodically assesses the carrying value of real estate investments and related intangible assets in accordance with ASC 360, Property, Plant, and Equipment (ASC 360), to determine if facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified.

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

In the event impairment in value occurs and a portion of the carrying amount of the real estate investments will not be recovered in part or in whole, a provision will be recorded to reduce the carrying basis of the real estate investments and related intangibles to their estimated fair value. The estimated fair value of the Company’s rental properties is determined by using customary industry standard methods that include discounted cash flow and/or direct capitalization analysis (Level 3) or estimated cash proceeds received upon the anticipated disposition of the asset from market comparables (Level 2). As part of the impairment evaluation during 2012, the buildings in the following locations were impaired to reflect the estimated fair values (Level 2).

Youngtown, AZ	$1,634,701
Fall River, MA	141,204
Cincinnati, OH	90,000
West Chester, OH	3,414,228
Zion, IL	1,000,000
Bremerton, WA	150,169
Columbus, TX	1,421,941
Benton Harbor, MI	491,113
Omaha, NE	742,383
Searcy, AR	1,897,763
Cathlamet, WA	93,098
Methuen, MA	40,262

$11,116,862

As part of the impairment evaluation during 2011, three buildings were impaired for approximately $6.1 million to reflect the difference between the book value and the fair value (Level 2) including $0.9 million included in discontinued operations. As part of the impairment evaluation during 2010, a building in Hometown, Texas was impaired for $96,000 to reflect the difference between the book value and fair value (Level 2). The property was sold on December 31, 2010, with an immaterial gain subsequent to the impairment of $96,000 previously taken.

Buildings and building improvements are recorded at cost and have been assigned useful lives up to 40-year lives and are depreciated on the straight-line method. Personal property, furniture, and equipment have been assigned the shorter of the estimated useful lives up to 10 years and are depreciated on the straight-line method.

The Company may advance monies to its lessees for the purchase, generally, of furniture, fixtures, or equipment or other purposes. Required minimum lease payments due from the lessee increase to provide for the repayment of such amounts over a stated term. These advances in the instance where the depreciable life of the newly purchased asset is less than the remaining lease term are reflected as secured loan receivables on the consolidated balance sheets, and the incremental lease payments are bifurcated between principal and interest over the stated term. In the instance where the depreciable life of the newly purchased assets is longer than the remaining lease term, the purchase is recorded as property when such assets are deemed to be owned by the Company. In other instances, explicit secured loans are made to lessees for working capital and other funding needs and provide for monthly principal and interest payments generally ranging from 5 to 10 years.

Purchase Accounting

The Company allocates the purchase price of facilities between net tangible and identified intangible assets acquired and liabilities assumed as a result of the Company purchasing the business and subsequently leasing the business to unrelated third party operators. The Company makes estimates of the fair value of the tangible and intangible assets and acquired liabilities using information obtained from multiple sources as a result of preacquisition due diligence, marketing, leasing activities of the Company’s operator base, industry surveys of critical valuation metrics such as capitalization rates, discount rates and leasing rates and appraisals obtained as a

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

requirement of the Term Loan (Level 3). The Company allocates the purchase price of facilities to net tangible and identified intangible assets acquired based on their fair values in accordance with the provisions of ASC 805, Business Combinations (ASC 805). The determination of fair value involves the use of significant judgment and estimation.

The Company determines fair values as follows:

•	Real estate investments are valued using discounted cash flow projections that assume certain future revenue and costs and consider capitalization and discount rates using current market conditions.

•	The Company allocates the purchase price of facilities to net tangible and identified intangible assets acquired and liabilities assumed based on their fair values.

•	Other assets acquired and other liabilities assumed are valued at stated amounts, which approximate fair value.

•	Assumed debt balances are valued at fair value, with the computed discount/premium amortized over the remaining term of the obligation.

The Company determines the value of land either based on real estate tax assessed values in relation to the total value of the asset, internal analyses of recently acquired and existing comparable properties within the Company’s portfolio, or third party appraisals. The fair value of in-place leases, if any, reflects: (i) above and below-market leases, if any, determined by discounting the difference between the estimated current market rent and the in-place rentals, the resulting intangible asset or liability of which is amortized to rental revenue over the remaining life of the associated lease plus any fixed rate renewal periods if applicable; (ii) the estimated value of the cost to obtain operators, including operator allowances, operator improvements, and leasing commissions, which is amortized over the remaining life of the associated lease; and (iii) an estimated value of the absorption period to reflect the value of the rents and recovery costs foregone during a reasonable lease-up period as if the acquired space was vacant, which is amortized over the remaining life of the associated lease. The Company also estimates the value of operator or other customer relationships acquired by considering the nature and extent of existing business relationships with the operator, growth prospects for developing new business with such operator, such operator’s credit quality, expectations of lease renewals with such operator, and the potential for significant, additional future leasing arrangements with such operator. The Company amortizes such value, if any, over the expected term of the associated arrangements or leases, which would include the remaining lives of the related leases. The amortization is included in the consolidated statements of operations and comprehensive income in rental income. Generally, the Company’s purchase price allocation of the purchased business and subsequent leasing of the business to unrelated third party operators does not include an allocation to intangible assets or intangible liabilities, as they are either immaterial or do not exist.

Prior to the Merger on September 17, 2010, Aviv Asset Management, L.L.C. (AAM) was a nonconsolidated management company to the Partnership based on the application of appropriate accounting guidance (as discussed in Footnote 12). Upon the Merger, AAM became a consolidated entity of the Company and is presented as such for all periods included herein with all periods shown at historical cost (carryover basis with no adjustments to fair value). This treatment is in accordance with ASC 805 due to the fact that AAM was under common control prior and subsequent to the Merger.

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the lease when collectability is reasonably assured. Differences between rental income earned and amounts due under the lease are charged or credited, as applicable, to straight-line rent receivable, net. Income recognized from this policy is titled straight-line rental income. Additional rents from expense reimbursements for insurance, real estate taxes, and certain other expenses are recognized in the period in which the related expenses are incurred and the net impact is reflected in rental income on the consolidated statements of operations and comprehensive income.

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Below is a summary of the components of rental income for the years ended December 31, 2012, 2011 and 2010:

	2012	2011	2010
Cash rental income	$108,266,971	$89,735,803	$77,339,853
Straight-line rental income (loss)	7,656,484	(90,081)	3,076,054
Rental income from intangible amortization	1,486,167	1,365,836	3,681,109

Total rental income	$117,409,622	$91,011,558	$84,097,016

During the years ended December 31, 2012 , 2011, and 2010 straight-line rental (loss) income includes a write-off (expense) of straight-line rent receivable, net of approximately $1.5 million, $7.1 million, and $3.4 million, respectively, due to the early termination of leases and replacement of operators.

Lease Accounting

The Company, as lessor, makes a determination with respect to each of its leases whether they should be accounted for as operating leases or direct financing leases. The classification criteria is based on estimates regarding the fair value of the leased facilities, minimum lease payments, effective cost of funds, the economic life of the facilities, the existence of a bargain purchase option, and certain other terms in the lease agreements. Payments received under operating leases are accounted for in the statements of operations and comprehensive income as rental income for actual rent collected plus or minus a straight-line adjustment for estimated minimum lease escalators. Assets subject to operating leases are reported as real estate investments in the consolidated balance sheets. For facilities leased as direct financing arrangements, an asset equal to the Company’s net initial investment is established on the balance sheet titled assets under direct financing leases. Payments received under the financing lease are bifurcated between interest income and principal amortization to achieve a consistent yield over the stated lease term using the interest method. Principal amortization (accretion) is reflected as an adjustment to the asset subject to a financing lease. Such accretion was approximately $0.1 million, $0.1 million, and $0.1 million for the years ended December 31, 2012, 2011 and 2010, respectively.

All of the Company’s leases contain fixed or formula-based rent escalators. To the extent that the escalator increases are tied to a fixed index or rate, lease payments are accounted for on a straight-line basis over the life of the lease.

Deferred Finance Costs

Deferred finance costs are being amortized using the straight-line method, which approximates the interest method, over the term of the respective underlying debt agreement.

Secured Loan Receivables

Secured loan receivables consist of capital improvement loans and secured loans to operators. Capital improvement loans represent the financing provided by the Company to the operator to acquire furniture, fixtures, and equipment while the operator is operating the facility. Secured loans to operators represent financing provided by the Company to operators for working capital needs. Secured loan receivables are carried at their principal amount outstanding. Management periodically evaluates outstanding secured loans and notes receivable for collectability on a loan-by-loan basis. When management identifies potential loan impairment indicators, such as nonpayment under the loan documents, impairment of the underlying collateral, financial difficulty of the operator, or other circumstances that may impair full execution of the loan documents, and

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

management believes it is probable that all amounts will not be collected under the contractual terms of the loan, the loan is written down to the present value of the expected future cash flows. Loan impairment is monitored via a quantitative and qualitative analysis including credit quality indicators and it is reasonably possible that a change in estimate could occur in the near term. As of December 31, 2012 and 2011, respectively, secured loan receivable reserves amounted to approximately $0.3 million and $2.2 million, respectively. No other circumstances exist that would suggest that additional reserves are necessary at the balance sheet dates.

Stock-Based Compensation

The Company follows ASC 718, Stock Compensation (ASC 718), which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the consolidated statements of operations and comprehensive income based on their grant date fair values. On September 17, 2010, the Company adopted a 2010 Management Incentive Plan (the Plan) as part of the Merger transaction. A pro- rata allocation of non-cash stock-based compensation expense is made to the Company and noncontrolling interests for awards granted under the Plan. The Plan’s non-cash stock-based compensation expense by the Company through December 31, 2012 is summarized in Footnote 9.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures (ASC 820), establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels are defined as follows:

•	Level 1—Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets;

•	Level 2—Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

•	Level 3—Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company’s interest rate swaps are valued using models developed by the respective counterparty that use as their basis readily observable market parameters and are classified within Level 2 of the valuation hierarchy.

Cash and cash equivalents and derivative financial instruments are reflected in the accompanying consolidated balance sheets at amounts considered by management to reasonably approximate fair value. Management estimates the fair value of its long-term debt using a discounted cash flow analysis based upon the Company’s current borrowing rate for debt with similar maturities and collateral securing the indebtedness. The Company had outstanding senior notes payable and other debt obligations with a carrying value of approximately $705.2 million and $600.5 million as of December 31, 2012 and 2011, respectively. The fair values of debt as of December 31, 2012 and 2011 were $720.8 million and $597.7 million, respectively, based upon interest rates available to the Company on similar borrowings (Level 3). Management estimates the fair value of its secured loan receivables using a discounted cash flow analysis based upon the Company’s current interest rates for secured loan receivables with similar maturities and collateral securing the indebtedness. The Company had outstanding secured loan receivables with a carrying value of approximately $32.6 million and $33.0 million as

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

of December 31, 2012 and 2011, respectively. The fair values of secured loan receivables as of December 31, 2012 and 2011 approximate their carrying value based upon interest rates available to the Company on similar borrowings.

Derivative Instruments

In the normal course of business, a variety of financial instrument are used to manage or hedge interest rate risk. The Company has implemented ASC 815, Derivatives and Hedging (ASC 815), which establishes accounting and reporting standards requiring that all derivatives, including certain derivative instruments embedded in other contracts, be recorded as either an asset or liability measured at their fair value unless they qualify for a normal purchase or normal sales exception. When specific hedge accounting criteria are not met, ASC 815 requires that changes in a derivative’s fair value be recognized currently in earnings. Changes in the fair market values of the Company’s derivative instruments are recorded in the consolidated statements of operations and comprehensive income if the derivative does not qualify for or the Company does not elect to apply hedge accounting. If the derivative is deemed to be eligible for hedge accounting, such changes are reported in accumulated other comprehensive income within the consolidated statement of changes in equity, exclusive of ineffectiveness amounts, which are recognized as adjustments to net income. All of the changes in the fair market values of our derivative instruments are recorded in the consolidated statements of operations and comprehensive income for our interest rate swaps that were terminated in September 2010. In November 2010, we entered into two interest rate swaps and account for changes in fair value of such hedges through accumulated other comprehensive (loss) income in equity in our financial statements via hedge accounting. Derivative contracts are not entered into for trading or speculative purposes. Furthermore, the Company has a policy of only entering into contracts with major financial institutions based upon their credit rating and other factors. Under certain circumstances, the Company may be required to replace a counterparty in the event that the counterparty does not maintain a specified credit rating.

Income Taxes

For federal income tax purposes, the Company elected, with the filing of its initial Form 1120 REIT, U.S. Income Tax Return for U.S. Real Estate Investment Trusts, to be taxed as a Real Estate Investment Trust (REIT) effective at the time of the Merger. To qualify as a REIT, the Company must meet certain organizational, income, asset and distribution tests. The Company currently is in compliance with these requirements and intends to maintain REIT status. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not elect REIT status for four subsequent years. However, the Company may still be subject to federal excise tax. In addition, the Company may be subject to certain state and local income and franchise taxes. Historically, the Company and its predecessor have generally only incurred certain state and local income and franchise taxes, but these amounts were immaterial in each of the periods presented. Prior to the Merger, the Partnership was a limited partnership and the consolidated operating results were included in the income tax returns of the individual partners. No uncertain income tax positions exist as of December 31, 2012 and 2011, respectively. The real estate investments of the Company have an income tax basis of approximately $812,833,004 and $611,116,546 (unaudited) as of December 31, 2012 and 2011, respectively.

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Dividends paid to common stockholders, for federal income tax purposes, are as follows:

	Year Ended December 31, 2012	Year Ended December 31, 2011
Per Share:
Ordinary income	$0.02	$0.94
Return of capital	1.23	0.24

Totals	$1.25	$1.18

Risks and Uncertainties

The Company is subject to certain risks and uncertainties affecting the healthcare industry as a result of healthcare legislation and continuing regulation by federal, state, and local governments. Additionally, the Company is subject to risks and uncertainties as a result of changes affecting operators of nursing home facilities due to the actions of governmental agencies and insurers to limit the growth in cost of healthcare services.

Discontinued Operations

In accordance with ASC 205-20, Presentation of Financial Statements-Discontinued Operations (ASC 205-20), the results of operations to the actual or planned disposition of rental properties are reflected in the consolidated statements of operations and comprehensive income as discontinued operations for all periods presented.

March 8, 2013 Increase in Authorized Shares and Stock Split

On March 7, 2013, the Board of Directors and stockholders of the Company approved an increase in the number of authorized REIT shares to 300,000,000 shares of common stock and a 60.37-to-one split of issued and outstanding common stock. The increase in the authorized shares and the stock split became effective on March 8, 2013 when the Company’s charter was amended for such increase in the number of authorized REIT shares and the stock split. The common share and per common share amounts in these consolidated financial statements and notes to consolidated financial statements have been retrospectively restated to reflect the 60.37-for-one split.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current financial statement presentation, with no effect on the Company’s consolidated financial position or results of operations.

Recent Accounting Pronouncements

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income (ASU 2011-05). The guidance in ASU 2011-05 is effective for public companies for fiscal years, and interim periods within those years, beginning after December 15, 2011 and requires the components of net income and other comprehensive income and total comprehensive income for each period. The Company incorporated the provisions of this update to its consolidated financial statements effective January 1, 2012.

3. Rental Property Activity

The Company had the following rental property activity during the year ended December 31, 2012 as described below:

•	In January 2012, Aviv Financing II acquired a land parcel in Ohio from an unrelated third party for a purchase price of $275,000. The Company financed this purchase through cash.

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

•	In March 2012, Aviv Financing I acquired a property in Nevada from an unrelated third party for a purchase price of approximately $4,800,000. The Company financed this purchase through cash and borrowings of $3,339,000 under the Acquisition Credit Line (see Footnote 7).

•	In March 2012, Aviv Financing I acquired a property in Ohio from an unrelated third party for a purchase price of approximately $2,500,000. The Company financed this purchase through cash and borrowings of $1,750,000 under the Acquisition Credit Line (see Footnote 7).

•	In March 2012, Aviv Financing I acquired seven properties in Iowa and one property in Nebraska from an unrelated third party for a purchase price of approximately $16,200,000. The Company financed this purchase through cash and borrowings of $10,360,000 under the Acquisition Credit Line (see Footnote 7).

•	In April 2012, Aviv Financing V acquired fifteen properties in Texas from an unrelated third party for a purchase price of $72,700,000. The Company financed the purchase through cash and borrowings of $37,500,000 under the 2016 Revolver (see Footnote 7).

•	In April 2012, Aviv Financing I acquired one property in Florida from an unrelated third party for a purchase price of $4,936,000. The Company financed the purchase through cash and borrowings of $3,455,200 under the Acquisition Credit Line (see Footnote 7).

•	In April 2012, Aviv Financing II sold two properties in Arkansas to an unrelated third party for a sales price of $10,180,000 and recognized a net gain of approximately $438,000.

•	In April 2012, Aviv Financing III sold a property in Arkansas to an unrelated third party for a sales price of $17,100,000 and recognized a net gain of approximately $4,306,300.

•	In April 2012, Aviv Financing II sold a property in Massachusetts to an unrelated third party for a sales price of $7,500,000, and recognized a net loss of approximately $319,000.

•	In May 2012, Aviv Financing V acquired one property in Wisconsin from an unrelated third party for a purchase price of $2,500,000. The Company financed the purchase through cash and borrowings of $1,750,000 under the 2016 Revolver (see Footnote 7).

•	In May 2012, Aviv Financing V acquired one vacant land parcel in Texas from an unrelated third party for a purchase price of $60,000. The Company financed the purchase through cash.

•	In June 2012, Aviv Financing III acquired a property in Connecticut from an unrelated third party for a purchase price of $16,000,000. The Company financed the purchase through the assumption of the seller’s loan of approximately $11,460,000 and cash.

•	In July 2012, Aviv Financing II acquired a property in Indiana from an unrelated third party for a purchase price of $8,400,000. The Company financed the purchase through cash.

•	In August 2012, Aviv Financing II acquired a property in Idaho from an unrelated third party for a purchase price of $6,000,000. The Company financed the purchase through cash.

•	In September 2012, Aviv Financing II acquired a property in California from an unrelated third party for a purchase price of approximately $1,162,000. The Company financed the purchase through cash.

•	In September 2012, Aviv Financing V acquired a property in Kentucky from an unrelated third party for a purchase price of approximately $9,925,000. The Company financed the purchase through borrowings under the 2016 Revolver (see Footnote 7).

•	In October 2012, Aviv Financing II acquired a property in Wisconsin from an unrelated third party for a purchase price of $7,600,000. The Company financed this purchase through cash.

•	In October 2012, Aviv Financing I sold a property in Washington to an unrelated third party for a sales price of $330,000 and recognized a net loss of approximately $18,300.

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

•	In October 2012, Aviv Financing II sold a portion of a vacant land parcel in Ohio to an unrelated third party for a sales price of $140,429 and recognized a net gain of approximately $1,350.

•	In November 2012, Aviv Financing II acquired a property in Texas from an unrelated third party for a purchase price of $5,000,000. The Company financed this purchase through cash.

•	In November 2012, Aviv Financing II acquired four properties in Florida from an unrelated third party for a purchase price of $14,100,000. The Company financed this purchase through cash.

•	In November 2012, Aviv Financing II sold a property in Idaho to an unrelated third party for a sales price of $750,000 and recognized a net gain of approximately $27,700.

•	In November 2012, Aviv Financing II sold a property in Texas to an unrelated third party for a sales price of $200,000 and recognized a net loss of approximately $2,000.

•	In December 2012, Aviv Financing I acquired a vacant land parcel in Texas from an unrelated third party for a purchase price of $92,561. The Company financed the purchase through cash.

•	In December 2012, Aviv Financing II acquired a property in California from an unrelated third party for a purchase price of $975,000. The Company financed the purchase through cash.

•	In December 2012, Aviv Financing II acquired a property in Ohio from an unrelated third party for a purchase price of approximately $7,600,000. The Company financed the purchase through cash.

•	In December 2012, Aviv Financing II acquired two properties in Oklahoma from an unrelated third party for a purchase price of approximately $3,500,000. The Company financed this purchase through cash.

The following table illustrates the effect on total revenues and net income as if we had consummated the acquisitions during the years ended 2012 and 2011 as of January 1, 2011 (unaudited):

	For the Year Ended December 31,
	2012	2011
Total revenues	$132,997,084	$117,864,250
Net income	16,491,617	22,599,439

For the year ended December 31, 2012, revenues attributable to the acquired assets was approximately $11.4 million, and net income attributable to the acquired assets was approximately $6.4 million, respectively, recognized in the consolidated statements of operations and comprehensive income.

Related to the above business combinations, the Company incurred approximately $1,795,000 of acquisition costs included in transaction costs on the consolidated statements of operations and comprehensive income. In accordance with ASC 805, the Company allocated the approximate net purchase price paid for these properties acquired in 2012 as follows using Level 2 and Level 3 inputs as a result of the Company purchasing the business and subsequently leasing the business to unrelated third party operators:

Land	$20,831,000
Buildings and improvements	148,307,000
Furniture, fixtures and equipment	15,188,000
Mortgages and other notes payable assumed	(11,460,000)

Borrowings and available cash	$172,866,000

For the business combinations in 2012, the Company’s purchase price allocation of the purchased business and subsequent leasing of the business to unrelated third party operators does not include an allocation to intangible assets or intangible liabilities, as they are either immaterial or do not exist.

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

The following summarizes the Company’s construction in progress at:

	December 31, 2012	December 31, 2011
Beginning Balance, January 1, 2012 and 2011, respectively	$28,293,083	$2,580,110
Additions	25,334,504	25,712,973
Sold/withdrawn development projects	(8,038,072)	—
Placed in service	(41,105,831)	—

	$4,483,684	$28,293,083

During 2012 and 2011, the Company capitalized expenditures for improvements related to various development projects. In 2012, the Company placed into service three additions and two remodels to three properties located in Washington and two development properties located in Connecticut. In accordance with ASC 835 Capitalization of Interest (ASC 835), the Company capitalizes interest based on the average cash balance of construction in progress for the period using the weighted-average interest rate on all outstanding debt, which approximated 6.8% for the year ended December 31, 2012. The balance of capitalized interest within construction in progress at December 31, 2012 and 2011 was $71,514 and $682,273, respectively. The amount capitalized during the year ended December 31, 2012 and 2011, relative to interest incurred was $1,051,987 and $374,970, respectively.

The Company had the following rental property activity during the year ended December 31, 2011 as described below:

•	In January 2011, Aviv Financing I acquired a property in Kansas from an unrelated third party for a purchase price of $3,045,000. The Company financed this purchase through cash and borrowings of $2,131,000 under the Acquisition Credit Line (see Footnote 7).

•	In March 2011, Aviv Financing II acquired a property in Pennsylvania from an unrelated third party for a purchase price of approximately $2,200,000. The Company financed this purchase through cash.

•	In March 2011, Aviv Financing II acquired a property in Ohio from an unrelated third party for a purchase price of approximately $9,581,000. The Company financed this purchase through cash.

•	In March 2011, Aviv Financing II acquired a property in Florida from an unrelated third party for a purchase price of approximately $10,000,000. The Company financed this purchase through borrowings of $10,200,000 under the 2014 Revolver (see Footnote 7).

•	In April 2011, Aviv Financing II acquired three properties in Ohio from an unrelated third party for a purchase price of $9,250,000. The Company financed this purchase through cash.

•	In April 2011, Aviv Financing II acquired a property in Kansas from an unrelated third party for a purchase price of $1,300,000. The Company financed this purchase through cash.

•	In April 2011, Aviv Financing II acquired a property in Texas from an unrelated third party for a purchase price of $2,093,000. The Company financed this purchase through cash.

•	In April 2011, Aviv Financing II acquired three properties in Texas from an unrelated third party for a purchase price of $8,707,000. The Company financed this purchase through cash.

•	In May 2011, Aviv Financing II acquired three properties in Kansas from an unrelated third party for a purchase price of $2,273,000. The Company financed this purchase through cash.

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

•	In May 2011, Aviv Financing II acquired a property in Missouri from an unrelated third party for a purchase price of $5,470,000. The Company financed this purchase through cash.

•	In May 2011, Aviv Financing II acquired a property in Connecticut from an unrelated third party for a purchase price of $12,000,000. In addition, as part of this acquisition, the Company recognized an approximate $3,333,000 addition to the purchase price as per the guidance within ASC 805 as it relates to the earn-out provision defined at closing (Level 3). The Company financed this purchase through cash.

•	In August 2011, Aviv Financing II acquired a property in Pennsylvania from an unrelated third party for a purchase price of $6,100,000. The Company financed this purchase through borrowings under the 2014 Revolver (see Footnote 7).

•	In August 2011, Aviv Financing II acquired a property in Connecticut from an unrelated third party for a purchase price of $5,500,000. The Company financed this purchase through borrowings under the 2014 Revolver (see Footnote 7).

•	In September 2011, Aviv Financing I acquired a property in Ohio from an unrelated third party for a purchase price of $3,200,000. The Company financed this purchase through borrowings under the 2014 Revolver (see Footnote 7).

•	In November 2011, Aviv Financing I acquired a property in Oklahoma from an unrelated third party for a purchase price of $3,300,000. The Company financed this purchase through cash and borrowings of $1,940,000 under the Acquisition Credit Line (see Footnote 7).

•	In November 2011, Aviv Financing I sold three vacant land parcels in Massachusetts to unrelated third parties for a sales price of $1,360,000 and recognized a gain of approximately $1,110,000.

•	In November 2011, Aviv Financing I acquired five properties in Kansas from an unrelated third party for a purchase price of $10,800,000. The Company financed this purchase through cash and borrowings of $7,560,000 under the Acquisition Credit Line (see Footnote 7).

•	In November 2011, Aviv Financing I acquired seven properties in Pennsylvania and Ohio from an unrelated third party for a purchase price of $50,142,813. The Company financed this purchase through cash and borrowings of approximately $37,340,000 under the Acquisition Credit Line (see Footnote 7).

•	In November 2011, Aviv Financing I acquired a property in Pennsylvania from an unrelated third party for a purchase price of $6,657,187. The Company financed this purchase through cash. In December 2011, the Company added borrowings of approximately $4,660,000 under the Acquisition Credit Line (see Footnote 7) in connection with this property.

•	In December 2011, Aviv Financing I acquired eleven properties in California and Nevada from an unrelated third party for a purchase price of $24,845,100. The Company financed this purchase through cash and borrowings of $17,392,000 under the Acquisition Credit Line (see Footnote 7).

•	In December 2011, Aviv Financing I acquired a property in Arkansas from an unrelated third party for a purchase price of $4,750,000. The Company financed this purchase through cash and borrowings of $3,325,000 under the Acquisition Credit Line (see Footnote 7).

•	In December 2011, Aviv Financing I sold a vacant land parcel in Massachusetts to an unrelated third party for a sales price of $150,000 and recognized a gain of approximately $60,000.

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Related to the above business combinations, the Company incurred approximately $2,824,000 of acquisition costs included in transaction costs on the consolidated statements of operations and comprehensive income. In accordance with ASC 805, the Company allocated the approximate net purchase price paid for these properties acquired in 2011 as follows (excludes the earn-out provision discussed above) using Level 2 and Level 3 inputs as a result of the Company purchasing the business and subsequently leasing the business to unrelated third party operators:

Land	$26,264,000
Buildings and improvements	148,914,000
Furniture, fixtures and equipment	7,567,000
Above market leases	42,000
Below market leases	(2,437,000)
Lease intangibles	864,000

Borrowings and available cash	$181,214,000

For the business combinations in 2011, other than the acquisition in December for a purchase price of $24,845,100, the Company’s purchase price allocation of the purchased business and subsequent leasing of the business to unrelated third party operators does not include an allocation to intangible assets or intangible liabilities, as they are either immaterial or do not exist.

The Company had the following rental property activity during the year ended December 31, 2010 as described below:

•	In March 2010, Aviv Financing III recognized an additional $8,121,000 addition to the purchase price for the August 2008 acquisitions of eight properties in California and Oregon from an unrelated third party as per the guidance within ASC 805. The addition is related to the earn-out provision defined at closing. Such $8,121,000 additions along with $1,480,000 previously accrued amounts at December 31, 2009 related to the acquisitions of two properties in April 2009 in California and Nevada under Aviv Financing I, were paid out in the amount of approximately $9,601,000.

•	In June 2010, Aviv Financing III acquired a property in Tennessee from an unrelated third party for a purchase price of approximately $3,380,000. The Company financed this purchase through cash.

•	In July 2010, Aviv Financing I disposed of two properties in California to an unrelated third party for a total selling price of approximately $3,988,000, which resulted in a gain on disposal of approximately $582,000. The proceeds from the sale were primarily used to pay down a portion of the existing Credit Facility (see Footnote 7) by approximately $3,883,000.

•	In September 2010, Aviv Financing I acquired a property in Virginia from an unrelated third party for a purchase price of approximately $5,000,000. The Company financed this purchase through borrowings of approximately $3,162,000 under the Revolver (see Footnote 7).

•	In October 2010, Aviv Financing I acquired four properties in Missouri from various unrelated third parties for a purchase price of approximately $10,460,000. The Company financed this purchase through borrowings of approximately $7,718,000 under the 2014 Revolver (see Footnote 7).

•	In November 2010, Aviv Financing III acquired a property in California from an unrelated third party for a purchase price of approximately $11,500,000. The Company financed this purchase through borrowings of approximately $7,800,000 under an acquisition loan.

•	In December 2010, Aviv Financing III acquired a property in Connecticut from an unrelated third party for a purchase price of approximately $2,600,000. The Company financed this purchase through cash.

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

•	In December 2010, Aviv Financing I acquired four properties in Kansas, Texas and Connecticut, from unrelated third parties for a purchase price of approximately $21,944,000. The Company financed this purchase through borrowings of approximately $15,666,000 under the 2014 Revolver (see Footnote 7).

•	In December 2010, Aviv Financing I sold a property located in Texas to an unrelated third party for a sales price of approximately $96,000.

Related to the above business combinations, the Company incurred approximately $618,000 of acquisition costs included in transaction costs on the consolidated statements of operations and comprehensive income. In accordance with ASC 805, the Company allocated the approximate net purchase price of these properties acquired in 2010 as follows using Level 2 and Level 3 inputs as a result of the Company purchasing the business and subsequently leasing the business to unrelated third party operators:

Land	$7,094,000
Buildings and improvements	52,087,000
Furniture, fixtures and equipment	3,824,000

Borrowings and available cash	$63,005,000

For the business combinations in 2010, the Company’s purchase price allocation of the purchased business and subsequent leasing of the business to unrelated third party operators does not include an allocation to intangible assets or intangible liabilities, as they are either immaterial or do not exist.

The Company considers renewals on above- or below-market leases when ascribing value to the in-place lease intangible liabilities at the date of a property acquisition. In those instances where the renewal lease rate pursuant to the terms of the lease does not adjust to a current market rent, the Company evaluates whether the stated renewal rate is above or below current market rates and considers the past and current operations of the property, the current rent coverage ratio of the operator, and the number of years until potential renewal option exercise. If renewal is considered probable based on these factors, an additional lease intangible liability is recorded at acquisition and amortized over the renewal period.

4. Secured Loan Receivables, net

The following summarizes the Company’s secured loan receivables, net at December 31, 2012 and 2011:

	2012			2011
	Capital Improvement Loan Receivables	Secured Operator Loan Receivables	Total Loan Receivables	Capital Improvement Loan Receivables	Secured Operator Loan Receivables	Total Loan Receivables
Beginning balance	$13,605,932	$19,425,185	$33,031,117	$11,671,669	$24,938,969	$36,610,638
New loans issued	8,706,763	13,364,945	22,071,708	4,073,410	6,846,377	10,919,787
Reserve for uncollectible secured loans	—	(5,589,013)	(5,589,013)	—	(1,426,150)	(1,426,150)
Loan write offs	—	(942,495)	(942,495)	(86,156)	—	(86,156)
Loan amortization and repayments	(2,953,210)	(12,979,327)	(15,932,537)	(2,052,991)	(10,934,011)	(12,987,002)

	$19,359,485	$13,279,295	$32,638,780	$13,605,932	$19,425,185	$33,031,117

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Interest income on secured loans and financing leases for the years ended December 31, 2012 and 2011:

	2012	2011	2010
Capital improvement loan receivable	$1,385,721	$1,214,390	$1,252,745
Secured operator loan receivables	1,808,682	2,557,552	2,516,604
Direct financing lease	1,439,073	1,421,202	1,402,622

	$4,633,476	$5,193,144	$5,171,971

The Company’s reserve on a loan-by-loan basis for uncollectible secured loan receivables balances at December 31, 2012 and 2011 was approximately $0.3 million and $2.2 million, respectively and any movement in the reserve is reflected in reserve for uncollectible loan receivables in the consolidated statements of operations and comprehensive income. The gross balance of secured loan receivables for which a reserve on a loan-by-loan basis for uncollectible secured loan receivables has been applied was approximately $3.1 million and $8.9 million at December 31, 2012 and 2011, respectively.

During 2012 and 2011, the Company funded loans for both working capital and capital improvement purposes to various operators. All loans held by the Company accrue interest and are recorded as interest income unless the loan is deemed impaired in accordance with Company policy. The payments received from the operator cover both interest accrued as well as amortization of the principal balance due. Any payments received from the operator made outside of the normal loan amortization schedule are considered principal prepayments and reduce the outstanding loan receivables balance.

5. Deferred Finance Costs

The following summarizes the Company’s deferred finance costs at December 31, 2012 and 2011:

	2012	2011
Gross amount	$20,995,022	$15,952,760
Accumulated amortization	(6,343,757)	(2,810,430)

Net	$14,651,265	$13,142,330

Amortization of deferred financing costs is reported in the interest expense line item in the consolidated statements of operations and comprehensive income.

The estimated annual amortization of the deferred finance costs for each of the five succeeding years is as follows:

2013	$3,657,207
2014	3,385,569
2015	2,968,456
2016	1,515,842
2017	1,462,537
Thereafter	1,661,654

Total	$14,651,265

During the year ended December 31, 2012, the Company wrote-off deferred financing costs of approximately $53,000 with approximately $12,000 of accumulated amortization associated with the Term Loan (see Footnote 7) pay down for a net recognition as loss on extinguishment of debt of approximately $41,000, including approximately $13,000 recognized in discontinued operations.

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

During the year ended December 31, 2011, the Company wrote-off deferred financing costs of approximately $4.3 million with approximately $0.5 million of accumulated amortization associated with the Term Loan (see Footnote 7) pay down for a net recognition as loss on extinguishment of debt of $3.8 million.

6. Lease Intangibles

The following summarizes the Company’s lease intangibles classified as part of other assets or other liabilities at December 31, 2012 and 2011, respectively:

	Assets
	2012			2011
	Gross Amount	Accumulated Amortization	Net	Gross Amount	Accumulated Amortization	Net
Above market leases	$6,641,851	$(3,175,449)	$3,466,402	$7,501,851	$(3,339,335)	$4,162,516
In-place lease assets	651,730	(65,173)	586,557	651,730	—	651,730
Operator relationship	212,416	(16,993)	195,423	212,416	—	212,416

	$7,505,997	$(3,257,615)	$4,248,382	$8,365,997	$(3,339,335)	$5,026,662

	Liabilities
	2012			2011
	Gross Amount	Accumulated Amortization	Net	Gross Amount	Accumulated Amortization	Net
Below market leases	$25,695,395	$(16,281,397)	$9,413,998	$26,525,395	$(14,929,137)	$11,596,258

Amortization expense for in-place lease assets and operator relationship was $0.1 million, $0 million, and $0 million for the years ended December 31, 2012, 2011, and 2010 and is included as a component of depreciation and amortization in the consolidated statements of operations and comprehensive income. Amortization expense for the above market leases intangible asset for the years ended December 31, 2012, 2011, and 2010 was approximately $0.6 million, $0.6 million, and $0.7 million respectively, and is included as a component of rental income in the consolidated statements of operations and comprehensive income. Accretion for the below market leases intangible liability for the years ended December 31, 2012, 2011, and 2010 was approximately $2.0 million, $2.0 million, and $2.5 million, respectively, and is included as a component of rental income in the consolidated statements of operations and comprehensive income.

For the year ended December 31, 2012, the Company wrote-off above market leases intangible assets of approximately $0.9 million with accumulated amortization of approximately $0.7 million, and below market leases intangible liability of approximately $0.8 million with accumulated accretion of approximately $0.7 million, for a net recognition of approximately $19,000 gain in rental income from intangible amortization, respectively.

For the year ended December 31, 2011, the Company wrote-off above market leases intangible assets of approximately $0.9 million with accumulated amortization of approximately $0.3 million, and below market leases intangible liability of approximately $1.7 million with accumulated accretion of approximately $1.2 million, for a net recognition of approximately $35,000 loss in rental income from intangible amortization, respectively.

For the year ended December 31, 2010, the Company wrote-off in-place lease intangible assets of approximately $2.9 million with accumulated amortization of approximately $1.5 million, and in-place lease intangible liabilities of approximately $8.5 million with accumulated accretion of approximately $5.1 million, for a net recognition of approximately $2.0 million in rental income from intangible amortization, respectively.

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

The estimated annual amortization expense of the identified intangibles for each of the five succeeding years and thereafter is as follows:

Year ending December 31,	Assets	Liabilities
2013	$563,490	$1,850,338
2014	471,763	1,065,783
2015	425,524	891,331
2016	390,943	868,301
2017	325,678	724,453
Thereafter	2,070,984	4,013,792

	$4,248,382	$9,413,998

7. Senior Notes Payable and Other Debt

The Company’s senior notes payable and other debt consisted of the following:

	December 31, 2012	December 31, 2011
Senior Notes (interest rate of 7.75% on December 31, 2012 and 2011, respectively), inclusive of $3.2 million and $2.6 million net premium balance, respectively	$403,180,433	$302,552,127
Term Loan (interest rates of 5.75% on December 31, 2012 and 2011, respectively)	192,212,350	196,943,393
Acquisition Credit Line (interest rates of 5.75% on December 31, 2012 and 2011, respectively)	18,925,200	72,216,570
Construction loan (interest rates of 5.95% on December 31, 2012 and 2011, respectively)	—	6,073,802
2016 Revolver (interest rate 5.25% on December 31, 2012	69,368,589	—
2014 Revolver (interest rate of 6.50% on December 31, 2012 and 2011, respectively)	—	15,000,000
Acquisition loans (interest rates of 6.00% on December 31, 2012 and 2011, respectively)	7,584,974	7,687,686
HUD Loan (interest rate of 5.00% on December 31, 2012), inclusive of $2.5 million premium balance	13,881,869	—

Total	$705,153,415	$600,473,578

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Senior Notes

On February 4, 2011, April 5, 2011, and March 28, 2012 Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation (the Issuers) issued $200 million, $100 million and $100 million of 7.75% Senior Notes due in 2019 (the Senior Notes), respectively. The REIT is a guarantor of the Issuers’ Senior Notes. The Senior Notes are unsecured senior obligations of the Issuers and will mature on February 15, 2019. The Senior Notes bear interest at a rate of 7.75% per annum, payable semiannually to holders of record at the close of business on the February 1 or the August 1 immediately preceding the interest payment date on February 15 and August 15 of each year, commencing August 15, 2011. A premium of approximately $2.75 million and $1.0 million was associated with the offering of the $100 million of Senior Notes on April 5, 2011 and the $100 million of Senior Notes on March 28, 2012, respectively. The premium will be amortized as an adjustment to the yield on the Senior Notes over their term. The Company used the proceeds, amongst other things, to pay down approximately $87.7 million of the Acquisition Credit Line, $5.5 million of the 2016 Revolver and $6.1 million of the Construction Loan during 2012 and $201.6 million on the Term Loan and the balance of $28.7 million on the Acquisition Credit Line during 2011.

Term Loan

Principal payments on the Term Loan are payable in monthly installments beginning on November 1, 2010. The payment schedule for the Term Loan is based upon a 25-year mortgage style amortization as defined in the Credit Agreement. Interest rates, at the Company’s option, are based upon the base rate or Eurodollar base rate (0.36% and 0.37% at December 31, 2012 and 2011 with a 1.25% floor, respectively) plus 4.5%. The base rate, as defined in the Credit Agreement, is the rate announced from time to time by the Base Rate Bank as its “prime rate”. The Base Rate Bank is Bank of America, N.A. The balance outstanding on the Term Loan as of December 31, 2012 and 2011 was $192.2 million and $196.9 million, respectively. This loan matures in September 2015 and has two one-year extensions.

The Acquisition Credit Line

Under the Credit Agreement, the Company also has a $100 million Acquisition Credit Line. On each payment date, the Company shall pay interest only in arrears on any outstanding principal balance of the Acquisition Credit Line. Interest rates, at the Company’s option, are based upon the base rate or Eurodollar base rate (0.36% and 0.37% at December 31, 2012 and 2011 with a 1.25% floor, respectively) plus 4.5%. The base rate, as defined in the GE Credit Agreement, is the rate announced from time to time by the Base Rate Bank as its “prime rate”. The Base Rate Bank is Bank of America, N.A. Additionally, an unused fee equal to 1% per annum of the daily unused balance on the Acquisition Credit Line is due monthly.

The Company incurred $679,767 in prepayment penalties associated with an $87.7 million pay down in March 2012, which is recognized as interest expense in the consolidated statements of operations and comprehensive income. As of December 31, 2012 and 2011, approximately $18.9 million and $72.2 million had been drawn on the Acquisition Credit Line, respectively. The ability to draw on the Acquisition Credit Line terminates in September 2013 at which time principal and interest are payable until its maturity date in September 2015.

2014 Revolver

In conjunction with the Senior Notes issuance on February 4, 2011, the Company, under Aviv Financing IV, LLC, entered into a $25 million revolver with Bank of America (the 2014 Revolver). On each payment date, the Company pays interest only in arrears on any outstanding principal balance of the 2014 Revolver. The interest

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

rate under the Company’s 2014 Revolver is generally based on LIBOR (subject to a floor of 1.0% and subject to the Company’s option to elect to use a prime base rate) plus a margin that is determined by the Company’s leverage ratio from time to time. As of December 31, 2012 the interest rates are based upon the base rate (3.25% at December 31, 2012 and 2011, respectively) plus the applicable percentage based on the consolidated leverage ratio (3.25% at December 31, 2012 and 2011, respectively). The base rate is the rate announced by Bank of America as the “prime rate”. Additionally, an unused fee equal to 0.5% per annum of the daily unused balance on the 2014 Revolver is due monthly. The 2014 Revolver commitment terminates and matures in February 2014 with a one-year extension option, provided that certain conditions precedent are satisfied. On January 23, 2012, the outstanding balance was repaid and the properties securing the 2014 Revolver were released. However, the 2014 Revolver remains effective, and we may add properties to Aviv Financing IV, LLC in the future, thereby creating borrowing availability under the facility.

2016 Revolver

On January 31, 2012, the Company, under Aviv Financing V, L.L.C., entered into a $187.5 million secured revolving credit facility (the 2016 Revolver). On each payment date, the Company pays interest only in arrears on any outstanding principal balance of the 2016 Revolver. The interest rate under the 2016 Revolver is generally based on LIBOR (subject to a floor of 1.0%) plus 4.25%. The initial term of the 2016 Revolver expires in January 2016 with a one-year extension option, provided that certain conditions precedent are satisfied. The amount of the 2016 Revolver may be increased by up to $87.5 million (resulting in total availability of up to $275 million), provided that certain conditions precedent are satisfied. The 2016 Revolver had an outstanding balance of $69.4 million as of December 31, 2012.

Other Loans

On November 1, 2010, a subsidiary of Aviv Financing III entered into two acquisition loan agreements on the same terms that provided for borrowings of approximately $7.8 million. Principal and interest payments are due monthly beginning on December 1, 2010 through the maturity date of December 1, 2015. Interest is a fixed rate of 6.00%. These loans are collateralized by a skilled nursing facility controlled by Aviv Financing III. The balance outstanding on these loans at December 31, 2012 and 2011 was approximately $7.6 million and $7.7 million, respectively.

On November 12, 2010, a subsidiary of Aviv Financing III entered into a construction loan agreement that provides for borrowings up to $6.4 million. Interest-only payments at the prime rate (3.25% at December 31, 2011) plus 0.38%, or a minimum of 5.95%, are due monthly from December 1, 2010 through April 1, 2012. The loan was repaid on March 28, 2012.

On June 15, 2012, a subsidiary of Aviv Financing III assumed a HUD loan with a balance of approximately $11.5 million. Interest is at a fixed rate of 5.00%. The loan originated in November 2009 with a maturity date of October 1, 2044, and is based on a 35-year amortization schedule. The Company is obligated to pay the remaining principal and interest payments of the loan. A premium of $2.5 million was associated with the assumption of debt and will be amortized as an adjustment to interest expense on the HUD loan over its term.

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Future annual maturities of all debt obligations for five fiscal years subsequent to December 31, 2012 and thereafter, are as follows:

2013	$4,916,078
2014	5,533,014
2015	210,364,133
2016	70,152,675
2017	832,862
Thereafter	413,354,653

$705,153,415

8. Partnership Equity and Incentive Program

In conjunction with the formation of the Partnership, the Partnership issued 10,323,213 Class A Units and 3,294,733 Class B Units in exchange for all ownership interests of the roll-up contributed to the Partnership in 2005. The Partnership issued an additional 3,144,010 Class A Units and 1,228,372 Class B Units in 2006. The Class A Units issued as a result of the formation of the Partnership have a par value of $10.00 per unit, while Class A Units issued on December 29, 2006, as a result of the addition of additional properties have a par value of $11.49 per unit. Operating distributions accrue at the rate of 10% per year for Class A Units or as defined in the Partnership Agreement. The Class A Units have a distribution preference, which decreases ratably after the full return of capital to the Class A Unitholders through distributions, and also have a liquidation preference and a profit interest in the event of sale, disposition, or refinancing as defined in the Agreement of Limited Partnership (the Partnership Agreement).

Also in connection with the formation of the Partnership, the Partnership awarded Class C Unit profit interests. These Class C Units do not have a par value, and no capital was contributed in consideration for their issuance. These Class C Units were issued to the General Partner of the Partnership, which is owned by two parties that have significant ownership holdings in the Partnership.

When operating distributions are paid in full to the Class A Units as described above, the Class B and Class C Units receive all excess distributions, with 40% to Class B Unitholders and 60% to the Class C Unitholders until the Class B Units receive approximately $2.9 million in any partnership year to the extent that all Class B Units have been issued per the Partnership Agreement. After reaching this threshold, the remaining distributions are allocated 100% to the Class C Unitholders.

The Class D Units represent profit interests in the Partnership, which may be granted periodically to employees of AAM. A total of 10,000 Class D Units have been authorized. A total of 8,050 and 8,050 Class D Units are outstanding at December 31, 2012 and 2011, respectively. The Class D Units are not entitled to any distributions of the Partnership, except in the event of sale, disposition, or refinancing as defined. Class C Units also have an interest in these proceeds. The terms of the Class D Units were amended at the Merger. Part of the Class D Units are defined as performance-based awards under ASC 718 and require employment of the recipient on the date of sale, disposition, or refinancing (Liquidity Event). If the employee is no longer employed on such date, the award is forfeited. For accounting purposes, the grant date fair value will be recognized as an expense when a Liquidity Event becomes imminent and such fair value on the grant date was determined to be $0.9 million. The remainder of the Class D Units are time-based awards under ASC 718 and such fair value determined on the grant date is recognized over the vesting period. During 2011 and 2010, 1,610 and 3,220 of the time-based Class D Units vested, respectively resulting in the recognition of approximately $0.4 million and $0.9 million, respectively in expense.

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Distributions accrued in accordance with declaration to the Partnership’s partners are summarized as follows for the years ended December 31:

	Class A	Class B	Class C	Class D	Class E	Class F	Class G
2012	$9,002,269	$1,879,208	$2,541,232	$—	$—	$2,215,043	$27,954,667
2011	$6,733,720	$2,894,457	$7,040,689	$—	$—	$2,215,044	$23,162,935
2010	$13,594,547	$2,894,457	$12,683,113	$—	$5,342,466	$3,792,881	$6,092,935

Weighted-average Units outstanding are summarized as follows for the years ended December 31:

	Class A	Class B	Class C	Class D	Class E	Class F	Class G
2012	13,467,223	4,523,145	2	8,050	—	2,684,900	20,019,054
2011	13,467,223	4,523,145	2	8,050	—	2,684,900	14,495,018
2010	13,467,223	4,523,145	2	7,386	5,342,489	4,597,432	3,944,455

The Partnership had established an officer incentive program linked to its future value. Awards vest annually over a five-year period assuming continuing employment by the recipient. The awards can be settled in Class C Units or cash at the Company’s discretion at the settlement date of December 31, 2012. For accounting purposes, expense recognition under the program commenced in 2008, and the related expense for the years ended December 31, 2012, 2011, and 2010 was approximately $0.4 million, $0.4 million and $0.4 million, respectively.

As a result of the Merger on September 17, 2010, such incentive program was modified such that 40% of the previously granted award settled immediately on the Merger date with another 20% vesting and settling on December 31, 2010. The remaining 40% will vest equally on December 31, 2011 and December 31, 2012, and will settle in 2018, subject to the terms and conditions of the amended incentive program agreement. In accordance with ASC 718, Compensation – Stock Compensation (ASC 718), such incentive program was expensed through general and administrative expenses as non-cash compensation on the consolidated statements of operations and comprehensive income through the ultimate vesting date of December 31, 2012.

9. Option Awards

On September 17, 2010, the Company adopted a 2010 Management Incentive Plan (the Plan) as part of the Merger transaction. Two thirds of the options granted are performance based awards whose criteria for vesting is tied to a future liquidity event (as defined) and also contingent upon meeting certain return thresholds (as defined). At this time the Company does not believe it is probable that these options will vest and therefore has not recorded any expense in the December 31, 2012, 2011 or 2010 consolidated financial statements in accordance with ASC 718. The cumulative value associated with all performance based award options of the Company aggregates to approximately $7.4 million as of December 31, 2012. One third of the options granted were time based awards and the service period for these options is four years with shares vesting at a rate of 25% ratably from the grant date.

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

The following table represents the time based option awards activity for the years ended December 31, 2012, 2011, and 2010.

	2012	2011	2010
Outstanding at January 1	1,417,246	1,320,050	—
Granted	701,560	97,196	1,320,050
Exercised	—	—	—
Cancelled/Forfeited	(161,973)	—	—

Outstanding at December 31	1,956,833	1,417,246	1,320,050

Options exercisable at end of period	—	—	—
Weighted average fair value of options granted	$2.20	$1.87	$1.80

The following table represents the time based option awards outstanding cumulatively life-to-date for the years ended December 31, 2012, 2011, and 2010 as well as other Plan data:

	2012	2011	2010
Range of exercise prices	$16.56 - $18.87	$16.56 - $18.87	$16.56 - $17.96
Outstanding	1,956,833	1,417,246	1,320,050
Remaining contractual life (years)	8.30	8.71	9.72
Weighted average exercise price	$17.43	$16.75	$16.60

The Company has used the Black-Scholes option pricing model to estimate the grant date fair value of the options. The following table includes the assumptions that were made in estimating the grant date fair value for options awarded in 2012, 2011, and 2010.

	2012 Grants	2011 Grants	2010 Grants
Weighted average dividend yield	7.54%	8.13%	10.28%
Weighted average risk-free interest rate	1.31%	2.02%	2.10%
Weighted average expected life	7 years	7 years	7 years
Weighted average estimated volatility	38.24%	38.10%	38.00%
Weighted average exercise price	$18.78	$18.80	$16.60
Weighted average fair value of options granted (per option)	$2.88	$2.78	$1.80

The Company recorded non-cash compensation expenses of approximately $1.3 million, $1.1 million and $0.3 million for the years ended December 31, 2012, 2011 and 2010, related to the time based stock options accounted for as equity awards, as a component of general and administrative expenses in the consolidated statements of operations and comprehensive income, respectively.

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

At December 31, 2012, the total compensation cost related to outstanding, non-vested time based equity option awards that are expected to be recognized as compensation cost in the future aggregates to approximately $1.7 million.

For the year ended December 31,	Options
2013	$971,210
2014	490,052
2015	188,783
2016	33,662

Total	$1,683,707

Dividend equivalent rights associated with the Plan amounted to $2.3 million, $2.2 million, and $0.6 million for the years ended December 31, 2012, 2011, and 2010, respectively. These dividend rights will be paid in four installments as the option vests.

10. Minimum Future Rentals

The Company’s real estate investments are leased under noncancelable triple-net operating leases. Under the provisions of the leases, the Company receives fixed minimum monthly rentals, generally with annual increases, and the operators are responsible for the payment of all operating expenses, including repairs and maintenance, insurance, and real estate taxes of the property throughout the term of the leases.

At December 31, 2012, future minimum annual rentals to be received under the noncancelable lease terms are as follows:

2013	$127,666,617
2014	131,221,348
2015	131,725,358
2016	131,808,617
2017	130,086,336
Thereafter	566,509,011

$1,219,017,287

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

11. Quarterly Results of Operations (Unaudited)

The following is a summary of our unaudited quarterly results of operations for the years ended December 31, 2012 and 2011 (in thousands) including the effects of discontinued operations. The sum of individual quarterly amounts may not agree to the annual amounts included in the consolidated statements of income due to rounding.

	Year Ended December 31, 2012
	1st Quarter(1)	2nd Quarter(2)	3rd Quarter(3)	4th Quarter(4)
Total revenues	$29,231	$31,109	$31,502	$31,330

Net income	$6,016	$3,613	$1,767	$(2,803)

Net income allocable to stockholders	$3,560	$2,255	$1,130	$(1,807)

Earnings per common share allocable to stockholders
Basic	$0.18	$0.11	$0.05	$(0.08)
Diluted	$0.18	$0.11	$0.05	$(0.08)

	Year Ended December 31, 2011
	1st Quarter(5)	2nd Quarter	3rd Quarter(6)	4th Quarter(7)
Total revenues	$20,835	$25,835	$22,994	$27,384

Net income	$1,716	$7,002	$314	$2,281

Net income allocable to stockholders	$933	$3,809	$171	$1,293

Earnings per common share allocable to stockholders
Basic	$0.08	$0.26	$0.01	$0.08
Diluted	$0.07	$0.26	$0.01	$0.08

(1)	The results include $0.7 million of impairment in the first quarter.
(2)	The results include $3.7 million of impairment in the second quarter.
(3)	The results include $1.8 million of impairment and $2.8 million of reserve for uncollectible loan receivables in the third quarter.
(4)	The results include $5.0 million of impairment and $0.2 million of reserve for uncollectible loan receivables in the fourth quarter.
(5)	The results include $3.0 million in straight-line rent write-offs and $3.1 million in deferred financing costs write-offs in connection with the senior note issuance during the first quarter.
(6)	The results include $3.5 million in straight-line rent write-offs, $2.2 million of indemnity expense related to an operator transition, and $0.9 million of impairment recognized in the third quarter.
(7)	The results include $5.2 million of impairment recognized in the fourth quarter.

12. Related Parties

Related party receivables and payables represent amounts due from/to various affiliates of the Company, including advances to members of the Company, amounts due to certain acquired companies and limited liability companies for transactions occurring prior to the formation of the Company, and various advances to entities controlled by affiliates of the Company’s management. An officer of the Company received a loan of approximately $0.3 million, which has been paid off in full as of April 29, 2011. An officer of the Company

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

funded approximately $2.0 million at December 31, 2012 in connection with the distribution settlement (see Note 14). The amount is recognized as part of other liabilities as of December 31, 2012, and has been subsequently distributed. There are no other related party receivables or payables as of December 31, 2012, other than amounts owed from the Partnership to the REIT for accrued distributions.

The Partnership had entered into a management agreement, as amended, effective April 1, 2005, with AAM, an entity affiliated by common ownership. Under the management agreement, AAM had been granted the exclusive right to oversee the portfolio of the Partnership, providing, among other administrative services, accounting and all required financial services; legal administration and regulatory compliance; investor, operator, and lender relationship services; and transactional support to the Partnership. Except as otherwise provided in the Partnership Agreement, all management powers of the business and affairs of the Partnership were exclusively vested in the General Partner. The annual fee for such services equaled six-tenths of one percent (0.6%) of the aggregate fair market value of the properties as determined by the Partnership and AAM annually. This fee arrangement was amended as discussed below. In addition, the Partnership reimbursed AAM for all reasonable and necessary out-of-pocket expenses incurred in AAM’s conduct of its business, including, but not limited to, travel, legal, appraisal, and brokerage fees, fees and expenses incurred in connection with the acquisition, disposition, or refinancing of any property, and reimbursement of compensation and benefits of the officers and employees of AAM. This agreement was terminated on September 17, 2010 when the Merger occurred, effectively consolidating AAM into the Company, and eliminating the necessity for reimbursement.

On October 16, 2007, the Company legally acquired AAM through a Manager Contribution and Exchange Agreement dated October 16, 2007 (the Contribution Agreement). As stipulated in the Contribution Agreement and the Second Amended and Restated Agreement of Limited Partnership on October 16, 2007 (Partnership Agreement), the Company issued a new class of Company Unit, Class F Units, as consideration to the contributing members of AAM. The contributing members of AAM served as the general partner of the Partnership. With respect to distributions other than to the holders of the Class G Units, the Class F Units have subordinated payment and liquidity preference to the Class E Units (which were subsequently cancelled) but are senior in payment and liquidity preference, where applicable, to the Class A, B, C, and D Units of the Partnership. The Class F Units paid in quarterly installments an annual dividend of 8.25% of the preliminary face amount of approximately $53.7 million (of which half were subsequently redeemed). The preliminary pricing was based upon trading multiples of comparably sized publicly traded healthcare REITs. The ultimate Class F Unit valuation is subject to a true-up formula at the time of a Liquidity Event, as defined in the Partnership Agreement.

For accounting purposes, prior to the Merger, AAM had not been consolidated by the Company, nor had any value been ascribed to the Class F Units issued due to the ability of the Class E Unitholders prior to the Merger to unwind the acquisition as described below. Such action was outside the control of the Company, and accordingly, the acquisition is not viewed as having been consummated. The dividends earned by the Class F Unitholders were reflected as a component of management fees as described above. Prior to the Merger, the fee for management services to the Company was equal to the dividend earned on the Class F Unit.

Under certain circumstances, the Partnership Agreement did permit the Class E Unitholders to unwind this transaction and required the Company to redeem the Class F Units by returning to the affiliates all membership interests in AAM. On September 17, 2010, the Company settled the investment with JER Aviv Acquisition, LLC (JER), the sole Class E Unitholder, and cancelled all outstanding Class E Units. For accounting purposes, this treatment triggered the retroactive consolidation of AAM by the Company.

The original and follow-on investments of Class E Unitholders were made subject to the Unit Purchase Agreement and related documents (UPA) between the Company and JER dated May 26, 2006. The UPA did not

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

give either party the right to settle the investment prior to May 26, 2011. However, the UPA did have an economic arrangement as to how either party could settle the arrangement on or after that date. This economic construct guided the discussions and negotiations of settlement. The UPA allowed the Company to call the E Units and warrants any time after May 26, 2011 as long as it provided JER with a 15% IRR from date of inception. The IRR would be calculated factoring interim distributions as well as exit payments. The units were settled for approximately $92.0 million contemporaneous with the Merger. A portion of the settlement related to outstanding warrants held by JER and originally issued in connection with the E units issuance.

Coincident with the Merger, 50% of the Class F Unit was purchased and settled by the Company for approximately $23.6 million and is reported as a component of distributions to partners and accretion on Class E Preferred Units in the consolidated statements of changes in equity. The remaining Class F Units will pay in quarterly installments an annual dividend of 9.38% of the face amount of approximately $23.6 million.

13. Derivatives

During the periods presented, the Company was party to various interest rate swaps, which were purchased to fix the variable interest rate on the denoted notional amount under the original debt agreements.

At December 31, 2012, the Company is party to two interest rate swaps, with identical terms for $100 million each. They were purchased to fix the variable interest rate on the denoted notional amount under the Term Loan which was obtained in September 2010, and qualify for hedge accounting. For presentational purposes they are shown as one derivative due to the identical nature of their economic terms.

Total notional amount	$ 200,000,000
Fixed rates	6.49% (1.99% effective swap base rate plus 4.5% spread per credit agreement)
Floor rate	1.25%
Effective date	November 9, 2010
Termination date	September 17, 2015
Asset balance at December 31, 2012 (included in other assets)	$ —
Asset balance at December 31, 2011 (included in other assets)	$ —
Liability balance at December 31, 2012 (included in other liabilities)	$ (3,773,332)
Liability balance at December 31, 2011 (included in other liabilities)	$ (3,297,342)

The fair value of each interest rate swap agreement may increase or decrease due to changes in market conditions but will ultimately decrease to zero over the term of each respective agreement.

For the years ended December 31, 2012, 2011, and 2010, the Partnership recognized approximately $0, $0, and $2.9 million of net income, respectively, in the consolidated statements of operations and comprehensive income related to the change in the fair value of interest rate swap agreements where the Partnership did not elect to apply hedge accounting. Such instruments that did not elect to apply hedge accounting were settled at the Merger date.

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

The following table provides the Company’s derivative assets and liabilities carried at fair value as measured on a recurring basis as of December 31, 2012 (dollars in thousands):

	Total Carrying Value at December 31, 2012	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative assets	$—	$—	$—	$—
Derivative liabilities	(3,773)	—	(3,773)	—

	$(3,773)	$—	$(3,773)	$—

The Company’s derivative assets and liabilities include interest rate swaps that effectively convert a portion of the Company’s variable rate debt to fixed rate debt. The derivative positions are valued using models developed by the respective counterparty that use as their basis readily observable market parameters (such as forward yield curves) and are classified within Level 2 of the valuation hierarchy. The Company considers its own credit risk as well as the credit risk of its counterparties when evaluating the fair value of its derivatives.

14. Commitments and Contingencies

The Company had a contractual arrangement with an operator to reimburse quality assurance fees levied by the California Department of Health Care Services from August 1, 2005 through July 31, 2008. The Company was obligated to reimburse the fees to the operator if and when the state withheld these fees from the operator’s Medi-Cal reimbursements associated with 5 facilities that were formerly leased to Trinity Health Systems. The total possible obligation for these fees was $1.4 million, which the Company has paid. Judicial proceedings initiated by the Company seeking declaratory relief for these fees were settled on July 24, 2012 which provided for recovery of such amounts from the State of California. The approximate settlement of $756,000 is recognized in interest and other income.

During 2011, the Company entered into a contractual arrangement with an operator in one of its facilities to reimburse any liabilities, obligations or claims of any kind or nature resulting from the actions of the former operator in such facility, Brighten Health Care Group. The Company is obligated to reimburse the fees to the operator if and when the operator incurs such expenses associated with certain Indemnified Events, as defined therein. The total possible obligation for these fees is estimated to be $2.3 million, of which approximately $1.8 million has been paid to date. The remaining $0.5 million was accrued as a component of other liabilities in the consolidated balance sheets.

In late 2011, after a dispute with certain of its limited partners, the Partnership filed a declaratory judgment motion in the Delaware Chancery Court seeking confirmation that an adjustment to the distributions of cash flows of the Partnership was made in accordance with the partnership agreement following the investment in the Partnership by the Company and related financing transactions. The dispute relates to the relative distributions among classes of limited partners that existed prior to the investment by the Company. In November 2012, certain limited partners (including Ari Ryan, one of our directors, and other members of the estate of Zev Karkomi, one of our co-founders) filed suit in the Circuit Court of Cook County, Illinois against the Company, the Partnership and Mr. Bernfield alleging that the adjustment described above was improper and adding certain fiduciary duty claims against the Company and Mr. Bernfield in connection with the adjustment and certain equity incentive programs implemented in connection with the investment in the Partnership by the Company, the terms of which were approved by several of the plaintiffs in the Illinois action. In January 2013, the Company reached a settlement with the defendant in the Delaware action and the plaintiffs in the Illinois action. The settlement releases the Company, the Partnership and Mr. Bernfield in exchange for a partial reallocation of

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

relative distributions among classes of limited partners, which reallocation will be funded by the limited partners that previously received such distributions or offset against distributions otherwise due. No additional amounts are payable by the Company, the Partnership or Mr. Bernfield and, accordingly, the settlement is not expected to have a material impact on the Company or the Partnership.

The Company is involved in various unresolved legal actions and proceedings, which arise in the normal course of our business. Although the outcome of a particular proceeding can never be predicted, we do not believe that the result of any of these other matters will have a material adverse effect on our business, operating results, liquidity or financial position.

15. Concentration of Credit Risk

As of December 31, 2012, the Company’s portfolio of investments consisted of 258 healthcare facilities, located in 29 states and operated by 38 third party operators. At December 31, 2012, approximately 54.5% (measured as a percentage of total assets) were leased by five private operators: Saber Health Group (16.2%), Daybreak Healthcare (13.4%), EmpRes (9.6%), Maplewood (8.1%), and SunMar (7.2%). No other operator represents more than 6.3% of our total assets. The five states in which the Company had its highest concentration of total assets were Texas (17.0%), California (15.4%), Ohio (8.5%), Connecticut (8.1%), and Pennsylvania (6.6%), at December 31, 2012.

For the year ended December 31, 2012, the Company’s rental income from operations totaled approximately $117.4 million, of which approximately $19.1 million was from Daybreak Healthcare (16.2%), $16.5 million from Saber Health Group (14.0%), and $12.3 million from EmpRes (10.4%). No other operator generated more than 8.3% of the Company’s rental income from operations for the year ended December 31, 2012.

Below is a summary of unaudited financial information as of and for the year ended December 31, 2011 for the two lessees (operators) of our properties whose total assets, in the aggregate, exceeds 10% of the Company’s total assets at December 31, 2012. Financial performance under the terms of lease agreements with these lessees is, by agreement, guaranteed by the entities whose financial data is as follows:

	Saber Health Group (1)	Daybreak Healthcare (1)
Financial position
Current assets	$60,101,714	$20,268,519
Noncurrent assets	14,836,834	33,730,570
Current liabilities	42,805,808	43,808,258
Noncurrent liabilities	35,822,405	48,613,081
(Deficit) equity	(3,749,665)	(38,422,250)
Results of operations
Revenues	$253,149,467	$243,231,294
Gross profit	12,852,928	5,338,258
Income from continuing operations	11,765,523	1,869,985
Net income	5,942,277	2,065,042

(1)	Represents the financial information as of December 31, 2011 as the December 31, 2012 financial information was not available as of and for the year ended December 31, 2012 at the time of this filing.

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

16. Discontinued Operations

ASC 205-20 requires that the operations and associated gains and/or losses from the sale or planned disposition of components of an entity, as defined, be reclassified and presented as discontinued operations in the Company’s consolidated financial statements for all periods presented. In April 2012, the Company sold three properties in Arkansas and one property in Massachusetts to unrelated third parties. Below is a summary of the components of the discontinued operations for the respective periods:

	Year Ended December 31,
	2012	2011	2010
Total revenues	$269,932	$1,260,671	$1,163,559
Expenses:
Interest expense	(27,104)	(8,123)	(1,090)
Depreciation and amortization	(1,958)	(575,322)	(607,426)
Gain on sale of assets, net	4,425,246	—	—
Loss on extinguishment of debt	(13,264)	—	—
Other (expenses) income	(66,160)	(910,941)	101,103

Total gains (expenses)	4,316,760	(1,494,386)	(507,413)

Discontinued operations	$4,586,692	$(233,715)	$656,146

AVIV REIT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

17. Earnings Per Common Share

The following table shows the amounts used in computing the basic and diluted earnings per common share.

	For the Year Ended December 31,
	2012	2011	2010
Numerator for basic and diluted earnings per share:
Income from continuing operations attributable to common stockholders	$2,395,785	$6,333,974	$3,464,817
Discontinued operations, net of noncontrolling interests	2,742,563	(128,203)	366,279

Net income attributable to common stockholders	$5,138,348	$6,205,771	$3,831,096

Denominator:
Denominator for basic earnings per share-weighted average shares	20,019,054	14,495,018	13,643,680
Effective dilutive securities:
Stock options	145,552	145,794	143,741

Denominator for diluted earnings per share—adjusted weighted average shares	20,164,606	14,640,812	13,787,421

Basic earnings per share:
Income from continuing operations attributable to common stockholders	$0.12	$0.44	$0.25
Discontinued operations, net of noncontrolling interests	0.14	(0.01)	0.03

Net income attributable to common stockholders	$0.26	$0.43	$0.28

Diluted earnings per share:
Income from continuing operations attributable to common stockholders	$0.12	$0.43	$0.25
Discontinued operations, net of noncontrolling interests	0.14	(0.01)	0.03

Net income attributable to common stockholders	$0.26	$0.42	$0.28

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

Accounts Receivable and Secured Loans Receivable Allowance for Doubtful Accounts

	Balance at Beginning of Year	Charged to (Recovered from) Costs and Expenses	Deductions and Write-offs		Balance at End of Year
Allowance for uncollectible accounts receivable
Year ended December 31, 2012	$79,812	$3,948,446	$(3,224,821)		$803,437
Year ended December 31, 2011	—	79,812	—		79,812
Year ended December 31, 2010	223,803	(40,459)	(183,344)		—
Allowance for uncollectible secured loan receivable
Year ended December 31, 2012	$2,176,149	$6,531,506	$(8,390,603	)(1)	$317,052
Year ended December 31, 2011	750,000	1,512,305	(86,156)		2,176,149
Year ended December 31, 2010	28,828	721,172	—		750,000

(1)	Loan deductions and write-offs of $8,390,603 include amounts previously reserved for during the Company’s reserve analysis for the years ended December 31, 2012 and 2011. Such amount represents $7,448,108 of 2012 activity, as well as $942,495 of 2012 activity that was not previously reserved for and thus was directly written-off during the year ended December 31, 2012 at the time the amounts were deemed uncollectible.

AVIV REIT, INC. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND INVESTMENTS

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2012 (c)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
SunBridge Care/Rehab - Broadway	(a	)	(3)	Methuen	MA	$31,469	$495,552	$—	$(170,262)	$26,002	$330,757	$(165,260)	1910	1993	40 years
SunBridge - Colonial Heights	(a	)	(3)	Lawrence	MA	63,160	958,681	—	(225,000)	63,160	733,681	(348,499)	1963	1993	40 years
SunBridge - Fall River	(c	)		Fall River	MA	90,707	1,308,677	—	(1,399,384)	—	—	—		1993	40 years
SunBridge Care Center - Glenwood	(a	)	(3)	Lowell	MA	82,483	1,210,652	—	(252,510)	82,483	958,142	(455,117)	1964	1993	40 years
SunBridge - Hammond House	(a	)	(3)	Worchester	MA	42,062	663,598	488,598	(663,598)	42,062	488,598	(232,084)	1965	1993	40 years
SunBridge for North Reading	(a	)	(3)	North Reading	MA	113,195	1,567,397	—	(252,500)	113,195	1,314,897	(624,576)	1966	1993	40 years
Robbin House Nursing and Rehab	(c	)		Quincy	MA	66,000	1,051,668	—	(1,117,668)	—	—	—		1993	40 years
SunBridge Care Center - Rosewood	(a	)	(3)	Fall River	MA	31,893	512,984	—	(283,705)	12,593	248,579	(175,980)	1882	1993	40 years
SunBridge Care/Rehab-Sandalwood	(a	)	(3)	Oxford	MA	64,435	940,982	497,782	(192,500)	64,435	1,246,264	(421,667)	1966	1993	40 years
SunBridge - Spring Valley	(a	)	(3)	Worchester	MA	71,084	1,030,725	—	(205,000)	71,084	825,725	(392,219)	1960	1993	40 years
SunBridge Care/Rehab -Town Manor	(c	)		Lawrence	MA	89,790	1,305,518	—	(1,395,308)	—	—	—		1993	40 years
SunBridge Care/Rehab -Woodmill	(a	)	(3)	Lawrence	MA	61,210	946,028	—	(235,000)	61,210	711,028	(337,738)	1965	1993	40 years
SunBridge Care/Rehab -Worcester	(c	)		Worchester	MA	92,512	1,374,636	—	(1,467,148)	—	—	—		1993	40 years
Countryside Community	(a	)	(2)	South Haven	MI	221,000	4,239,161	12,959	—	221,000	4,252,120	(954,835)	1975	2005	40 years
Pepin Manor	(a	)	(2)	Pepin	WI	318,000	1,569,959	332,808	—	318,000	1,902,767	(366,240)	1978	2005	40 years
Highland Health Care Center	(a	)	(2)	Highland	IL	189,921	1,723,523	—	—	189,921	1,723,523	(418,563)	1963	2005	40 years
Nebraska Skilled Nursing/Rehab	(a	)	(2)	Omaha	NE	211,000	6,694,584	—	(1,510)	209,490	6,694,584	(1,697,031)	1971	2005	40 years
Casa Real	(a	)	(2)	Santa Fe	NM	1,029,800	2,692,295	676,474	—	1,029,800	3,368,769	(810,849)	1985	2005	40 years
Clayton Nursing and Rehab	(a	)	(2)	Clayton	NM	41,000	790,476	—	—	41,000	790,476	(260,927)	1960	2005	40 years
Country Cottage Care/Rehab Center	(a	)	(2)	Hobbs	NM	9,000	671,536	—	—	9,000	671,536	(258,739)	1963	2005	40 years
Bloomfield Nursing/Rehab Center	(a	)	(2)	Bloomfield	NM	343,800	4,736,296	—	—	343,800	4,736,296	(1,101,548)	1985	2005	40 years
Espanola Valley Center	(a	)	(2)	Espanola	NM	216,000	4,143,364	—	—	216,000	4,143,364	(1,059,431)	1984	2005	40 years
Sunshine Haven Lordsburg	(a	)	(2)	Lordsburg	NM	57,041	1,881,927	—	—	57,041	1,881,927	(404,557)	1972	2005	40 years
Silver City Care Center	(a	)	(2)	Silver City	NM	305,000	5,843,505	—	—	305,000	5,843,505	(1,319,974)	1984	2005	40 years
Raton Nursing and Rehab Center	(a	)	(2)	Raton	NM	128,000	1,509,456	—	—	128,000	1,509,456	(479,297)	1985	2005	40 years
Red Rocks Care Center	(a	)	(2)	Gallup	NM	329,000	3,952,779	—	—	329,000	3,952,779	(970,842)	1978	2005	40 years
Heritage Villa Nursing/Rehab	(a	)	(2)	Dayton	TX	18,000	435,568	9,400	—	18,000	444,968	(123,815)	1964	2005	40 years
Wellington Oaks Nursing/Rehab	(a	)	(2)	Ft. Worth	TX	137,000	1,147,400	(9,400)	—	137,000	1,138,000	(330,345)	1963	2005	40 years
Seven Oaks Nursing and Rehab	(a	)	(2)	Bonham	TX	63,000	2,583,389	—	—	63,000	2,583,389	(622,170)	1970	2005	40 years
Birchwood Nursing and Rehab	(a	)	(2)	Cooper	TX	96,000	2,726,580	8,304	—	96,000	2,734,884	(644,167)	1966	2005	40 years
Smith Nursing and Rehab	(a	)	(2)	Wolfe City	TX	49,000	1,010,304	(8,304)	—	49,000	1,002,000	(258,656)	1946	2005	40 years
Blanco Villa Nursing and Rehab	(a	)	(3)	San Antonio	TX	341,847	1,931,216	951,592	—	341,847	2,882,808	(655,011)	1969	2005	40 years
Forest Hill Nursing Center	(a	)		Ft. Worth	TX	87,904	1,764,129	—	(1,852,033)	—	—	—		2005	40 years
Garland Nursing and Rehab	(a	)	(3)	Garland	TX	56,509	1,058,409	1,357,939	—	56,509	2,416,348	(372,041)	1964	2005	40 years
Hillcrest Nursing and Rehab	(a	)	(3)	Wylie	TX	209,992	2,683,768	528,248	—	209,992	3,212,016	(650,831)	1975	2005	40 years
Mansfield Nursing and Rehab	(a	)	(3)	Mansfield	TX	486,958	2,142,550	(17,723)	—	486,958	2,124,827	(544,951)	1964	2005	40 years
Westridge Nursing and Rehab	(a	)	(3)	Lancaster	TX	625,790	1,847,633	(15,270)	—	625,790	1,832,363	(529,559)	1973	2005	40 years
Clifton Nursing and Rehab	(a	)	(5)	Clifton	TX	125,000	2,974,643	—	—	125,000	2,974,643	(765,834)	1995	2005	40 years
Brownwood Nursing and Rehab	(a	)	(2)	Brownwood	TX	140,000	3,463,711	1,522,390	—	140,000	4,986,101	(852,249)	1968	2005	40 years
Irving Nursing and Rehab	(a	)	(2)	Irving	TX	137,000	1,248,284	(10,284)	—	137,000	1,238,000	(333,444)	1972	2005	40 years
Stanton Nursing and Rehab	(a	)	(3)	Stanton	TX	261,000	1,017,599	11,707	—	261,000	1,029,306	(266,393)	1972	2005	40 years

AVIV REIT, INC. AND SUBSIDIARIES

SCHEDULE III—(CONTINUED)

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2012 (c)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Valley Mills Nursing and Rehab	(a	)	(3)	Valley Mills	TX	34,000	1,091,210	(8,977)	—	34,000	1,082,233	(270,269)	1971	2005	40 years
Hometown Care Center	(a	)	(3)	Moody	TX	13,000	328,263	—	(341,263)	—	—	—		2005	40 years
Shuksan Healthcare Center	(a	)	(3)	Bellingham	WA	61,000	491,085	1,983,432	—	61,000	2,474,517	(340,787)	1965	2005	40 years
Orange Villa Nursing and Rehab	(a	)	(3)	Orange	TX	97,500	1,948,490	17,468	—	97,500	1,965,958	(486,690)	1973	2005	40 years
Pinehurst Nursing and Rehab	(a	)	(3)	Orange	TX	98,500	2,072,051	22,567	—	98,500	2,094,618	(535,694)	1955	2005	40 years
Wheeler Nursing and Rehab	(a	)	(2)	Wheeler	TX	17,000	1,369,290	—	—	17,000	1,369,290	(360,544)	1982	2005	40 years
North Pointe Nursing and Rehab	(a	)	(4)	Watauga	TX	1,061,000	3,845,890	—	—	1,061,000	3,845,890	(881,609)	1999	2005	40 years
ABC Health Center	(a	)	(2)	Harrisonville	MO	143,500	1,922,391	122,010	—	143,500	2,044,401	(451,064)	1970	2005	40 years
Camden Health Center	(a	)	(2)	Harrisonville	MO	189,000	2,531,961	68,462	—	189,000	2,600,423	(559,855)	1977	2005	40 years
Cedar Valley Health Center	(a	)	(2)	Rayton	MO	252,000	3,375,981	58,200	—	252,000	3,434,181	(819,610)	1978	2005	40 years
Monett Healthcare Center	(a	)	(2)	Monett	MO	259,000	3,469,761	(26,381)	—	259,000	3,443,380	(795,952)	1976	2005	40 years
White Ridge Health Center	(a	)	(2)	Lee’s Summit	MO	292,250	3,914,964	32,514	—	292,250	3,947,478	(886,786)	1986	2005	40 years
The Orchards Rehab/Care Center	(a	)	(3)	Lewiston	ID	201,000	4,319,316	505,634	—	201,000	4,824,950	(1,173,299)	1958	2005	40 years
SunBridge for Payette	(a	)	(3)	Payette	ID	179,000	3,165,530	(26,331)	—	179,000	3,139,199	(642,696)	1964	2005	40 years
Magic Valley Manor-Assisted Living	(b	)	(3)	Wendell	ID	177,000	405,331	1,005,334	—	177,000	1,410,665	(196,339)	1911	2005	40 years
McCall Rehab and Living Center	(a	)		McCall	ID	213,000	675,976	(5,624)	(883,352)	—	—	—	1965	2005	40 years
Menlo Park Health Care	(a	)	(3)	Portland	OR	112,000	2,205,297	184,777	—	112,000	2,390,074	(653,452)	1959	2005	40 years
Burton Care Center	(a	)	(3)	Burlington	WA	115,000	1,169,629	85,957	—	115,000	1,255,586	(271,239)	1930	2005	40 years
Columbia View Care Center	(a	)	(3)	Cathlamet	WA	49,200	504,900	(0)	(93,098)	38,246	422,756	(135,952)	1965	2005	40 years
Pinehurst Park Terrace	(a	)		Seattle	WA	—	360,236	—	(360,236)	—	—	—		2005	40 years
Grandview Healthcare Center	(a	)	(3)	Grandview	WA	19,300	1,155,216	14,917	—	19,300	1,170,133	(383,322)	1964	2005	40 years
Hillcrest Manor	(a	)	(3)	Sunnyside	WA	102,000	1,638,826	6,856,674	—	102,000	8,495,500	(649,404)	1970	2005	40 years
Evergreen Foothills Center	(a	)	(3)	Phoenix	AZ	500,000	4,537,644	—	—	500,000	4,537,644	(1,340,585)	1997	2005	40 years
Evergreen Hot Springs Center	(a	)	(3)	Hot Springs	MT	103,500	1,942,861	19,412	—	103,500	1,962,273	(446,117)	1963	2005	40 years
Evergreen Polson Center	(a	)	(3)	Polson	MT	121,000	2,357,612	(19,412)	—	121,000	2,338,200	(570,439)	1971	2005	40 years
Evergreen Sun City Center	(a	)	(3)	Sun City	AZ	476,231	5,697,720	60,161	—	476,231	5,757,881	(1,385,966)	1985	2005	40 years
Sunset Gardens at Mesa	(b	)	(3)	Mesa	AZ	123,000	1,640,673	(13,547)	—	123,000	1,627,126	(375,124)	1974	2005	40 years
Evergreen Mesa Christian Center	(a	)	(3)	Mesa	AZ	466,000	6,231,061	(46,614)	(615,000)	466,000	5,569,447	(1,526,643)	1973	2005	40 years
Evergreen The Dalles Center	(a	)	(2)	The Dalles	OR	200,000	3,831,789	91,952	—	200,000	3,923,741	(841,322)	1964	2005	40 years
Evergreen Vista Health Center	(a	)	(2)	LaGrande	OR	281,000	4,783,790	248,354	—	281,000	5,032,144	(1,029,198)	1961	2005	40 years
Whitman Health and Rehab Center	(a	)	(2)	Colfax	WA	231,000	6,271,162	38,289	—	231,000	6,309,451	(1,287,203)	1985	2005	40 years
Fountain Retirement Hotel	(b	)	(3)	Youngtown	AZ	101,300	1,939,835	169,696	(1,634,700)	4,550	571,581	(479,533)	1971	2005	40 years
Gilmer Care Center	(a	)	(3)	Gilmer	TX	257,000	2,992,894	362,306	—	257,000	3,355,200	(725,838)	1967	2005	40 years
Columbus Nursing and Rehab Center	(a	)	(2)	Columbus	WI	352,000	3,476,920	301,848	—	352,000	3,778,768	(761,893)	1950	2005	40 years

AVIV REIT, INC. AND SUBSIDIARIES

SCHEDULE III—(CONTINUED)

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2012 (c)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
San Juan Rehab and Care Center	(a	)	(3)	Anacortes	WA	625,000	1,184,855	2,041,630	—	625,000	3,226,485	(713,654)	1965	2005	40 years
Infinia at Faribault	(a	)	(3)	Faribault	MN	70,000	1,484,598	102,124	—	70,000	1,586,722	(411,328)	1958	2005	40 years
Infinia at Owatonna	(a	)	(3)	Owatonna	MN	125,000	2,321,296	(19,308)	—	125,000	2,301,988	(544,998)	1963	2005	40 years
Infinia at Willmar	(a	)	(3)	Wilmar	MN	70,000	1,341,155	19,645	—	70,000	1,360,800	(327,063)	1998	2005	40 years
Infinia at Florence Heights	(a	)	(2)	Omaha	NE	413,000	3,516,247	4,352	(742,383)	310,538	2,880,678	(941,217)	1999	2005	40 years
Infinia at Ogden	(a	)	(3)	Ogden	UT	233,800	4,478,450	600,246	—	233,800	5,078,696	(1,018,039)	1977	2005	40 years
Prescott Manor Nursing Center	(a	)	(3)	Prescott	AR	43,500	1,461,860	209,056	—	43,500	1,670,916	(479,048)	1965	2005	40 years
Star City Nursing Center	(a	)	(3)	Star City	AR	28,000	1,068,891	80,125	—	28,000	1,149,016	(265,375)	1969	2005	40 years
Westview Manor of Peabody	(a	)	(3)	Peabody	KS	22,000	502,177	137,682	—	22,000	639,859	(119,708)	1963	2005	40 years
Orchard Grove Extended Care Center	(a	)	(2)	Benton Harbor	MI	166,000	3,185,496	439,904	(491,113)	138,744	3,161,543	(778,747)	1971	2005	40 years
Marysville Care Center	(a	)		Marysville	CA	281,000	1,319,608	—	(1,600,608)	—	—	—		2005	40 years
Yuba City Care Center	(a	)		Yuba City	CA	177,385	2,129,584	—	(2,306,969)	—	—	—		2005	40 years
Lexington Care Center	(a	)	(3)	Lexington	MO	151,000	2,943,170	325,142	—	151,000	3,268,312	(772,950)	1970	2005	40 years
Twin Falls Care Center	(a	)	(3)	Twin Falls	ID	448,000	5,144,793	—	—	448,000	5,144,793	(1,162,858)	1961	2005	40 years
Gordon Lane Care Center	(a	)	(2)	Fullerton	CA	2,982,000	3,648,346	—	—	2,982,000	3,648,346	(810,876)	1966	2005	40 years
Sierra View Care Center	(a	)	(3)	Baldwin Park	CA	868,400	1,748,141	6,377	—	868,400	1,754,518	(449,472)	1938	2005	40 years
Villa Maria Care Center	(a	)	(4)	Long Beach	CA	139,600	766,778	—	(906,378)	—	—	—		2005	40 years
High Street Care Center	(a	)	(3)	Oakland	CA	246,000	684,695	11,776	—	246,000	696,471	(162,108)	1961	2005	40 years
MacArthur Care Center	(a	)	(3)	Oakland	CA	246,000	1,415,776	(11,776)	—	246,000	1,404,000	(441,460)	1960	2005	40 years
Pomona Vista Alzheimer’s Center	(a	)	(3)	Ponoma	CA	403,000	954,853	—	—	403,000	954,853	(247,312)	1959	2005	40 years
Rose Convalescent Hospital	(a	)	(4)	Baldwin Park	CA	1,308,000	486,043	—	—	1,308,000	486,043	(146,130)	1963	2005	40 years
Country Oaks Nursing Center	(a	)	(3)	Ponoma	CA	1,393,000	2,426,180	—	—	1,393,000	2,426,180	(555,496)	1964	2005	40 years
Evergreen Nursing/Rehab Center	(a	)	(3)	Effingham	IL	317,388	3,461,794	—	—	317,388	3,461,794	(807,416)	1974	2005	40 years
Deseret at Hutchinson	(a	)	(2)	Hutchinson	KS	180,000	2,546,991	—	—	180,000	2,546,991	(619,799)	1963	2005	40 years
Northridge Healthcare/Rehab	(a	)		Little Rock	AR	465,000	3,011,597	55,321	(3,531,918)	—	—	—	1969	2005	40 years
Doctors Nursing and Rehab Center	(a	)	(3)	Salem	IL	125,000	4,663,792	900,000	—	125,000	5,563,792	(1,129,755)	1972	2005	40 years
Woodland Hills Health/Rehab	(a	)		Little Rock	AR	270,000	4,006,007	—	(4,276,007)	—	—	—	1979	2005	40 years
North Richland Hills	(a	)		North Richland Hills	TX	980,458	—	5,067,466	(6,047,924)	—	—	—		2005	40 years
Chenal Heights	(a	)	(2)	Little Rock	AR	1,411,446	—	7,330,169	—	1,411,446	7,330,169	(1,348,438)	2008	2006	40 years
Willis Nursing and Rehab	(a	)	(2)	Willis	TX	212,000	2,407,367	—	—	212,000	2,407,367	(456,924)	1975	2006	40 years
Blanchette Place Care Center	(a	)	(3)	St. Charles	MO	1,300,000	10,777,312	3,586	—	1,300,000	10,780,898	(1,856,609)	1994	2006	40 years
Cathedral Gardens Care Center	(a	)	(3)	St. Louis	MO	1,600,000	9,524,876	51,229	—	1,600,000	9,576,105	(1,698,129)	1979	2006	40 years

AVIV REIT, INC. AND SUBSIDIARIES

SCHEDULE III—(CONTINUED)

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2012 (c)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Heritage Park Skilled Care	(a	)	(3)	Rolla	MO	1,200,000	7,840,918	775,182	—	1,200,000	8,616,100	(1,330,566)	1993	2006	40 years
Oak Forest Skilled Care	(a	)	(3)	Ballwin	MO	550,000	3,995,129	42,870	—	550,000	4,037,999	(718,435)	2004	2006	40 years
Richland Care and Rehab	(a	)	(3)	Olney	IL	350,000	2,484,264	—	—	350,000	2,484,264	(497,646)	2004	2006	40 years
Bonham Nursing and Rehab	(a	)	(3)	Bonham	TX	76,000	1,129,849	—	—	76,000	1,129,849	(202,688)	1969	2006	40 years
Columbus Nursing and Rehab	(a	)		Columbus	TX	150,000	1,808,552	—	(1,958,552)	—	—	—	1974	2006	40 years
Denison Nursing and Rehab	(a	)	(2)	Denison	TX	178,000	1,945,000	—	—	178,000	1,945,000	(350,737)	1958	2006	40 years
Falfurrias Nursing and Rehab	(a	)	(2)	Falfurias	TX	92,000	1,065,000	—	—	92,000	1,065,000	(209,239)	1974	2006	40 years
Houston Nursing and Rehab	(a	)	(2)	Houston	TX	228,000	2,451,893	39,464	—	228,000	2,491,357	(441,065)	1976	2006	40 years
Kleburg County Nursing/Rehab	(a	)	(3)	Kingsville	TX	315,000	3,688,676	594,778	—	315,000	4,283,454	(664,566)	1947	2006	40 years
Terry Haven Nursing and Rehab	(a	)	(3)	Mount Vernon	TX	180,000	1,970,861	—	—	180,000	1,970,861	(386,090)	2004	2006	40 years
Deseret at Mansfield	(b	)	(3)	Mansfield	OH	146,000	2,689,968	15,748	—	146,000	2,705,716	(450,288)	1980	2006	40 years
Clarkston Care Center	(a	)	(3)	Clarkston	WA	161,633	7,038,367	5,514,068	—	161,633	12,552,435	(1,629,385)	1970	2006	40 years
Highland Terrace Nursing Center	(a	)	(3)	Camas	WA	592,776	3,921,159	6,257,608	—	592,776	10,178,767	(1,202,776)	1970	2006	40 years
Richland Rehabilitation Center	(a	)	(3)	Richland	WA	693,000	9,307,000	145,819	—	693,000	9,452,819	(1,562,767)	2004	2006	40 years
Evergreen Milton-Freewater Center	(a	)	(2)	Milton Freewater	OR	700,000	5,403,570	—	—	700,000	5,403,570	(971,800)	1965	2006	40 years
Douglas Rehab and Care Center	(a	)	(3)	Matoon	IL	250,000	2,390,779	1,248,778	(13,246)	250,000	3,626,311	(456,150)	1963	2006	40 years
Hillside Living Center	(a	)	(3)	Yorkville	IL	560,000	3,073,603	1	(3,168)	560,000	3,070,436	(597,477)	1963	2006	40 years
Arbor View Nursing / Rehab Center	(a	)		Zion	IL	147,000	5,235,290	130,209	(5,512,500)	—	(1)	—	1970	2006	40 years
Ashford Hall	(a	)	(3)	Irving	TX	1,746,000	11,418,567	113,706	(142,702)	1,746,000	11,389,571	(1,963,546)	1964	2006	40 years
Belmont Nursing and Rehab Center	(a	)	(3)	Madison	WI	480,000	1,861,061	6,207	—	480,000	1,867,268	(396,012)	1974	2006	40 years
Blue Ash Nursing and Rehab Center	(a	)	(3)	Cincinnati	OH	125,000	6,278,450	447,530	(90,000)	123,200	6,637,780	(1,353,591)	1969	2006	40 years
West Chester Nursing/Rehab Center	(a	)		West Chester	OH	375,000	5,663,460	368,689	(3,554,657)	94,855	2,757,637	(1,107,494)	1965	2006	40 years
Wilmington Nursing/Rehab Center	(a	)	(3)	Willmington	OH	125,000	6,078,450	472,388	—	125,000	6,550,838	(1,312,900)	1951	2006	40 years
Extended Care Hospital of Riverside	(a	)	(2)	Riverside	CA	1,091,000	5,646,826	—	(26,375)	1,091,000	5,620,451	(1,469,592)	1967	2006	40 years
Heritage Manor	(a	)	(2)	Monterey Park	CA	1,585,508	9,274,154	—	(23,200)	1,585,508	9,250,954	(2,143,023)	1965	2006	40 years
French Park Care Center	(a	)	(2)	Santa Ana	CA	1,076,447	5,983,614	596,442	—	1,076,447	6,580,056	(1,133,944)	1967	2006	40 years
North Valley Nursing Center	(a	)	(2)	Tujunga	CA	613,800	5,031,473	—	(25,382)	613,800	5,006,091	(1,035,817)	1967	2006	40 years
Villa Rancho Bernardo Care Center	(a	)	(2)	San Diego	CA	1,425,347	9,652,911	65,349	(57,067)	1,425,347	9,661,193	(1,729,787)	1994	2006	40 years
Austin Nursing Center	(a	)	(3)	Austin	TX	1,501,040	4,504,643	1,725,687	—	1,501,040	6,230,330	(753,699)	2007	2007	40 years
Dove Hill Care Center and Villas	(a	)	(3)	Hamilton	TX	58,397	5,781,296	—	—	58,397	5,781,296	(865,917)	1998	2007	40 years
Brighten at Medford	(a	)		Medford	MA	2,365,610	6,612,915	291,913	(9,270,437)	—	1	—	1978	2007	40 years
Brighten at Ambler	(a	)	(3)	Ambler	PA	370,010	5,111,673	(652,999)	—	370,010	4,458,674	(693,396)	1963	2007	40 years
Brighten at Broomall	(a	)	(3)	Broomall	PA	607,870	3,930,013	590,503	—	607,870	4,520,516	(777,066)	1955	2007	40 years
Brighten at Bryn Mawr	(a	)	(3)	Bryn Mawr	PA	708,300	6,352,474	1,468,774	—	708,300	7,821,248	(1,171,986)	1972	2007	40 years
Brighten at Julia Ribaudo	(a	)	(3)	Lake Ariel	PA	369,050	7,559,765	730,412	—	369,050	8,290,177	(1,339,352)	1980	2007	40 years
Good Samaritan Nursing Home	(a	)	(3)	Avon	OH	393,813	8,856,210	108,495	—	393,813	8,964,705	(1,575,023)	1964	2007	40 years
Belleville Illinois	(a	)	(3)	Belleville	IL	670,481	3,431,286	—	—	670,481	3,431,286	(522,068)	1978	2007	40 years
Homestead Various Leases (b)	(a	)	(3)		TX	345,197	4,352,982	5,504	—	345,197	4,358,486	(673,347)		2007	40 years
Byrd Haven Nursing Home	(a	)	(3)	Searcy	AR	772,501	2,413,388	131,823	(1,897,763)	49,279	1,370,670	(419,949)	1961	2008	40 years

AVIV REIT, INC. AND SUBSIDIARIES

SCHEDULE III—(CONTINUED)

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2012 (c)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Evergreen Arvin Healthcare	(a	)	(2)	Arvin	CA	900,000	4,764,928	783,736	—	1,028,705	5,419,959	(692,938)	1984	2008	40 years
Evergreen Bakersfield Healthcare	(a	)	(2)	Bakersfield	CA	1,000,000	12,154,112	1,820,236	—	1,153,135	13,821,213	(1,593,216)	1987	2008	40 years
Evergreen Lakeport Healthcare	(a	)	(2)	Lakeport	CA	1,100,000	5,237,033	876,918	—	1,256,514	5,957,437	(778,985)	1987	2008	40 years
New Hope Care Center	(a	)	(2)	Tracy	CA	1,900,000	10,293,920	1,687,692	—	2,172,271	11,709,341	(1,374,418)	1987	2008	40 years
Olive Ridge Care Center	(a	)	(2)	Oroville	CA	800,000	8,609,470	2,138,439	—	925,065	10,622,844	(1,246,297)	1987	2008	40 years
Twin Oaks Health & Rehab	(a	)	(2)	Chico	CA	1,300,000	8,397,558	1,341,477	—	1,488,063	9,550,972	(1,225,410)	1988	2008	40 years
Evergreen Health & Rehab	(a	)	(2)	LaGrande	OR	1,400,000	808,374	295,533	—	1,587,353	916,554	(149,521)	1975	2008	40 years
Evergreen Bremerton Health & Rehab	(a	)		Bremerton	WA	650,000	1,366,315	0	(2,016,315)	—	—	—	1969	2008	40 years
Four Fountains	(a	)	(3)	Belleville	IL	989,489	5,007,411	—	—	989,489	5,007,411	(578,259)	1972	2008	40 years
Brookside Health & Rehab	(a	)	(3)	Little Rock	AR	750,690	4,421,289	1,613,473	—	750,690	6,034,762	(734,788)	1969	2008	40 years
Skilcare Nursing Center	(a	)	(3)	Jonesboro	AR	417,050	7,007,007	148,119	—	417,050	7,155,126	(898,122)	1973	2008	40 years
Stoneybrook Health & Rehab Center	(a	)	(3)	Benton	AR	250,231	3,170,134	312,823	—	250,230	3,482,958	(441,799)	1968	2008	40 years
Trumann Health & Rehab	(a	)	(3)	Trumann	AR	166,821	3,587,185	103,952	—	166,820	3,691,138	(453,532)	1971	2008	40 years
Deseret at McPherson	(a	)	(2)	McPherson	KS	92,000	1,874,920	—	—	92,000	1,874,920	(225,292)	1970	2008	40 years
Mission Nursing Center	(a	)	(3)	Riverside	CA	230,000	1,209,976	—	—	230,000	1,209,976	(149,498)	1957	2008	40 years
New Byrd Haven Nursing Home	(a	)	(3)	Searcy	AR	—	10,213,112	629,701	—	629,701	10,213,112	(1,177,199)	2009	2009	40 years
Evergreen Health & Rehab of Petaluma	(a	)	(2)	Petaluma	CA	748,668	2,459,910	—	—	748,668	2,459,910	(363,728)	1969	2009	40 years
Evergreen Mountain View Health & Rehab	(a	)	(2)	Carson City	NV	3,454,723	5,942,468	—	—	3,454,723	5,942,468	(631,450)	1977	2009	40 years
Little Rock Health and Rehab	(a	)		Little Rock	AR	471,169	4,778,831	7,612,989	(12,862,989)	—	—	—	1971	2009	40 years
Hidden Acres Health Care	(a	)	(3)	Mount Pleasant	TN	67,413	3,312,587	—	—	67,413	3,312,587	(227,391)	1979	2010	40 years
Community Care and Rehab	(a	)	(1)	Riverside	CA	1,648,067	9,851,932	—	—	1,648,067	9,851,932	(710,856)	1965	2010	40 years
Heritage Gardens of Portageville	(a	)	(4)	Portageville	MO	223,658	3,088,802	—	—	223,658	3,088,802	(195,580)	1995	2010	40 years
Heritage Gardens of Greenville	(a	)	(4)	Greenville	MO	118,925	2,218,776	—	—	118,925	2,218,776	(143,730)	1990	2010	40 years
Heritage Gardens of Senath	(a	)	(4)	Senath	MO	108,843	2,773,194	265,743	—	108,843	3,038,937	(195,911)	1980	2010	40 years
Heritage Gardens of Senath South	(a	)	(4)	Senath	MO	72,805	1,854,998	—	—	72,805	1,854,998	(122,326)	1980	2010	40 years
The Carrington	(a	)	(3)	Lynchburg	VA	705,888	4,294,112	—	—	705,888	4,294,112	(248,419)	1994	2010	40 years
Arma Care Center	(a	)	(2)	Arma	KS	57,452	2,897,772	—	—	57,452	2,897,772	(171,754)	1970	2010	40 years
Yates Center Nursing and Rehab	(a	)	(2)	Yates	KS	54,340	2,990,435	—	—	54,340	2,990,435	(176,388)	1967	2010	40 years
Great Bend Health & Rehab Center	(a	)	(3)	Great Bend	KS	111,482	4,588,518	299,535	—	111,482	4,888,053	(349,923)	1965	2010	40 years
Maplewood at Norwalk	(b	)	(3)	Norwalk	CT	1,589,950	1,010,050	15,792,103	—	1,589,950	16,802,153	(83,716)	1983	2010	40 years
Carrizo Springs Nursing & Rehab	(a	)	(3)	Carrizo Springs	TX	45,317	1,954,683	—	—	45,317	1,954,683	(126,306)	1965	2010	40 years
Maplewood at Orange	(b	)	(2)	Orange	CT	1,133,533	11,155,287	2,131,478	—	1,133,533	13,286,765	(729,962)	1999	2010	40 years
Wellington Leasehold	(a	)	(3)	Wellington	KS	—	—	2,000,000	—	—	2,000,000	(121,575)	1957	2010	21 years
St. James Nursing & Rehab	(a	)	(3)	Carrabelle	FL	1,144,155	8,855,845	—	—	1,144,155	8,855,845	(501,574)	2009	2011	40 years
University Manor	(a	)	(3)	Cleveland	OH	886,425	8,694,575	—	—	886,425	8,694,575	(428,928)	1982	2011	40 years
Grand Rapids Care Center	(a	)	(3)	Grand Rapids	OH	288,249	1,516,629	—	—	288,249	1,516,629	(75,009)	1993	2011	40 years
Bellevue Care Center	(a	)	(3)	Bellevue	OH	282,354	3,440,207	—	—	282,354	3,440,207	(158,585)	1988	2011	40 years
Orchard Grove Assisted Living	(b	)	(3)	Bellevue	OH	282,354	3,440,207	—	—	282,354	3,440,207	(158,585)	1998	2011	40 years
Woodland Manor Nursing and Rehabilitation	(a	)	(5)	Conroe	TX	576,518	2,090,586	280,458	—	576,518	2,371,044	(133,274)	1975	2011	40 years
Fredericksburg Nursing and Rehabilitation	(a	)	(5)	Fredericksburg	TX	326,731	3,046,370	—	—	326,731	3,046,370	(146,543)	1970	2011	40 years
Jasper Nursing and Rehabilitation	(a	)	(5)	Jasper	TX	113,083	2,554,020	28,500	—	113,083	2,582,520	(116,740)	1972	2011	40 years

AVIV REIT, INC. AND SUBSIDIARIES

SCHEDULE III—(CONTINUED)

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2012 (c)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Legacy Park Community Living Center	(a	)	(4)	Peabody	KS	33,420	1,266,580	—	—	33,420	1,266,580	(64,381)	1963	2011	40 years
Lakewood Senior Living of Pratt	(a	)	(3)	Pratt	KS	18,503	502,901	312,315	—	18,503	815,216	(33,659)	1964	2011	40 years
Lakewood Senior Living of Seville	(a	)	(3)	Wichita	KS	93,731	896,938	150,903	—	93,731	1,047,841	(56,025)	1977	2011	40 years
Lakewood Senior Living of Haviland	(a	)	(3)	Haviland	KS	112,480	648,771	16,293	—	112,480	665,064	(39,040)	1971	2011	40 years
Oak Manor Nursing and Rehabilitation	(a	)	(5)	Commerce	TX	224,899	1,867,793	443,861	—	224,899	2,311,654	(111,312)	1963	2011	40 years
Loma Linda Healthcare	(a	)	(3)	Moberly	MO	913,017	4,556,983	—	—	913,017	4,556,983	(222,847)	1987	2011	40 years
Maplewood at Newtown	(b	)	(3)	Newtown	CT	4,941,584	7,058,416	3,332,745	—	6,314,004	9,018,741	(439,668)	2000	2011	40 years
Chatham Acres Nursing Home	(a	)	(3)	Chatham	PA	203,431	1,996,569	2,499,534	—	203,431	4,496,103	(105,016)	1873	2011	40 years
Transitions Healthcare Gettysburg	(a	)	(3)	Gettysburg	PA	241,994	5,858,005	347,001	—	241,994	6,205,006	(245,949)	1950	2011	40 years
Maplewood at Darien	(b	)	(3)	Darien	CT	2,430,458	3,069,542	12,368,599	—	2,430,458	15,438,141	(158,177)	2012	2011	40 years
Crawford Manor	(a	)	(3)	Cleveland	OH	119,877	3,080,123	—	—	119,877	3,080,123	(109,649)	1994	2011	40 years
Aviv Asset Management	(d	)		Chicago	IL	—	—	991,040	—	—	991,040	(236,577)
Aviv Healthcare Properties LP			-2	Chicago	IL	—	—	53,750	—	—	53,750	—
Skagit Aviv	(e	)	(3)	Mt. Vernon	WA	—	—	422,205	(422,205)	—	—	—			40 years
Chatham Acres	(e	)	(3)	Chatham	PA	—	—	—	—	—	—	—	1873	2011	40 years
Amberwood Manor Nursing Home Rehabilitation	(a	)	(3)	New Philadelphia	PA	450,642	3,264,346	—	—	450,642	3,264,346	(101,044)	1962	2011	40 years
Caring Heights Community Care & Rehabilitation Center	(a	)	(3)	Coroapolis	PA	1,546,079	10,018,012	—	—	1,546,079	10,018,012	(311,362)	1983	2011	40 years
Dunmore Healthcare Group	(a	)	(3)	Dunmore	PA	398,110	6,812,777	—	—	398,110	6,812,777	(213,709)	2002	2011	40 years
Eagle Creek Healthcare Group	(a	)	(3)	West Union	OH	1,055,733	5,774,130	—	—	1,055,733	5,774,130	(180,081)	1981	2011	40 years
Edison Manor Nursing & Rehabilitation	(a	)	(3)	New Castle	PA	393,475	8,246,253	—	—	393,475	8,246,253	(259,686)	1982	2011	40 years
Indian Hills Health & Rehabilitation Center	(a	)	(3)	Euclid	OH	852,677	8,425,268	—	—	852,677	8,425,268	(261,573)	1989	2011	40 years
Milcrest Nursing Center	(a	)	(3)	Marysville	OH	735,942	2,169,369	—	—	735,942	2,169,369	(69,107)	1968	2011	40 years
Scranton Healthcare Center	(a	)	(5)	Scranton	PA	1,120,202	5,536,985	—	—	1,120,202	5,536,985	(169,217)	2002	2011	40 years
Deseret Nursing & Rehabilitation at Colby	(a	)	(5)	Colby	KS	569,437	2,798,928	—	—	569,437	2,798,928	(85,013)	1974	2011	40 years
Deseret Nursing & Rehabilitation at Kensington	(a	)	(5)	Kensington	KS	279,893	1,418,766	—	—	279,893	1,418,766	(45,603)	1967	2011	40 years
Deseret Nursing & Rehabilitation at Onaga	(a	)	(5)	Onaga	KS	86,863	2,866,488	—	—	86,863	2,866,488	(86,984)	1959	2011	40 years
Deseret Nursing & Rehabilitation at Oswego	(a	)	(5)	Oswego	KS	183,378	839,678	—	—	183,378	839,678	(27,869)	1960	2011	40 years
Deseret Nursing & Rehabilitation at Smith Center	(a	)	(5)	Smith Center	KS	106,166	1,650,402	—	—	106,166	1,650,402	(51,515)	1960	2011	40 years
Burford Manor	(a	)	(3)	Davis	OK	80,000	3,220,000	—	—	80,000	3,220,000	(100,042)	1969	2011	40 years
Care Meridian Cowan Heights	(h	)	(5)	Santa Ana	CA	219,887	1,129,422	—	—	219,887	1,129,422	(37,231)	1989	2011	40 years
Care Meridian Escondido	(h	)	(5)	Escondido	CA	169,913	1,139,416	—	—	169,913	1,139,416	(38,230)	1990	2011	40 years
Care Meridian Fresno-Marks	(h	)	(5)	Fresno	CA	269,862	1,709,125	—	—	269,862	1,709,125	(54,722)	1990	2011	40 years
Care Meridian La Habra Heights	(h	)	(5)	La Habra	CA	199,898	1,339,314	—	—	199,898	1,339,314	(43,228)	1990	2011	40 years
Care Meridian Sacramento	(h	)	(5)	Elk Grove	CA	219,887	1,649,155	—	—	219,887	1,649,155	(53,223)	1992	2011	40 years
Care Meridian Oxnard	(h	)	(5)	Oxnard	CA	99,949	1,219,375	—	—	99,949	1,219,375	(40,229)	1994	2011	40 years
Care Meridian Santiago Canyon	(h	)	(5)	Silverado	CA	549,718	1,039,468	—	—	549,718	1,039,468	(37,981)	1999	2011	40 years
Care Meridian Marin	(h	)	(5)	Fairfax	CA	319,836	2,148,899	—	—	319,836	2,148,899	(65,717)	2000	2011	40 years
Care Meridian Gilroy	(h	)	(5)	Gilroy	CA	1,089,442	1,759,099	—	—	1,089,442	1,759,099	(55,972)	2000	2011	40 years

AVIV REIT, INC. AND SUBSIDIARIES

SCHEDULE III—(CONTINUED)

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2012 (c)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Care Meridian Artesia	(h	)	(5)	Artesia	CA	179,908	1,389,288	—	—	179,908	1,389,288	(44,477)	2002	2011	40 years
Care Meridian Las Vegas	(a	)	(5)	Las Vegas	NV	759,611	7,776,017	—	—	759,611	7,776,017	(229,632)	2004	2011	40 years
Sandalwood Healthcare	(a	)	(3)	Little Rock	AR	1,040,000	3,710,000	697,485	—	1,040,000	4,407,485	(129,404)	1996	2011	40 years
Bath Creek			(3)	Cuyahoga Falls	OH	—	—	—	—	—	—	—	2013	2012	40 years
Astoria Health and Rehab	(a	)	(5)	Germantown	OH	330,000	2,170,000	270,551	—	330,000	2,440,551	(59,462)	1996	2012	40 years
Gardnerville Health and Rehab	(a	)	(3)	Gardnerville	NV	1,237,736	3,562,264	—	—	1,237,736	3,562,264	(86,792)	2000	2012	40 years
North Platte Care Centre	(a	)/(b)	(3)	North Platte	NE	236,520	2,128,680	46,884	—	236,520	2,175,564	(70,305)	1984	2012	40 years
Fair Oaks Care Centre	(b	)	(3)	Shenandoah	IA	68,121	401,679	—	—	68,121	401,679	(9,719)	1997	2012	40 years
Crest Haven Care Centre	(a	)	(3)	Creston	IA	72,333	1,466,667	57,681	—	72,333	1,524,348	(36,983)	1964	2012	40 years
Premier Estates Rock Rapids	(b	)	(3)	Rock Rapids	IA	82,782	2,282,418	—	—	82,782	2,282,418	(53,907)	1998	2012	40 years
Rock Rapids Care Centre	(a	)	(3)	Rock Rapids	IA	113,270	2,349,130	151,239	—	113,270	2,500,369	(56,421)	1976	2012	40 years
Elmwood Care Centre	(a	)/(b)	(3)	Onawa	IA	227,383	1,732,817	180,025	—	227,383	1,912,842	(50,232)	1961	2012	40 years
Sunny Knoll Care Centre	(a	)	(3)	Rockwell City	IA	62,483	2,092,116	(0)	—	62,483	2,092,116	(49,915)	1966	2012	40 years
New Hampton Care Centre	(a	)	(3)	New Hampton	IA	144,180	2,739,420	31,015	—	144,180	2,770,435	(69,998)	1967	2012	40 years
Monte Siesta	(a	)	(4)	Austin	TX	770,000	5,230,000	—	—	770,000	5,230,000	(121,323)	1964	2012	40 years
Silver Pines	(a	)	(4)	Bastrop	TX	480,000	3,120,000	—	—	480,000	3,120,000	(88,384)	1987	2012	40 years
Spring Creek	(a	)	(4)	Beaumont	TX	300,000	700,000	—	—	300,000	700,000	(18,770)	1969	2012	40 years
Riverview	(a	)	(4)	Boerne	TX	780,000	3,470,000	—	—	780,000	3,470,000	(96,046)	1994	2012	40 years
Bluebonnet	(a	)	(4)	Karnes City	TX	420,000	3,130,000	—	—	420,000	3,130,000	(92,930)	1994	2012	40 years
Cottonwood	(a	)	(4)	Denton	TX	240,000	2,060,000	—	—	240,000	2,060,000	(49,789)	1969	2012	40 years
Regency Manor	(a	)	(4)	Floresville	TX	780,000	6,120,000	—	—	780,000	6,120,000	(157,503)	1995	2012	40 years
DeLeon	(a	)	(4)	DeLeon	TX	200,000	2,800,000	—	—	200,000	2,800,000	(68,241)	1974	2012	40 years
Spring Oaks	(a	)	(4)	Lampasas	TX	360,000	4,640,000	—	—	360,000	4,640,000	(117,091)	1990	2012	40 years
Lynwood	(a	)	(4)	Levelland	TX	300,000	3,800,000	—	—	300,000	3,800,000	(109,087)	1990	2012	40 years
Sienna	(a	)	(4)	Odessa	TX	350,000	8,050,000	—	—	350,000	8,050,000	(169,601)	1974	2012	40 years
Deerings	(a	)	(4)	Odessa	TX	280,000	8,420,000	35,029	—	280,000	8,455,029	(179,140)	1975	2012	40 years
Terrace West	(a	)	(4)	Midland	TX	440,000	5,860,000	—	—	440,000	5,860,000	(139,107)	1975	2012	40 years
Lake Lodge	(a	)	(4)	Lake Worth	TX	650,000	4,610,000	—	—	650,000	4,610,000	(114,016)	1977	2012	40 years
Nolan	(a	)	(4)	Sweetwater	TX	190,000	4,210,000	—	—	190,000	4,210,000	(118,415)	2010	2012	40 years
Langdon Hall	(b	)	(5)	Bradenton	FL	390,000	4,546,000	60,125	—	390,000	4,606,125	(97,833)	1985	2012	40 years
Mount Washington Residence	(b	)	(5)	Eau Claire	WI	1,040,000	1,460,000	133,120	—	1,040,000	1,593,120	(34,575)	1930	2012	40 years
Maplewood at Danbuy	(b	)	(1)	Danbury	CT	1,918,801	14,081,199	—	—	1,918,801	14,081,199	(228,086)	1968	2012	40 years
Rivercrest Specialty Hospital	(i	)	(3)	Mishawaka	IN	328,000	8,072,000	—	—	328,000	8,072,000	(109,865)	1991	2012	40 years
Safe Haven Hospital and Care Center	(a	)	(3)	Pocatello	ID	470,000	5,530,000	163,871	—	470,000	5,693,871	(64,724)	1970	2012	40 years
Care Meridian Pleasanton	(h	)	(3)	Pleasanton	CA	410,647	751,184	970,201	—	410,647	1,721,385	(7,512)	2012	2012	40 years
Highlands Nursing and Rehabilitation Center	(a	)	(3)	Louisville	KY	440,893	9,484,107	—	—	440,893	9,484,107	(75,810)	1977	2012	40 years
Seven Oaks Nursing & Rehabilitation	(a	)	(4)	Glendale	WI	1,620,000	5,980,000	—	—	1,620,000	5,980,000	(28,792)	1994	2012	40 years
Inola Health Care Center	(a	)	(3)	Inola	OK	520,000	2,480,000	—	—	520,000	2,480,000	—	1990	2012	40 years
Avondale Cottage of Pryor	(b	)	(3)	Pryor	OK	100,000	400,000	—	—	100,000	400,000	—	2000	2012	40 years
Nesbit Living and Recovery Center	(a	)	(4)	Seguin	TX	600,000	4,400,000	—	—	600,000	4,400,000	(12,917)	1958	2012	40 years

AVIV REIT, INC. AND SUBSIDIARIES

SCHEDULE III—(CONTINUED)

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2012 (c)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Care Meridian Granite Bay	(h	)	(3)	Granite Bay	CA	540,000	435,000	—	—	540,000	435,000	—	1978	2012	40 years
The Woodlands at Robinson	(a	)	(3)	Ravenna	OH	660,000	6,940,000	—	—	660,000	6,940,000	—	2000	2012	40 years
The Harbor House of Ocala	(b	)	(4)	Dunnellon, FL	FL	690,000	3,510,000	—	—	690,000	3,510,000	(9,375)	1993	2012	40 years
The Harmony House at Ocala	(b	)	(4)	Ocala, FL	FL	500,000	2,800,000	—	—	500,000	2,800,000	(7,084)	1984	2012	40 years
The Haven House at Ocala	(b	)	(4)	Dunnellon, FL	FL	490,000	2,610,000	—	—	490,000	2,610,000	(6,625)	1991	2012	40 years
Seaside Manor Ormond Beach	(b	)	(4)	Ormond Beach, FL	FL	630,000	2,870,000	—	—	630,000	2,870,000	(8,104)	1996	2012	40 years
Eagle Lake Nursing and Rehabilitation	(e	)	(3)	Eagle Lake	TX	92,561	—	598,944	—	92,561	598,944	—	2013	2012	40 years

						$124,030,596	$917,645,734	$121,527,310	$(71,420,631)	$119,224,819	$972,558,190	$(119,371,113)

Assets under direct financing leases

Description	Type of Asset		Encumbrances	City	State	Initial Cost to Company	Accretion/ Amortization	Impairment/ Dispositions	Gross Amount Carried at December 31, 2012	Year of Construction	Date Acquired
Fountain Lake	(a	)	(2)	Hot Springs	AR	$10,418,738	$630,382	$—	$11,049,120	2007	2008

						$10,418,738	$630,382	$—	$11,049,120

(a)	Skilled Nursing Facilities (SNFs)
(b)	Assisted Living Facilities (ALFs)
(c)	Vacant Land
(d)	Assets relating to corporate office space
(e)	Devlopmental asset
(f)	Includes six properties all located in Texas
(g)	The aggregate cost for federal income tax purposes of the real estate as of December 31, 2012 is $812,833,004 (unaudited)
(h)	Traumatic Brain Injury Center (TBIs)
(i)	Long Term Acute Care

Encumbrances:
(1)	Standalone first mortgage
(2)	Primary GE Credit Facility
(3)	Unencumbered
(4)	BAML Revolving Credit Facility
(5)	GE Acquisition Line

AVIV REIT, INC. AND SUBSIDIARIES

SCHEDULE III—(CONTINUED)

	For the Years Ended December 31,
	2012	2011	2010
Reconciliation of real estate:
Carrying cost:
Balance at beginning of period	$919,383,767	$703,049,477	$636,409,268
Additions during period:
Acquisitions	184,325,392	186,078,338	63,005,000
Development of rental properties and capital expenditures	42,447,824	36,686,682	7,815,209
Dispositions:
Sale of assets	(32,207,992)	(339,009)	(4,084,000)
Impairment(i)	(11,116,862)	(6,091,721)	(96,000)

Balance at end of period	$1,102,832,129	$919,383,767	$703,049,477

Accumulated depreciation:
Balance at beginning of period	$96,796,028	$75,948,944	$58,673,377
Additions during period:
Depreciation expense	26,809,645	20,847,084	17,853,799
Dispositions:
Sale of assets	(4,234,560)	—	(578,232)

Balance at end of period	$119,371,113	$96,796,028	$75,948,944

(i)	Represents the write-down of carrying cost and accumulated depreciation on assets where impairment charges were taken.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and the Partners

Aviv Healthcare Properties Limited Partnership and Subsidiaries

We have audited the accompanying consolidated balance sheets of Aviv Healthcare Properties Limited Partnership and Subsidiaries (the Partnership) as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2012. Our audits also included the financial statement schedules listed in the accompanying index to the financial statements. These financial statements and schedules are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aviv Healthcare Properties Limited Partnership and Subsidiaries at December 31, 2012 and 2011, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2012 in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                         /s/ Ernst & Young LLP

Chicago, Illinois

February 26, 2013, except for Notes 1, 2, 8, and 9 as to which the date is March 11, 2013, and except for Note 17 as to which the date is October 31, 2013

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31
	2012	2011
Assets
Real estate investments
Land	$119,224,819	$102,925,122
Buildings and improvements	968,074,506	777,249,381
Construction in progress	4,483,684	28,293,083
Assets under direct financing leases	11,049,120	10,916,181

	1,102,832,129	919,383,767
Less accumulated depreciation	(119,371,113)	(96,796,028)

Net real estate investments	983,461,016	822,587,739
Cash and cash equivalents	15,534,373	39,203,727
Straight-line rent receivable, net	36,101,861	29,926,203
Tenant receivables, net	3,483,534	6,007,800
Deferred finance costs, net	14,651,265	13,142,330
Secured loan receivables, net	32,638,780	33,031,117
Other assets	11,315,865	5,864,045

Total assets	$1,097,186,694	$949,762,961

Liabilities and equity
Secured notes payable and other debt	$705,153,415	$600,473,578
Accounts payable and accrued expenses	24,207,814	18,124,167
Tenant security and escrow deposits	18,278,172	15,739,917
Other liabilities	29,045,796	33,167,333
Deferred contribution	—	35,000,000

Total liabilities	776,685,197	702,504,995
Equity:
Partners’ equity	324,274,829	250,555,308
Accumulated other comprehensive loss	(3,773,332)	(3,297,342)

Total equity	320,501,497	247,257,966

Total liabilities and equity	$1,097,186,694	$949,762,961

See accompanying notes to consolidated financial statements.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended December 31
	2012	2011	2010
Revenues
Rental income	$117,409,622	$91,011,558	$84,097,016
Interest on secured loans and financing lease	4,633,476	5,193,144	5,171,971
Interest and other income	1,128,958	843,794	133,286

Total revenues	123,172,056	97,048,496	89,402,273

Expenses
Interest expense	50,982,727	38,666,855	23,729,753
Depreciation and amortization	26,891,811	20,271,762	17,246,373
General and administrative	16,506,013	11,422,407	9,822,647
Transaction costs	6,707,803	5,493,099	1,578,225
Loss on impairment of assets	11,116,862	5,232,805	96,000
Reserve for uncollectible secured loan receivables	6,531,506	1,512,305	750,000
Change in fair value of derivatives	—	—	(2,931,309)
Gain on sale of assets, net	—	(1,170,991)	(511,552)
Loss on extinguishment of debt	28,244	3,806,513	2,295,562
Other expenses	400,353	266,902	—

Total expenses	119,165,319	85,501,657	52,075,699

Income from continuing operations	4,006,737	11,546,839	37,326,574
Discontinued operations	4,586,692	(233,715)	656,146

Net income	8,593,429	11,313,124	37,982,720
Distributions and accretion on Class E Preferred Units	—	—	(17,371,893)
Net income allocable to noncontrolling interests	—	—	(241,622)

Net income allocable to common units	$8,593,429	$11,313,124	$20,369,205

Net income allocable to common units	$8,593,429	$11,313,124	$37,982,720
Unrealized (loss) gain on derivative instruments	(475,990)	(7,391,774)	4,094,432

Total comprehensive income allocable to common units	$8,117,439	$3,921,350	$42,077,152

See accompanying notes to consolidated financial statements.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

Years Ended December 31, 2012, 2011 and 2010

		Accumulated Other
	Partners’	Comprehensive	Noncontrolling	Total
	Equity	Income (Loss)	Interests	Equity
Balance at January 1, 2010	$73,385,093	$—	$1,177,015	$74,562,108
Net income	37,741,098	—	241,622	37,982,720
Non-cash stock based compensation	1,631,998	—	—	1,631,998
Distributions to partners and accretion on Class E Preferred Units and other	(79,980,308)	—	—	(79,980,308)
Redemption of warrants	(17,001,453)	—	—	(17,001,453)
Capital contributions	223,597,219	—	268,902	223,866,121
Unrealized gain on derivative instruments	—	4,094,432	—	4,094,432
Capital contributions of noncontrolling interests	1,687,539	—	(1,687,539)	—

Balance at December 31, 2010	241,061,186	4,094,432	—	245,155,618
Non-cash stock-based compensation	1,971,905	—	—	1,971,905
Distributions to partners	(44,210,664)	—	—	(44,210,664)
Capital contributions	40,419,757	—	—	40,419,757
Unrealized loss on derivative instruments	—	(7,391,774)	—	(7,391,774)
Net income	11,313,124	—	—	11,313,124

Balance at December 31, 2011	250,555,308	(3,297,342)	—	247,257,966
Non-cash stock-based compensation	1,689,481	—	—	1,689,481
Distributions to partners	(45,920,163)	—	—	(45,920,163)
Capital contributions	109,356,774	—	—	109,356,774
Unrealized loss on derivative instruments	—	(475,990)	—	(475,990)
Net income	8,593,429	—	—	8,593,429

Balance at December 31, 2012	$324,274,829	$(3,773,332)	$—	$320,501,497

See accompanying notes to consolidated financial statements.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2012	2011	2010
Operating activities
Net income	$8,593,429	$11,313,124	$37,982,720
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,935,303	20,847,084	17,853,799
Amortization of deferred financing costs	3,544,515	2,664,934	1,008,059
Accretion of debt premium	(414,488)	(197,873)	—
Change in fair value of derivatives	—	—	(2,931,309)
Straight-line rental (income) loss, net	(7,656,484)	466,595	(3,056,430)
Rental income from intangible amortization, net	(1,486,167)	(1,365,836)	(3,681,109)
Non-cash stock-based compensation	1,689,481	1,971,905	1,631,998
Gain on sale of assets, net	(4,425,246)	(1,170,991)	(511,552)
Non-cash loss on extinguishment of debt	41,507	3,806,513	1,437,233
Loss on impairment of assets	11,116,862	6,091,721	96,000
Reserve for uncollectible loan receivables	6,531,506	1,426,149	750,000
Accretion of earn-out provision for previously acquired real estate investments	400,353	266,902	—
Changes in assets and liabilities:
Due from related parties	—	—	15,816
Tenant receivables	(771,454)	(6,103,511)	(317,123)
Other assets	(5,873,305)	2,596,091	177,666
Accounts payable and accrued expenses	5,020,583	6,146,173	3,357,961
Tenant security deposits and other liabilities	546,095	1,672,037	866,527

Net cash provided by operating activities	43,792,490	50,431,017	54,680,256

Investing activities
Purchase of real estate investments	(172,865,598)	(181,214,201)	(54,884,043)
Proceeds from sales of real estate investments	31,932,981	1,510,000	4,085,825
Payment of earn-out provision for previously acquired real estate investments	—	—	(9,600,731)
Capital improvements	(13,557,595)	(9,363,787)	(5,650,797)
Development projects	(27,975,621)	(21,406,147)	(2,232,333)
Secured loan receivables received from others	14,632,195	14,337,711	9,286,270
Secured loan receivables funded to others	(16,856,546)	(10,919,787)	(16,120,838)

Net cash used in investing activities	(184,690,184)	(207,056,211)	(75,116,647)

See accompanying notes to consolidated financial statements.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	Year Ended December 31
	2012	2011	2010
Financing activities
Borrowings of debt	$267,761,094	$404,928,032	$442,789,570
Repayment of debt	(174,126,563)	(244,832,497)	(482,522,690)
Payment of financing costs	(5,143,395)	(9,607,704)	(10,567,931)
Payment for swap termination	—	—	(3,380,160)
Capital contributions	109,000,000	40,419,757	223,866,121
Deferred contribution	(35,000,000)	35,000,000	—
Redemption of Class E Preferred Units and warrants	—	—	(92,001,451)
Redemption of Class F Units	—	—	(23,602,649)
Cash distributions to partners	(45,262,796)	(43,107,141)	(36,658,452)

Net cash provided by financing activities	117,228,340	182,800,447	17,922,358

Net (decrease) increase in cash and cash equivalents	(23,669,354)	26,175,253	(2,514,033)
Cash and cash equivalents:
Beginning of year	39,203,727	13,028,474	15,542,507

End of year	$15,534,373	$39,203,727	$13,028,474

Supplemental cash flow information
Cash paid for interest	$46,710,692	$29,025,490	$20,983,000

Supplemental disclosure of noncash activity
Accrued distributions payable to partners	$13,687,294	$13,029,927	$11,339,775
Write-off of straight-line rent receivable, net	$1,552,481	$7,093,438	$3,367,164
Write-off of in-place lease intangibles, net	$19,446	$35,536	$1,392,034
Write-off of deferred financing costs, net	$41,507	$3,806,513	$1,235,969
Write-off of debt discount	$—	$—	$202,307
Assumed debt	$11,459,794	$—	$—

See accompanying notes to consolidated financial statements.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Operations and Formation

Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership, and Subsidiaries (the Partnership) was formed in 2005 and directly or indirectly owned or leased 258 properties, principally skilled nursing facilities, across the United States at December 31, 2012. The Partnership generates the majority of its revenues by entering into long-term triple-net leases with qualified local, regional, and national operators. In addition to the base rent, leases provide for operators to pay the Partnership an ongoing escrow for real estate taxes. Furthermore, all operating and maintenance costs of the buildings are the responsibility of the operators. Substantially all depreciation expense reflected in the consolidated statements of operations and comprehensive income relates to the ownership of real estate properties. The Partnership manages its business as a single business segment as defined in Accounting Standards Codification (ASC) 280, Segment Reporting.

The Partnership is the general partner of Aviv Healthcare Properties Operating Partnership I, L.P. (the Operating Partnership), a Delaware limited partnership, and Aviv Healthcare Capital Corporation, a Delaware company. The Operating Partnership has five wholly owned subsidiaries: Aviv Financing I, LLC (Aviv Financing I), a Delaware limited liability company; Aviv Financing II, LLC (Aviv Financing II), a Delaware limited liability company; Aviv Financing III, LLC (Aviv Financing III), a Delaware limited liability company; Aviv Financing IV, LLC (Aviv Financing IV), a Delaware limited liability company; and Aviv Financing V, LLC (Aviv Financing V), a Delaware limited liability company.

On September 17, 2010, the predecessor to the Partnership entered into an agreement (the Merger Agreement), by and among Aviv REIT, Inc. (the REIT), a Maryland corporation, Aviv Healthcare Merger Sub LP (Merger Sub), a Delaware limited partnership of which the REIT is the general partner, Aviv Healthcare Merger Sub Partner LLC, a Delaware limited liability company and a wholly owned subsidiary of the REIT, and the Partnership. Effective on such date, the REIT is the sole general partner of the Partnership. Pursuant to the Merger Agreement, the predecessor to the Partnership merged (the Merger) with and into Merger Sub, with Merger Sub continuing as the surviving entity with the identical name (the Surviving Partnership). Following the Merger, the REIT remains as the sole general partner of the Surviving Partnership and the Surviving Partnership, as the successor to the predecessor to the Partnership, became the general partner of the Operating Partnership.

All of the business, assets and operations will continue to be held by the Operating Partnership and its subsidiaries. The REIT’s equity interest in the Surviving Partnership will be linked to future investments in the REIT, such that future equity issuances by the REIT (pursuant to the Stockholders Agreement, the REIT’s management incentive plan or otherwise as agreed between the parties) will result in a corresponding increase in the REIT’s equity interest in the Surviving Partnership. The REIT is authorized to issue 120.7 million shares of common stock (par value $0.01) and 1,000 shares of preferred stock (par value $1,000). At December 31, 2012, there are 21,653,813 shares of common stock and 125 shares of preferred stock outstanding.

As a result of the common control of the REIT (which was newly formed) and the predecessor to the Partnership, the Merger, for accounting purposes, did not result in any adjustment to the historical carrying value of the assets or liabilities of the Partnership. The REIT was funded in September 2010 with approximately $235 million from its stockholders, and such amounts, net of costs, was contributed to the Partnership in September 2010 in exchange for Class G Units in the Partnership. An additional $75 million was contributed by the REIT’s stockholders during 2011, of which $35 million was recognized as a contribution in January 2012. Additionally, the REIT’s stockholders contributed $40 million and $34 million on March 28, 2012 and July 24, 2012, respectively. As of December 31, 2012 and 2011, the REIT owned 64.46% and 57.0% of the Partnership, respectively. The REIT’s weighted average ownership of the Partnership for the years ended December 31, 2012 and 2011 were 62.51% and 54.9%, respectively.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

2. Summary of Significant Accounting Policies

Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Partnership, the Surviving Partnership, the Operating Partnership, and all controlled subsidiaries. The Partnership considers itself to control an entity if it is the majority owner of and has voting control over such entity or the power to control a variable interest entity. The portion of the net income or loss attributed to third parties is reported as net income allocable to noncontrolling interests on the consolidated statements of operations and comprehensive income, and such parties’ portion of the net equity in such subsidiaries is reported on the consolidated balance sheets as noncontrolling interests. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid short-term investments with original maturities of three months or less. The Partnership maintains cash and cash equivalents in United States banking institutions that exceed amounts insured by the Federal Deposit Insurance Corporation. The Partnership believes the risk of loss from exceeding this insured level is minimal.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Real Estate Investments

The Partnership periodically assesses the carrying value of real estate investments and related intangible assets in accordance with ASC 360, Property, Plant, and Equipment (ASC 360), to determine if facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. In the event impairment in value occurs and a portion of the carrying amount of the real estate investments will not be recovered in part or in whole, a provision will be recorded to reduce the carrying basis of the real estate investments and related intangibles to their estimated fair value. The estimated fair value of the Partnership’s rental properties is determined by using customary industry standard methods that include discounted cash flow and/or direct capitalization analysis (Level 3) or estimated cash proceeds received upon the anticipated disposition of the asset from market comparables (Level 2). As part of the impairment evaluation during 2012, the buildings in the following locations were impaired to reflect the estimated fair values (Level 2).

Youngtown, AZ	$1,634,701
Fall River, MA	141,204
Cincinnati, OH	90,000
West Chester, OH	3,414,228
Zion, IL	1,000,000
Bremerton, WA	150,169
Columbus, TX	1,421,941
Benton Harbor, MI	491,113
Omaha, NE	742,383
Searcy, AR	1,897,763
Cathlamet, WA	93,098
Methuen, MA	40,262

$11,116,862

As part of the impairment evaluation during 2011, three buildings were impaired for approximately $6.1 million to reflect the difference between the book value and the fair value (Level 2) including $0.9 million included in discontinued operations. As part of the impairment evaluation during 2010, a building in Hometown, Texas was impaired for $96,000 to reflect the difference between the book value and fair value (Level 2). The property was sold on December 31, 2010, with an immaterial gain subsequent to the impairment of $96,000 previously taken.

Buildings and building improvements are recorded at cost and have been assigned useful lives up to 40-year lives and are depreciated on the straight-line method. Personal property, furniture, and equipment have been assigned the shorter of the estimated useful lives up to 10 years and are depreciated on the straight-line method.

The Partnership may advance monies to its lessees for the purchase, generally, of furniture, fixtures, or equipment or other purposes. Required minimum lease payments due from the lessee increase to provide for the repayment of such amounts over a stated term. These advances in the instance where the depreciable life of the newly purchased asset is less than the remaining lease term are reflected as secured loan receivables on the consolidated balance sheets, and the incremental lease payments are bifurcated between principal and interest over the stated term. In the instance where the depreciable life of the newly purchased assets is longer than the remaining lease term, the purchase is recorded as property when such assets are deemed to be owned by the Partnership. In other instances, explicit secured loans are made to lessees for working capital and other funding needs and provide for monthly principal and interest payments generally ranging from 5 to 10 years.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Purchase Accounting

The Partnership allocates the purchase price of facilities between net tangible and identified intangible assets acquired and liabilities assumed as a result of the Partnership purchasing the business and subsequently leasing the business to third party operators. The Partnership makes estimates of the fair value of the tangible and intangible assets and acquired liabilities using information obtained from multiple sources as a result of preacquisition due diligence, marketing, leasing activities of the Partnership’s operator base, industry surveys of critical valuation metrics such as capitalization rates, discount rates and leasing rates and appraisals obtained as a requirement of the Term Loan (Level 3). The Partnership allocates the purchase price of facilities to net tangible and identified intangible assets acquired based on their fair values in accordance with the provisions of ASC 805, Business Combinations (ASC 805). The determination of fair value involves the use of significant judgment and estimation.

The Partnership determines fair values as follows:

•	Real estate investments are valued using discounted cash flow projections that assume certain future revenue and costs and consider capitalization and discount rates using current market conditions.

•	The Partnership allocates the purchase price of facilities to net tangible and identified intangible assets acquired and liabilities assumed based on their fair values.

•	Other assets acquired and other liabilities assumed are valued at stated amounts, which approximate fair value.

•	Assumed debt balances are valued at fair value, with the computed discount/premium amortized over the remaining term of the obligation.

The Partnership determines the value of land either based on real estate tax assessed values in relation to the total value of the asset, internal analyses of recently acquired and existing comparable properties within the Partnership’s portfolio, or third party appraisals. The fair value of in-place leases, if any, reflects: (i) above and below-market leases, if any, determined by discounting the difference between the estimated current market rent and the in-place rentals, the resulting intangible asset or liability of which is amortized to rental revenue over the remaining life of the associated lease plus any fixed rate renewal periods if applicable; (ii) the estimated value of the cost to obtain operators, including operator allowances, operator improvements, and leasing commissions, which is amortized over the remaining life of the associated lease; and (iii) an estimated value of the absorption period to reflect the value of the rents and recovery costs foregone during a reasonable lease-up period as if the acquired space was vacant, which is amortized over the remaining life of the associated lease. The Partnership also estimates the value of operator or other customer relationships acquired by considering the nature and extent of existing business relationships with the operator, growth prospects for developing new business with such operator, such operator’s credit quality, expectations of lease renewals with such operator, and the potential for significant, additional future leasing arrangements with such operator. The Partnership amortizes such value, if any, over the expected term of the associated arrangements or leases, which would include the remaining lives of the related leases. The amortization is included in the consolidated statements of operations and comprehensive income in rental income. Generally, the Partnership’s purchase price allocation of the purchased business and subsequent leasing of the business to unrelated third party operators does not include an allocation to intangible assets or intangible liabilities, as they are either immaterial or do not exist.

Prior to the Merger on September 17, 2010, Aviv Asset Management, L.L.C. (AAM) was a nonconsolidated management company to the Partnership based on the application of appropriate accounting guidance (as discussed in Footnote 12). Upon the Merger, AAM became a consolidated entity of the Company and is presented as such for all periods included herein with all periods shown at historical cost (carryover basis with no adjustments to fair value). This treatment is in accordance with ASC 805 due to the fact that AAM was under common control prior and subsequent to the Merger.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the lease when collectability is reasonably assured. Differences between rental income earned and amounts due under the lease are charged or credited, as applicable, to straight-line rent receivable, net. Income recognized from this policy is titled straight-line rental income. Additional rents from expense reimbursements for insurance, real estate taxes, and certain other expenses are recognized in the period in which the related expenses are incurred and the net impact is reflected in rental income on the consolidated statements of operations and comprehensive income.

Below is a summary of the components of rental income for the years ended December 31, 2012, 2011, and 2010:

	2012	2011	2010
Cash rental income	$108,266,971	$89,735,803	$77,339,853
Straight-line rental income (loss)	7,656,484	(90,081)	3,076,054
Rental income from intangible amortization	1,486,167	1,365,836	3,681,109

Total rental income	$117,409,622	$91,011,558	$84,097,016

During the years ended December 31, 2012, 2011, and 2010 straight-line rental (loss) income includes a write-off (expense) of straight-line rent receivable, net of approximately $1.5 million, $7.1 million, and $3.4 million, respectively, due to the early termination of leases and replacement of operators.

Lease Accounting

The Partnership, as lessor, makes a determination with respect to each of its leases whether they should be accounted for as operating leases or direct financing leases. The classification criteria is based on estimates regarding the fair value of the leased facilities, minimum lease payments, effective cost of funds, the economic life of the facilities, the existence of a bargain purchase option, and certain other terms in the lease agreements. Payments received under operating leases are accounted for in the statements of operations and comprehensive income as rental income for actual rent collected plus or minus a straight-line adjustment for estimated minimum lease escalators. Assets subject to operating leases are reported as real estate investments in the consolidated balance sheets. For facilities leased as direct financing arrangements, an asset equal to the Partnership’s net initial investment is established on the balance sheet titled assets under direct financing leases. Payments received under the financing lease are bifurcated between interest income and principal amortization to achieve a consistent yield over the stated lease term using the interest method. Principal amortization (accretion) is reflected as an adjustment to the asset subject to a financing lease. Such accretion was approximately $0.1 million, $0.1 million, and $0.1 million for the years ended December 31, 2012, 2011, and 2010, respectively.

All of the Partnership’s leases contain fixed or formula-based rent escalators. To the extent that the escalator increases are tied to a fixed index or rate, lease payments are accounted for on a straight-line basis over the life of the lease.

Deferred Finance Costs

Deferred finance costs are being amortized using the straight-line method, which approximates the interest method, over the term of the respective underlying debt agreement.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Secured Loan Receivables

Secured loan receivables consist of capital improvement loans and secured loans to operators. Capital improvement loans represent the financing provided by the Company to the operator to acquire furniture, fixtures, and equipment while the operator is operating the facility. Secured loans to operators represent financing provided by the Company to operators for working capital needs. Secured loan receivables are carried at their principal amount outstanding. Management periodically evaluates outstanding secured loans and notes receivable for collectability on a loan-by-loan basis. When management identifies potential loan impairment indicators, such as nonpayment under the loan documents, impairment of the underlying collateral, financial difficulty of the operator, or other circumstances that may impair full execution of the loan documents, and management believes it is probable that all amounts will not be collected under the contractual terms of the loan, the loan is written down to the present value of the expected future cash flows. Loan impairment is monitored via a quantitative and qualitative analysis including credit quality indicators and it is reasonably possible that a change in estimate could occur in the near term. As of December 31, 2012 and 2011, respectively, secured loan receivable reserves amounted to approximately $0.3 million and $2.2 million, respectively. No other circumstances exist that would suggest that additional reserves are necessary at the balance sheet dates.

Stock-Based Compensation

The Partnership follows ASC 718, Stock Compensation (ASC 718), which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the consolidated statements of operations and comprehensive income based on their grant date fair values. On September 17, 2010, the Partnership adopted a 2010 Management Incentive Plan (the Plan) as part of the Merger transaction. A pro- rata allocation of non-cash stock-based compensation expense is made to the Partnership and noncontrolling interests for awards granted under the Plan. The Plan’s non-cash stock-based compensation expense by the Partnership through December 31, 2012 is summarized in Footnote 9.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures (ASC 820), establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels are defined as follows:

•	Level 1—Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets;

•	Level 2—Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

•	Level 3—Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Partnership’s interest rate swaps are valued using models developed by the respective counterparty that use as their basis readily observable market parameters and are classified within Level 2 of the valuation hierarchy.

Cash and cash equivalents and derivative financial instruments are reflected in the accompanying consolidated balance sheets at amounts considered by management to reasonably approximate fair value.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Management estimates the fair value of its long-term debt using a discounted cash flow analysis based upon the Partnership’s current borrowing rate for debt with similar maturities and collateral securing the indebtedness. The Partnership had outstanding senior notes payable and other debt obligations with a carrying value of approximately $705.2 million and $600.5 million as of December 31, 2012 and 2011, respectively. The fair values of debt as of December 31, 2012 was $720.8 million and as of December 31, 2011 approximates its carrying value based upon interest rates available to the Partnership on similar borrowings (Level 3). Management estimates the fair value of its secured loan receivables using a discounted cash flow analysis based upon the Partnership’s current interest rates for secured loan receivables with similar maturities and collateral securing the indebtedness. The Partnership had outstanding secured loan receivables with a carrying value of approximately $32.6 million and $33.0 million as of December 31, 2012 and 2011, respectively. The fair values of secured loan receivables as of December 31, 2011 and 2010 approximate their carrying value based upon interest rates available to the Partnership on similar borrowings.

Derivative Instruments

In the normal course of business, a variety of financial instruments are used to manage or hedge interest rate risk. The Partnership has implemented ASC 815, Derivatives and Hedging (ASC 815), which establishes accounting and reporting standards requiring that all derivatives, including certain derivative instruments embedded in other contracts, be recorded as either an asset or liability measured at their fair value unless they qualify for a normal purchase or normal sales exception. When specific hedge accounting criteria are not met, ASC 815 requires that changes in a derivative’s fair value be recognized currently in earnings. Changes in the fair market values of the Partnership’s derivative instruments are recorded in the consolidated statements of operations and comprehensive income if the derivative does not qualify for or the Partnership does not elect to apply hedge accounting. If the derivative is deemed to be eligible for hedge accounting, such changes are reported in accumulated other comprehensive income within the consolidated statement of changes in equity, exclusive of ineffectiveness amounts, which are recognized as adjustments to net income. All of the changes in the fair market values of our derivative instruments are recorded in the consolidated statements of operations and comprehensive income for our interest rate swaps that were terminated in September 2010. In November 2010, we entered into two interest rate swaps and account for changes in fair value of such hedges through accumulated other comprehensive (loss) income in equity in our financial statements via hedge accounting. Derivative contracts are not entered into for trading or speculative purposes. Furthermore, the Partnership has a policy of only entering into contracts with major financial institutions based upon their credit rating and other factors. Under certain circumstances, the Partnership may be required to replace a counterparty in the event that the counterparty does not maintain a specified credit rating.

Income Taxes

As a limited partnership, the consolidated operating results are included in the income tax returns of the individual partners. Accordingly, the Partnership does not provide for federal income taxes. State income taxes were not significant in any of the periods presented. No uncertain income tax positions exist as of December 31, 2012 and 2011, respectively.

Risks and Uncertainties

The Partnership is subject to certain risks and uncertainties affecting the healthcare industry as a result of healthcare legislation and continuing regulation by federal, state, and local governments. Additionally, the Partnership is subject to risks and uncertainties as a result of changes affecting operators of nursing home facilities due to the actions of governmental agencies and insurers to limit the growth in cost of healthcare services.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Discontinued Operations

In accordance with ASC 205-20, Presentation of Financial Statements-Discontinued Operations (ASC 205-20), the results of operations to the actual or planned disposition of rental properties are reflected in the consolidated statements of operations and comprehensive income as discontinued operations for all periods presented.

March 8, 2013 Increase in Authorized Shares and Stock Split

On March 7, 2013, the Board of Directors and stockholders of the Company approved an increase in the number of authorized REIT shares to 300,000,000 shares of common stock and a 60.37-to-one split of issued and outstanding common stock. The increase in the authorized shares and the stock split became effective on March 8, 2013 when the REIT’s charter was amended for such increase in the number of authorized REIT shares and the stock split. The common share amounts in these consolidated financial statements and notes to consolidated financial statements have been retrospectively restated to reflect the 60.37-for-one split.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current financial statement presentation, with no effect on the Partnership’s consolidated financial position or results of operations.

Recent Accounting Pronouncements

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income (ASU 2011-05). The guidance in ASU 2011-05 is effective for public companies for fiscal years, and interim periods within those years, beginning after December 15, 2011 and requires the components of net income and other comprehensive income and total comprehensive income for each period. The Partnership incorporated the provisions of this update to its consolidated financial statements effective January 1, 2012.

3. Rental Property Activity

The Partnership had the following rental property activity during the year ended December 31, 2012 as described below:

•	In January 2012, Aviv Financing II acquired a land parcel in Ohio from an unrelated third party for a purchase price of $275,000. The Partnership financed this purchase through cash.

•	In March 2012, Aviv Financing I acquired a property in Nevada from an unrelated third party for a purchase price of approximately $4,800,000. The Partnership financed this purchase through cash and borrowings of $3,339,000 under the Acquisition Credit Line (see Footnote 7).

•	In March 2012, Aviv Financing I acquired a property in Ohio from an unrelated third party for a purchase price of approximately $2,500,000. The Partnership financed this purchase through cash and borrowings of $1,750,000 under the Acquisition Credit Line (see Footnote 7).

•	In March 2012, Aviv Financing I acquired seven properties in Iowa and one property in Nebraska from an unrelated third party for a purchase price of approximately $16,200,000. The Partnership financed this purchase through cash and borrowings of $10,360,000 under the Acquisition Credit Line (see Footnote 7).

•	In April 2012, Aviv Financing V acquired fifteen properties in Texas from an unrelated third party for a purchase price of $72,700,000. The Partnership financed the purchase through cash and borrowings of $37,500,000 under the 2016 Revolver (see Footnote 7).

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

•	In April 2012, Aviv Financing I acquired one property in Florida from an unrelated third party for a purchase price of $4,936,000. The Partnership financed the purchase through cash and borrowings of $3,455,200 under the Acquisition Credit Line (see Footnote 7).

•	In April 2012, Aviv Financing II sold two properties in Arkansas to an unrelated third party for a sales price of $10,180,000 and recognized a net gain of approximately $438,000.

•	In April 2012, Aviv Financing III sold a property in Arkansas to an unrelated third party for a sales price of $17,100,000 and recognized a net gain of approximately $4,306,300.

•	In April 2012, Aviv Financing II sold a property in Massachusetts to an unrelated third party for a sales price of $7,500,000, and recognized a net loss of approximately $319,000.

•	In May 2012, Aviv Financing V acquired one property in Wisconsin from an unrelated third party for a purchase price of $2,500,000. The Partnership financed the purchase through cash and borrowings of $1,750,000 under the 2016 Revolver (see Footnote 7).

•	In May 2012, Aviv Financing V acquired one vacant land parcel in Texas from an unrelated third party for a purchase price of $60,000. The Partnership financed the purchase through cash.

•	In June 2012, Aviv Financing III acquired a property in Connecticut from an unrelated third party for a purchase price of $16,000,000. The Partnership financed the purchase through the assumption of the seller’s loan of approximately $11,460,000 and cash.

•	In July 2012, Aviv Financing II acquired a property in Indiana from an unrelated third party for a purchase price of $8,400,000. The Partnership financed the purchase through cash.

•	In August 2012, Aviv Financing II acquired a property in Idaho from an unrelated third party for a purchase price of $6,000,000. The Partnership financed the purchase through cash.

•	In September 2012, Aviv Financing II acquired a property in California from an unrelated third party for a purchase price of approximately $1,162,000. The Partnership financed the purchase through cash.

•	In September 2012, Aviv Financing V acquired a property in Kentucky from an unrelated third party for a purchase price of approximately $9,925,000. The Partnership financed the purchase through borrowings under the 2016 Revolver (see Footnote 7).

•	In October 2012, Aviv Financing II acquired a property in Wisconsin from an unrelated third party for a purchase price of $7,600,000. The Partnership financed this purchase through cash.

•	In October 2012, Aviv Financing I sold a property in Washington to an unrelated third party for a sales price of $330,000 and recognized a net loss of approximately $18,300.

•	In October 2012, Aviv Financing II sold a portion of a vacant land parcel in Ohio to an unrelated third party for a sales price of $140,429 and recognized a net gain of approximately $1,350.

•	In November 2012, Aviv Financing II acquired a property in Texas from an unrelated third party for a purchase price of $5,000,000. The Partnership financed this purchase through cash.

•	In November 2012, Aviv Financing II acquired four properties in Florida from an unrelated third party for a purchase price of $14,100,000. The Partnership financed this purchase through cash.

•	In November 2012, Aviv Financing II sold a property in Idaho to an unrelated third party for a sales price of $750,000 and recognized a net gain of approximately $27,700.

•	In November 2012, Aviv Financing II sold a property in Texas to an unrelated third party for a sales price of $200,000 and recognized a net loss of approximately $2,000.

•	In December 2012, Aviv Financing I acquired a vacant land parcel in Texas from an unrelated third party for a purchase price of $92,561. The Partnership financed the purchase through cash.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

•	In December 2012, Aviv Financing II acquired a property in California from an unrelated third party for a purchase price of $975,000. The Partnership financed the purchase through cash.

•	In December 2012, Aviv Financing II acquired a property in Ohio from an unrelated third party for a purchase price of approximately $7,600,000. The Partnership financed the purchase through cash.

•	In December 2012, Aviv Financing II acquired two properties in Oklahoma from an unrelated third party for a purchase price of approximately $3,500,000. The Partnership financed this purchase through cash.

The following table illustrates the effect on total revenues and net income as if we had consummated the acquisitions during the years ended 2012 and 2011 as of January 1, 2011 (unaudited):

	For the Year Ended December 31,
	2012	2011
Total revenues	$132,997,084	$117,864,250
Net income	16,491,617	22,599,439

For the year ended December 31, 2012, revenues attributable to the acquired assets was approximately $11.4 million, and net income attributable to the acquired assets was approximately $6.4 million, respectively, recognized in the consolidated statements of operations and comprehensive income.

Related to the above business combinations, the Partnership incurred approximately $1,795,000 of acquisition costs included in transaction costs on the consolidated statements of operations and comprehensive income. In accordance with ASC 805, the Partnership allocated the approximate net purchase price paid for these properties acquired in 2012 as follows using Level 2 and Level 3 inputs as a result of the Partnership purchasing the business and subsequently leasing the business to unrelated third party operators:

Land	$20,831,000
Buildings and improvements	148,307,000
Furniture, fixtures and equipment	15,188,000
Mortgages and other notes payable assumed	(11,460,000)

Borrowings and available cash	$172,866,000

For the business combinations in 2012, the Partnership’s purchase price allocation of the purchased business and subsequent leasing of the business to unrelated third party operators does not include an allocation to intangible assets or intangible liabilities, as they are either immaterial or do not exist.

The following summarizes the Partnership’s construction in progress at:

	December 31, 2012	December 31, 2011
Beginning Balance, January 1, 2012 and 2011, respectively	$28,293,083	$2,580,110
Additions	25,334,504	25,712,973
Sold/withdrawn development projects	(8,038,072)	—
Placed in service	(41,105,831)	—

	$4,483,684	$28,293,083

During 2012 and 2011, the Partnership capitalized expenditures for improvements related to various development projects. In 2012, the Partnership placed into service three additions and two remodels to three

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

properties located in Washington and two development properties located in Connecticut. In accordance with ASC 835 Capitalization of Interest (ASC 835), the Partnership capitalizes interest based on the average cash balance of construction in progress for the period using the weighted-average interest rate on all outstanding debt, which approximated 6.8% for the year ended December 31, 2012. The balance of capitalized interest within construction in progress at December 31, 2012 and 2011 was $71,514 and $682,273, respectively. The amount capitalized during the year ended December 31, 2012 and 2011, relative to interest incurred was $1,051,987 and $374,970, respectively.

The Partnership had the following rental property activity for the year ended December 31, 2011 as described below:

•	In January 2011, Aviv Financing I acquired a property in Kansas from an unrelated third party for a purchase price of $3,045,000. The Partnership financed this purchase through cash and borrowings of $2,131,000 under the Acquisition Credit Line (see Footnote 7).

•	In March 2011, Aviv Financing II acquired a property in Pennsylvania from an unrelated third party for a purchase price of approximately $2,200,000. The Partnership financed this purchase through cash.

•	In March 2011, Aviv Financing II acquired a property in Ohio from an unrelated third party for a purchase price of approximately $9,581,000. The Partnership financed this purchase through cash.

•	In March 2011, Aviv Financing II acquired a property in Florida from an unrelated third party for a purchase price of approximately $10,000,000. The Partnership financed this purchase through borrowings of $10,200,000 under the 2014 Revolver (see Footnote 7).

•	In April 2011, Aviv Financing II acquired three properties in Ohio from an unrelated third party for a purchase price of $9,250,000. The Partnership financed this purchase through cash.

•	In April 2011, Aviv Financing II acquired a property in Kansas from an unrelated third party for a purchase price of $1,300,000. The Partnership financed this purchase through cash.

•	In April 2011, Aviv Financing II acquired a property in Texas from an unrelated third party for a purchase price of $2,093,000. The Partnership financed this purchase through cash.

•	In April 2011, Aviv Financing II acquired three properties in Texas from an unrelated third party for a purchase price of $8,707,000. The Partnership financed this purchase through cash.

•	In May 2011, Aviv Financing II acquired three properties in Kansas from an unrelated third party for a purchase price of $2,273,000. The Partnership financed this purchase through cash.

•	In May 2011, Aviv Financing II acquired a property in Missouri from an unrelated third party for a purchase price of $5,470,000. The Partnership financed this purchase through cash.

•	In May 2011, Aviv Financing II acquired a property in Connecticut from an unrelated third party for a purchase price of $12,000,000. In addition, as part of this acquisition, the Partnership recognized an approximate $3,333,000 addition to the purchase price as per the guidance within ASC 805 as it relates to the earn-out provision defined at closing (Level 3). The Partnership financed this purchase through cash.

•	In August 2011, Aviv Financing II acquired a property in Pennsylvania from an unrelated third party for a purchase price of $6,100,000. The Partnership financed this purchase through borrowings under the 2014 Revolver (see Footnote 7).

•	In August 2011, Aviv Financing II acquired a property in Connecticut from an unrelated third party for a purchase price of $5,500,000. The Partnership financed this purchase through borrowings under the 2014 Revolver (see Footnote 7).

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

•	In September 2011, Aviv Financing I acquired a property in Ohio from an unrelated third party for a purchase price of $3,200,000. The Partnership financed this purchase through borrowings under the 2014 Revolver (see Footnote 7).

•	In November 2011, Aviv Financing I acquired a property in Oklahoma from an unrelated third party for a purchase price of $3,300,000. The Partnership financed this purchase through cash and borrowings of $1,940,000 under the Acquisition Credit Line (see Footnote 7).

•	In November 2011, Aviv Financing I sold three vacant land parcels in Massachusetts to unrelated third parties for a sales price of $1,360,000 and recognized a gain of approximately $1,110,000.

•	In November 2011, Aviv Financing I acquired five properties in Kansas from an unrelated third party for a purchase price of $10,800,000. The Partnership financed this purchase through cash and borrowings of $7,560,000 under the Acquisition Credit Line (see Footnote 7).

•	In November 2011, Aviv Financing I acquired seven properties in Pennsylvania and Ohio from an unrelated third party for a purchase price of $50,142,813. The Partnership financed this purchase through cash and borrowings of approximately $37,340,000 under the Acquisition Credit Line (see Footnote 7).

•	In November 2011, Aviv Financing I acquired a property in Pennsylvania from an unrelated third party for a purchase price of $6,657,187. The Partnership financed this purchase through cash. In December 2011, the Partnership added borrowings of approximately $4,660,000 under the Acquisition Credit Line (see Footnote 7) in connection with this property.

•	In December 2011, Aviv Financing I acquired eleven properties in California and Nevada from an unrelated third party for a purchase price of $24,845,100. The Partnership financed this purchase through cash and borrowings of $17,392,000 under the Acquisition Credit Line (see Footnote 7).

•	In December 2011, Aviv Financing I acquired a property in Arkansas from an unrelated third party for a purchase price of $4,750,000. The Partnership financed this purchase through cash and borrowings of $3,325,000 under the Acquisition Credit Line (see Footnote 7).

•	In December 2011, Aviv Financing I sold a vacant land parcel in Massachusetts to an unrelated third party for a sales price of $150,000 and recognized a gain of approximately $60,000.

Related to the above business combinations, the Partnership incurred approximately $2,824,000 of acquisition costs included in transaction costs on the consolidated statements of operations and comprehensive income. In accordance with ASC 805, the Partnership allocated the approximate net purchase price paid for these properties acquired in 2011 as follows (excludes the earn-out provision discussed above) using Level 2 and Level 3 inputs as a result of the Partnership purchasing the business and subsequently leasing the business to unrelated third party operators:

Land	$26,264,000
Buildings and improvements	148,914,000
Furniture, fixtures and equipment	7,567,000
Above market leases	42,000
Below market leases	(2,437,000)
Lease intangibles	864,000

Borrowings and available cash	$181,214,000

For the business combinations in 2011, other than the acquisition in December for a purchase price of $24,845,100, the Partnership’s purchase price allocation of the purchased business and subsequent leasing of the

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

business to unrelated third party operators does not include an allocation to intangible assets or intangible liabilities, as they are either immaterial or do not exist.

The Partnership had the following rental property activity during the year ended December 31, 2010 as described below:

•	In March 2010, Aviv Financing III recognized an additional $8,121,000 addition to the purchase price for the August 2008 acquisitions of eight properties in California and Oregon from an unrelated third party as per the guidance within ASC 805. The addition is related to the earn-out provision defined at closing. Such $8,121,000 additions along with $1,480,000 previously accrued amounts at December 31, 2009 related to the acquisitions of two properties in April 2009 in California and Nevada under Aviv Financing I, were paid out in the amount of approximately $9,601,000.

•	In June 2010, Aviv Financing III acquired a property in Tennessee from an unrelated third party for a purchase price of approximately $3,380,000. The Partnership financed this purchase through cash.

•	In July 2010, Aviv Financing I disposed of two properties in California to an unrelated third party for a total selling price of approximately $3,988,000, which resulted in a gain on disposal of approximately $582,000. The proceeds from the sale were primarily used to pay down a portion of the existing Credit Facility (see Footnote 7) by approximately $3,883,000.

•	In September 2010, Aviv Financing I acquired a property in Virginia from an unrelated third party for a purchase price of approximately $5,000,000. The Partnership financed this purchase through borrowings of approximately $3,162,000 under the 2014 Revolver (see Footnote 7).

•	In October 2010, Aviv Financing I acquired four properties in Missouri from various unrelated third parties for a purchase price of approximately $10,460,000. The Partnership financed this purchase through borrowings of approximately $7,718,000 under the 2014 Revolver (see Footnote 7).

•	In November 2010, Aviv Financing III acquired a property in California from an unrelated third party for a purchase price of approximately $11,500,000. The Partnership financed this purchase through borrowings of approximately $7,800,000 under an acquisition loan.

•	In December 2010, Aviv Financing III acquired a property in Connecticut from an unrelated third party for a purchase price of approximately $2,600,000. The Partnership financed this purchase through cash.

•	In December 2010, Aviv Financing I acquired four properties in Kansas, Texas and Connecticut, from unrelated third parties for a purchase price of approximately $21,944,000. The Partnership financed this purchase through borrowings of approximately $15,666,000 under the 2014 Revolver (see Footnote 7).

•	In December 2010, Aviv Financing I sold a property located in Texas to an unrelated third party for a sales price of approximately $96,000.

Related to the above business combinations, the Partnership incurred approximately $618,000 of acquisition costs included in transaction costs on the consolidated statements of operations and comprehensive income. In accordance with ASC 805, the Partnership allocated the approximate net purchase price of these properties acquired in 2010 as follows using Level 2 and Level 3 inputs as a result of the Partnership purchasing the business and subsequently leasing the business to unrelated third party operators:

Land	$7,094,000
Buildings and improvements	52,087,000
Furniture, fixtures and equipment	3,824,000

Borrowings and available cash	$63,005,000

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

For the business combinations in 2010, the Partnership’s purchase price allocation of the purchased business and subsequent leasing of the business to unrelated third party operators does not include an allocation to intangible assets or intangible liabilities, as they are either immaterial or do not exist.

The Company considers renewals on above- or below-market leases when ascribing value to the in-place lease intangible liabilities at the date of a property acquisition. In those instances where the renewal lease rate pursuant to the terms of the lease does not adjust to a current market rent, the Company evaluates whether the stated renewal rate is above or below current market rates and considers the past and current operations of the property, the current rent coverage ratio of the operator, and the number of years until potential renewal option exercise. If renewal is considered probable based on these factors, an additional lease intangible liability is recorded at acquisition and amortized over the renewal period.

4. Secured Loan Receivables, net

The following summarizes the Partnership’s secured loan receivables, net at December 31, 2012 and 2011:

	2012			2011
	Capital Improvement Loan Receivables	Secured Operator Loan Receivables	Total Loan Receivables	Capital Improvement Loan Receivables	Secured Operator Loan Receivables	Total Loan Receivables
Beginning balance	$13,605,932	$19,425,185	$33,031,117	$11,671,669	$24,938,969	$36,610,638
New loans issued	8,706,763	13,364,945	22,071,708	4,073,410	6,846,377	10,919,787
Reserve for uncollectible secured loans	—	(5,589,013)	(5,589,013)	—	(1,426,150)	(1,426,150)
Loan write offs	—	(942,495)	(942,495)	(86,156)	—	(86,156)
Loan amortization and repayments	(2,953,210)	(12,979,327)	(15,932,537)	(2,052,991)	(10,934,011)	(12,987,002)

	$19,359,485	$13,279,295	$32,638,780	$13,605,932	$19,425,185	$33,031,117

Interest income on secured loans and financing leases for the years ended December 31, 2012 and 2011:

	2012	2011	2010
Capital improvement loan receivable	$1,385,721	$1,214,390	$1,252,745
Secured operator loan receivables	1,808,682	2,557,552	2,516,604
Direct financing lease	1,439,073	1,421,202	1,402,622

	$4,633,476	$5,193,144	$5,171,971

The Partnership’s reserve on a loan-by-loan basis for uncollectible secured loan receivables balances at December 31, 2012 and 2011 was approximately $0.3 million and $2.2 million, respectively and any movement in the reserve is reflected in reserve for uncollectible loan receivables in the consolidated statements of operations and comprehensive income. The gross balance of secured loan receivables for which a reserve on a loan-by-loan basis for uncollectible secured loan receivables has been applied was approximately $3.1 million and $8.9 million at December 31, 2012 and 2011, respectively.

During 2012 and 2011, the Partnership funded loans for both working capital and capital improvement purposes to various operators. All loans held by the Partnership accrue interest and are recorded as interest income unless the loan is deemed impaired in accordance with Partnership policy. The payments received from

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

the operator cover both interest accrued as well as amortization of the principal balance due. Any payments received from the operator made outside of the normal loan amortization schedule are considered principal prepayments and reduce the outstanding loan receivables balance.

5. Deferred Finance Costs

The following summarizes the Partnership’s deferred finance costs at December 31, 2012 and 2011:

	2012	2011
Gross amount	20,995,022	$15,952,760
Accumulated amortization	(6,343,757)	(2,810,430)

Net	14,651,265	$13,142,330

Amortization of deferred financing costs is reported in the interest expense line item in the consolidated statements of operations and comprehensive income.

The estimated annual amortization of the deferred finance costs for each of the five succeeding years and thereafter is as follows:

2013	$3,657,207
2014	3,385,569
2015	2,968,456
2016	1,515,842
2017	1,462,537
Thereafter	1,661,654

Total	$14,651,265

During the year ended December 31, 2012, the Partnership wrote-off deferred financing costs of approximately $53,000 with approximately $12,000 of accumulated amortization associated with the Term Loan (see Footnote 7) pay down for a net recognition as loss on extinguishment of debt of approximately $41,000, including approximately $13,000 recognized in discontinued operations.

During the year ended December 31, 2011, the Partnership wrote-off deferred financing costs of approximately $4.3 million with approximately $0.5 million of accumulated amortization associated with the Term Loan (see Footnote 7) pay down for a net recognition as loss on extinguishment of debt of $3.8 million.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

6. Lease Intangibles

The following summarizes the Partnership’s lease intangibles classified as part of other assets or other liabilities at December 31, 2012 and 2011, respectively:

	Assets
	2012			2011
	Gross Amount	Accumulated Amortization	Net	Gross Amount	Accumulated Amortization	Net
Above market leases	$6,641,851	$(3,175,449)	$3,466,402	$7,501,851	$(3,339,335)	$4,162,516
In-place lease assets	651,730	(65,173)	586,557	651,730	—	651,730
Operator relationship	212,416	(16,993)	195,423	212,416	—	212,416

	$7,505,997	$(3,257,615)	$4,248,382	$8,365,997	$(3,339,335)	$5,026,662

	Liabilities
	2012			2011
	Gross Amount	Accumulated Amortization	Net	Gross Amount	Accumulated Amortization	Net
Below market leases	$25,695,395	$(16,281,397)	$9,413,998	$26,525,395	$(14,929,137)	$11,596,258

Amortization expense for in-place lease assets and operator relationship was $0.1 million, $0 million, and $0 million for the years ended December 31, 2012, 2011, and 2010 and is included as a component of depreciation and amortization in the consolidated statements of operations and comprehensive income. Amortization expense for the above market leases intangible asset for the years ended December 31, 2012, 2011, and 2010 was approximately $0.6 million, $0.6 million, and $0.7 million, respectively, and is included as a component of rental income in the consolidated statements of operations and comprehensive income. Accretion for the below market leases intangible liability for the years ended December 31, 2012, 2011, and 2010 was approximately $2.0 million, $2.0 million, and $2.5 million, respectively, and is included as a component of rental income in the consolidated statements of operations and comprehensive income.

For the year ended December 31, 2012, the Partnership wrote-off above market leases intangible assets of approximately $0.9 million with accumulated amortization of approximately $0.7 million, and below market leases intangible liability of approximately $0.8 million with accumulated accretion of approximately $0.7 million, for a net recognition of approximately $19,000 gain in rental income from intangible amortization, respectively.

For the year ended December 31, 2011, the Partnership wrote-off above market leases intangible assets of approximately $0.9 million with accumulated amortization of approximately $0.3 million, and below market leases intangible liability of approximately $1.7 million with accumulated accretion of approximately $1.2 million, for a net recognition of approximately $35,000 loss in rental income from intangible amortization, respectively.

For the year ended December 31, 2010, the Partnership wrote-off in-place lease intangible assets of approximately $2.9 million with accumulated amortization of approximately $1.5 million, and in-place lease intangible liabilities of approximately $8.5 million with accumulated accretion of approximately $5.1 million, for a net recognition of approximately $1.9 million in rental income from intangible amortization, respectively.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

The estimated annual amortization expense of the identified intangibles for each of the five succeeding years and thereafter is as follows:

Year ending December 31,	Assets	Liabilities
2013	$563,490	$1,850,338
2014	471,763	1,065,783
2015	425,524	891,331
2016	390,943	868,301
2017	325,678	724,453
Thereafter	2,070,984	4,013,792

	$4,248,382	$9,413,998

7. Senior Notes Payable and Other Debt

The Partnership’s senior notes payable and other debt consisted of the following:

	December 31, 2012	December 31, 2011
Senior Notes (interest rate of 7.75% on December 31, 2012 and 2011, respectively), inclusive of $3.2 million and $2.6 million net premium balance, respectively	$403,180,433	$302,552,127
Term Loan (interest rates of 5.75% on December 31, 2012 and 2011, respectively)	192,212,350	196,943,393
Acquisition Credit Line (interest rates of 5.75% on December 31, 2012 and 2011, respectively)	18,925,200	72,216,570
Construction loan (interest rates of 5.95% on December 31, 2012 and 2011, respectively)	—	6,073,802
2016 Revolver (interest rate 5.25% on December 31, 2012	69,368,589	—
2014 Revolver (interest rate of 6.50% on December 31, 2012 and 2011, respectively)	—	15,000,000
Acquisition loans (interest rates of 6.00% on December 31, 2012 and 2011, respectively)	7,584,974	7,687,686
HUD Loan (interest rate of 5.00% on December 31, 2012), inclusive of $2.5 million premium balance	13,881,869	—

Total	$705,153,415	$600,473,578

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Senior Notes

On February 4, 2011, April 5, 2011, and March 28, 2012 Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation (the Issuers) issued $200 million, $100 million and $100 million of 7.75% Senior Notes due in 2019 (the Senior Notes), respectively. The REIT is a guarantor of the Issuers’ Senior Notes. The Senior Notes are unsecured senior obligations of the Issuers and will mature on February 15, 2019. The Senior Notes bear interest at a rate of 7.75% per annum, payable semiannually to holders of record at the close of business on the February 1 or the August 1 immediately preceding the interest payment date on February 15 and August 15 of each year, commencing August 15, 2011. A premium of approximately $2.75 million and $1.0 million was associated with the offering of the $100 million of Senior Notes on April 5, 2011 and the $100 million of Senior Notes on March 28, 2012, respectively. The premium will be amortized as an adjustment to the yield on the Senior Notes over their term. The Partnership used the proceeds, amongst other things, to pay down approximately $87.7 million of the Acquisition Credit Line, $5.5 million of the 2016 Revolver and $6.1 million of the Construction Loan during 2012 and $201.6 million on the Term Loan and the balance of $28.7 million on the Acquisition Credit Line during 2011.

Term Loan

Principal payments on the Term Loan are payable in monthly installments beginning on November 1, 2010. The payment schedule for the Term Loan is based upon a 25-year mortgage style amortization as defined in the Credit Agreement. Interest rates, at the Partnership’s option, are based upon the base rate or Eurodollar base rate (0.36% and 0.37% at December 31, 2012 and 2011 with a 1.25% floor, respectively) plus 4.5%. The base rate, as defined in the Credit Agreement, is the rate announced from time to time by the Base Rate Bank as its “prime rate”. The Base Rate Bank is Bank of America, N.A. The balance outstanding on the Term Loan as of December 31, 2012 and 2011 was $192.2 million and $196.9 million, respectively. This loan matures in September 2015 and has two one-year extensions.

The Acquisition Credit Line

Under the Credit Agreement, the Partnership also has a $100 million Acquisition Credit Line. On each payment date, the Partnership shall pay interest only in arrears on any outstanding principal balance of the Acquisition Credit Line. Interest rates, at the Partnership’s option, are based upon the base rate or Eurodollar base rate (0.36% and 0.37% at December 31, 2012 and 2011 with a 1.25% floor, respectively) plus 4.5%. The base rate, as defined in the GE Credit Agreement, is the rate announced from time to time by the Base Rate Bank as its “prime rate”. The Base Rate Bank is Bank of America, N.A. Additionally, an unused fee equal to 1% per annum of the daily unused balance on the Acquisition Credit Line is due monthly.

The Partnership incurred $679,767 in prepayment penalties associated with an $87.7 million pay down in March 2012, which is recognized as interest expense in the consolidated statements of operations and comprehensive income. As of December 31, 2012 and 2011, approximately $18.9 million and $72.2 million had been drawn on the Acquisition Credit Line, respectively. The ability to draw on the Acquisition Credit Line terminates in September 2013 at which time principal and interest are payable until its maturity date in September 2015.

2014 Revolver

In conjunction with the Senior Notes issuance on February 4, 2011, the Partnership, under Aviv Financing IV, LLC, entered into a $25 million revolver with Bank of America (the 2014 Revolver). On each payment date, the Partnership pays interest only in arrears on any outstanding principal balance of the 2014 Revolver. The

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

interest rate under the Partnership’s 2014 Revolver is generally based on LIBOR (subject to a floor of 1.0% and subject to the Partnership’s option to elect to use a prime base rate) plus a margin that is determined by the Partnership’s leverage ratio from time to time. As of December 31, 2011 the interest rates are based upon the base rate (3.25% at December 31, 2012 and 2011, respectively) plus the applicable percentage based on the consolidated leverage ratio (3.25% at December 31, 2012 and 2011, respectively). The base rate is the rate announced by Bank of America as the “prime rate”. Additionally, an unused fee equal to 0.5% per annum of the daily unused balance on the 2014 Revolver is due monthly. The 2014 Revolver commitment terminates and matures in February 2014 with a one-year extension option, provided that certain conditions precedent are satisfied. On January 23, 2012, the outstanding balance was repaid and the properties securing the 2014 Revolver were released. However, the 2014 Revolver remains effective, and we may add properties to Aviv Financing IV, LLC in the future, thereby creating borrowing availability under the facility.

2016 Revolver

On January 31, 2012, the Partnership, under Aviv Financing V, L.L.C., entered into a $187.5 million secured revolving credit facility (the 2016 Revolver). On each payment date, the Partnership pays interest only in arrears on any outstanding principal balance of the 2016 Revolver. The interest rate under the 2016 Revolver is generally based on LIBOR (subject to a floor of 1.0%) plus 4.25%. The initial term of the 2016 Revolver expires in January 2016 with a one-year extension option, provided that certain conditions precedent are satisfied. The amount of the 2016 Revolver may be increased by up to $87.5 million (resulting in total availability of up to $275 million), provided that certain conditions precedent are satisfied. The 2016 Revolver had an outstanding balance of $69.4 million as of December 31, 2012.

Other Loans

On November 1, 2010, a subsidiary of Aviv Financing III entered into two acquisition loan agreements on the same terms that provided for borrowings of approximately $7.8 million. Principal and interest payments are due monthly beginning on December 1, 2010 through the maturity date of December 1, 2015. Interest is a fixed rate of 6.00%. These loans are collateralized by a skilled nursing facility controlled by Aviv Financing III. The balance outstanding on these loans at December 31, 2012 and 2011 was approximately $7.6 million and $7.7 million, respectively.

On November 12, 2010, a subsidiary of Aviv Financing III entered into a construction loan agreement that provides for borrowings up to $6.4 million. Interest-only payments at the prime rate (3.25% at December 31, 2011) plus 0.38%, or a minimum of 5.95%, are due monthly from December 1, 2010 through April 1, 2012. The loan was repaid on March 28, 2012.

On June 15, 2012, a subsidiary of Aviv Financing III assumed a HUD loan with a balance of approximately $11.5 million. Interest is at a fixed rate of 5.00%. The loan originated in November 2009 with a maturity date of October 1, 2044, and is based on a 35-year amortization schedule. The Company is obligated to pay the remaining principal and interest payments of the loan. A premium of $2.5 million was associated with the assumption of debt and will be amortized as an adjustment to interest expense on the HUD loan over its term.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Future annual maturities of all debt obligations for five fiscal years subsequent to December 31, 2012 and thereafter, are as follows:

2013	$4,916,078
2014	5,533,014
2015	210,364,133
2016	70,152,675
2017	832,862
Thereafter	413,354,653

$705,153,415

8. Partnership Equity and Incentive Program

In conjunction with the formation of the Partnership, the Partnership issued 10,323,213 Class A Units and 3,294,733 Class B Units in exchange for all ownership interests of the roll-up contributed to the Partnership in 2005. The Partnership issued an additional 3,144,010 Class A Units and 1,228,372 Class B Units in 2006. The Class A Units issued as a result of the formation of the Partnership have a par value of $10.00 per unit, while Class A Units issued on December 29, 2006, as a result of the addition of additional properties have a par value of $11.49 per unit. Operating distributions accrue at the rate of 10% per year for Class A Units or as defined in the Partnership Agreement. The Class A Units have a distribution preference, which decreases ratably after the full return of capital to the Class A Unitholders through distributions, and also have a liquidation preference and a profit interest in the event of sale, disposition, or refinancing as defined in the Agreement of Limited Partnership (the Partnership Agreement).

Also in connection with the formation of the Partnership, the Partnership awarded Class C Unit profit interests. These Class C Units do not have a par value, and no capital was contributed in consideration for their issuance. These Class C Units were issued to the General Partner of the Partnership, which is owned by two parties that have significant ownership holdings in the Partnership. When operating distributions are paid in full to the Class A Units as described above, the Class B and Class C Units receive all excess distributions, with 40% to Class B Unitholders and 60% to the Class C Unitholders until the Class B Units receive approximately $2.9 million in any partnership year to the extent that all Class B Units have been issued per the Partnership Agreement. After reaching this threshold, the remaining distributions are allocated 100% to the Class C Unitholders.

The Class D Units represent profit interests in the Partnership, which may be granted periodically to employees of AAM. A total of 10,000 Class D Units have been authorized. A total of 8,050 and 8,050 Class D Units are outstanding at December 31, 2011 and 2010, respectively. The Class D Units are not entitled to any distributions of the Partnership, except in the event of sale, disposition, or refinancing as defined. Class C Units also have an interest in these proceeds. The terms of the Class D Units were amended at the Merger. Part of the Class D Units are defined as performance-based awards under ASC 718 and require employment of the recipient on the date of sale, disposition, or refinancing (Liquidity Event). If the employee is no longer employed on such date, the award is forfeited. For accounting purposes, the grant date fair value will be recognized as an expense when a Liquidity Event becomes imminent and such fair value on the grant date was determined to be $0.9 million. The remainder of the Class D Units are time-based awards under ASC 718 and such fair value determined on the grant date is recognized over the vesting period. For the years ended December 31, 2011 and 2010, 1,610 and 3,220 of the time-based Class D Units vested, respectively resulting in the recognition of approximately $0.4 million and $0.9 million, respectively in expense.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Distributions accrued in accordance with declaration to the Partnership’s partners are summarized as follows for the years ended December 31:

	Class A	Class B	Class C	Class D	Class E	Class F	Class G
2012	$9,002,269	$1,879,208	$2,541,232	$—	$—	$2,215,043	$27,954,667
2011	$6,733,720	$2,894,457	$7,040,689	$—	$—	$2,215,044	$23,162,935
2010	$13,594,547	$2,894,457	$12,683,113	$—	$5,342,466	$3,792,881	$6,092,935

Weighted-average Units outstanding are summarized as follows for the years ended December 31:

	Class A	Class B	Class C	Class D	Class E	Class F	Class G
2012	13,467,223	4,523,145	2	8,050	—	2,684,900	20,019,054
2011	13,467,223	4,523,145	2	8,050	—	2,684,900	14,495,018
2010	13,467,223	4,523,145	2	7,386	5,342,489	4,597,432	3,944,455

The Partnership had established an officer incentive program linked to its future value. Awards vest annually over a five-year period assuming continuing employment by the recipient. The awards can be settled in Class C Units or cash at the Partnership’s discretion at the settlement date of December 31, 2012. For accounting purposes, expense recognition under the program commenced in 2008, and the related expense for the year ended December 31, 2012, 2011, and 2010 was approximately $0.4 million, $0.4 million and $0.4 million, respectively.

As a result of the Merger on September 17, 2010, such incentive program was modified such that 40% of the previously granted award settled immediately on the Merger date with another 20% vesting and settling on December 31, 2010. The remaining 40% will vest equally on December 31, 2011 and December 31, 2012, and will settle in 2018, subject to the terms and conditions of the amended incentive program agreement. In accordance with ASC 718, Compensation – Stock Compensation (ASC 718), such incentive program was expensed through general and administrative expenses as non-cash compensation on the consolidated statements of operations and comprehensive income through the ultimate vesting date of December 31, 2012.

The Partnership’s equity balance that is presented on the consolidated balance sheets is split between the general partner and limited partners in the amounts of $328,718,569 and $(4,443,740) at December 31, 2012, respectively. The Partnership’s equity balance that is presented on the consolidated balance sheets is split between the general partner and limited partners in the amounts of $243,579,151 and $6,976,157 at December 31, 2011, respectively.

9. Option Awards

On September 17, 2010, the Company adopted a 2010 Management Incentive Plan (the Plan) as part of the Merger transaction. Two thirds of the options granted are performance based awards whose criteria for vesting is tied to a future liquidity event (as defined) and also contingent upon meeting certain return thresholds (as defined). At this time the Partnership does not believe it is probable that these options will vest and therefore has not recorded any expense in the December 31, 2012, 2011 or 2010 consolidated financial statements in accordance with ASC 718. The cumulative value associated with all performance based award options of the Partnership aggregates to approximately $7.4 million as of December 31, 2012. One third of the options granted were time based awards and the service period for these options is four years with shares vesting at a rate of 25% ratably from the grant date.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

The following table represents the time based option awards activity for the years ended December 31, 2012, 2011, and 2010.

	2012	2011	2010
Outstanding at January 1	1,417,246	1,320,050	—
Granted	701,560	97,196	1,320,050
Exercised	—	—	—
Cancelled/Forfeited	(161,973)	—	—

Outstanding at December 31	1,956,833	1,417,246	1,320,050

Options exercisable at end of period	—	—	—
Weighted average fair value of options granted	$2.20	$1.87	$1.80

The following table represents the time based option awards outstanding cumulative life-to-date for the years ended December 31, 2012, 2011 and 2010 as well as other Plan data:

	2012	2011	2010
Range of exercise prices	$16.56 – $18.87	$16.56 – $18.87	$16.56 – $17.96
Outstanding	1,956,833	1,417,246	1,320,050
Remaining contractual life (years)	8.30	8.71	9.72
Weighted average exercise price	$17.43	$16.75	$16.60

The Partnership has used the Black-Scholes option pricing model to estimate the grant date fair value of the options. The following table includes the assumptions that were made in estimating the grant date fair value for options awarded in 2012, 2011, and 2010.

	2012 Grants	2011 Grants	2010 Grants
Weighted average dividend yield	7.54%	8.13%	10.28%
Weighted average risk-free interest rate	1.31%	2.02%	2.10%
Weighted average expected life	7 years	7 years	7 years
Weighted average estimated volatility	38.24%	38.10%	38.00%
Weighted average exercise price	$18.78	$18.80	$16.60
Weighted average fair value of options granted (per option)	$2.88	$2.78	$1.80

The Partnership recorded non-cash compensation expenses of approximately $1.3 million, $1.1 million and $0.3 million for the years ended December 31, 2012, 2011 and 2010, related to the time based stock options accounted for as equity awards, as a component of general and administrative expenses in the consolidated statements of operations and comprehensive income, respectively.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

At December 31, 2012, the total compensation cost related to outstanding, non-vested time based equity option awards that are expected to be recognized as compensation cost in the future aggregates to approximately $1.7 million.

For the year ended December 31,	Options
2013	$971,210
2014	490,052
2015	188,783
2016	33,662

Total	$1,683,707

Dividend equivalent rights associated with the Plan amounted to $2.3 million, $2.2 million and $0.6 million for the years ended December 31, 2012, 2011 and 2010, respectively. These dividend rights will be paid in four installments as the option vests.

10. Minimum Future Rentals

The Partnership’s real estate investments are leased under noncancelable triple-net operating leases. Under the provisions of the leases, the Partnership receives fixed minimum monthly rentals, generally with annual increases, and the operators are responsible for the payment of all operating expenses, including repairs and maintenance, insurance, and real estate taxes of the property throughout the term of the leases.

At December 31, 2012, future minimum annual rentals to be received under the noncancelable lease terms are as follows:

2013	$127,666,617
2014	131,221,348
2015	131,725,358
2016	131,808,617
2017	130,086,336
Thereafter	566,509,011

$1,219,017,287

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

11. Quarterly Results of Operations (Unaudited)

The following is a summary of our unaudited quarterly results of operations for the years ended December 31, 2012 and 2011 (in thousands) including the effects of discontinued operations. The sum of individual quarterly amounts may not agree to the annual amounts included in the consolidated statements of income due to rounding.

	Year Ended December 31, 2012
	1 st Quarter(1)	2 nd Quarter(2)	3 rd Quarter(3)	4 th Quarter(4)
Total revenues	$29,231	$31,109	$31,502	$31,330

Net income	$6,016	$3,613	$1,767	$(2,803)

Net income allocable to common units	$6,016	$3,613	$1,767	$(2,803)

	Year Ended December 31, 2011
	1 st Quarter(5)	2 nd Quarter	3 rd Quarter(6)	4 th Quarter(7)
Total revenues	$20,835	$25,835	$22,994	$27,384

Net income	$1,716	$7,002	$314	$2,281

Net income allocable to common units	$1,716	$7,002	$314	$2,281

(1)	The results include $0.7 million of impairment in the first quarter.
(2)	The results include $3.7 million of impairment in the second quarter.
(3)	The results include $1.8 million of impairment and $2.8 million of reserve for uncollectible loan receivables in the third quarter.
(4)	The results include $5.0 million of impairment and $0.2 million of reserve for uncollectible loan receivables in the fourth quarter.
(5)	The results include $3.0 million in straight-line rent write-offs and $3.1 million in deferred financing costs write-offs in connection with the senior note issuance during the first quarter.
(6)	The results include $3.5 million in straight-line rent write-offs, $2.2 million of indemnity expense related to an operator transition, and $0.9 million of impairment recognized in the third quarter.
(7)	The results include $5.2 million of impairment recognized in the fourth quarter.

12. Related Parties

Related party receivables and payables represent amounts due from/to various affiliates of the Partnership, including advances to members of the Partnership, amounts due to certain acquired companies and limited liability companies for transactions occurring prior to the formation of the Partnership, and various advances to entities controlled by affiliates of the Partnership’s management. An officer of the Partnership received a loan of approximately $0.3 million, which has been paid off in full as of April 29, 2011. An officer of the Partnership funded approximately $2.0 million at December 31, 2012 in connection with the distribution settlement (see Note 14). The amount is recognized as part of other liabilities as of December 31, 2012, and has been subsequently distributed. There were no other related party receivables or payables as of December 31, 2012, other than amounts owed from the Partnership to the REIT for accrued distributions.

The Partnership had entered into a management agreement, as amended, effective April 1, 2005, with AAM, an entity affiliated by common ownership. Under the management agreement, AAM had been granted the

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

exclusive right to oversee the portfolio of the Partnership, providing, among other administrative services, accounting and all required financial services; legal administration and regulatory compliance; investor, operator, and lender relationship services; and transactional support to the Partnership. Except as otherwise provided in the Partnership Agreement, all management powers of the business and affairs of the Partnership were exclusively vested in the General Partner. The annual fee for such services equaled six-tenths of one percent (0.6%) of the aggregate fair market value of the properties as determined by the Partnership and AAM annually. This fee arrangement was amended as discussed below. In addition, the Partnership reimbursed AAM for all reasonable and necessary out-of-pocket expenses incurred in AAM’s conduct of its business, including, but not limited to, travel, legal, appraisal, and brokerage fees, fees and expenses incurred in connection with the acquisition, disposition, or refinancing of any property, and reimbursement of compensation and benefits of the officers and employees of AAM. This agreement was terminated on September 17, 2010 when the Merger occurred, effectively consolidating AAM into the Partnership, and eliminating the necessity for reimbursement.

On October 16, 2007, the Partnership legally acquired AAM through a Manager Contribution and Exchange Agreement dated October 16, 2007 (the Contribution Agreement). As stipulated in the Contribution Agreement and the Second Amended and Restated Agreement of Limited Partnership on October 16, 2007 (Partnership Agreement), the Partnership issued a new class of Partnership Unit, Class F Units, as consideration to the contributing members of AAM. The contributing members of AAM served as the general partner of the Partnership. With respect to distributions other than to the holders of the Class G Units, the Class F Units have subordinated payment and liquidity preference to the Class E Units (which were subsequently cancelled) but are senior in payment and liquidity preference, where applicable, to the Class A, B, C, and D Units of the Partnership. The Class F Units paid in quarterly installments an annual dividend of 8.25% of the preliminary face amount of approximately $53.7 million (of which half were subsequently redeemed). The preliminary pricing was based upon trading multiples of comparably sized publicly traded healthcare Real Estate Investment Trusts. The ultimate Class F Unit valuation is subject to a true-up formula at the time of a Liquidity Event, as defined in the Partnership Agreement.

For accounting purposes, prior to the Merger, AAM had not been consolidated by the Partnership, nor had any value been ascribed to the Class F Units issued due to the ability of the Class E Unitholders prior to the Merger to unwind the acquisition as described below. Such action was outside the control of the Partnership, and accordingly, the acquisition is not viewed as having been consummated. The dividends earned by the Class F Unitholders were reflected as a component of management fees as described above. Prior to the Merger, the fee for management services to the Partnership was equal to the dividend earned on the Class F Unit.

Under certain circumstances, the Partnership Agreement did permit the Class E Unitholders to unwind this transaction and required the Partnership to redeem the Class F Units by returning to the affiliates all membership interests in AAM. On September 17, 2010, the Partnership settled the investment with JER Aviv Acquisition, LLC (JER), the sole Class E Unitholder, and cancelled all outstanding Class E Units. For accounting purposes, this treatment triggered the retroactive consolidation of AAM by the Partnership.

The original and follow-on investments of Class E Unitholders were made subject to the Unit Purchase Agreement and related documents (UPA) between the Partnership and JER dated May 26, 2006. The UPA did not give either party the right to settle the investment prior to May 26, 2011. However, the UPA did have an economic arrangement as to how either party could settle the arrangement on or after that date. This economic construct guided the discussions and negotiations of settlement. The UPA allowed the Partnership to call the E Units and warrants any time after May 26, 2011 as long as it provided JER with a 15% IRR from date of inception. The IRR would be calculated factoring interim distributions as well as exit payments. The units were settled for approximately $92.0 million contemporaneous with the Merger. A portion of the settlement related to outstanding warrants held by JER and originally issued in connection with the E units issuance.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

Coincident with the Merger, 50% of the Class F Unit was purchased and settled by the Partnership for approximately $23.6 million and is reported as a component of distributions to partners and accretion on Class E Preferred Units in the consolidated statements of changes in equity. The remaining Class F Units will pay in quarterly installments an annual dividend of 9.38% of the face amount of approximately $23.6 million.

13. Derivatives

During the periods presented, the Partnership was party to various interest rate swaps, which were purchased to fix the variable interest rate on the denoted notional amount under the original debt agreements.

At December 31, 2012, the Partnership is party to two interest rate swaps, with identical terms for $100 million each. They were purchased to fix the variable interest rate on the denoted notional amount under the Term Loan which was obtained in September 2010, and qualify for hedge accounting. For presentational purposes they are shown as one derivative due to the identical nature of their economic terms.

Total notional amount	$200,000,000
Fixed rates	6.49% (1.99% effective swap base rate plus 4.5% spread per credit agreement)
Floor rate	1.25%
Effective date	November 9, 2010
Termination date	September 17, 2015
Asset balance at December 31, 2012 (included in other assets)	$—
Asset balance at December 31, 2011 (included in other assets)	$—
Liability balance at December 31, 2012 (included in other liabilities)	$(3,773,332)
Liability balance at December 31, 2011 (included in other liabilities)	$(3,297,342)

The fair value of each interest rate swap agreement may increase or decrease due to changes in market conditions but will ultimately decrease to zero over the term of each respective agreement.

For the years ended December 31, 2012, 2011, and 2010, the Partnership recognized approximately $0, $0, and $2.9 million of net income, respectively, in the consolidated statements of operations and comprehensive income related to the change in the fair value of interest rate swap agreements where the Partnership did not elect to apply hedge accounting. Such instruments that did not elect to apply hedge accounting were settled at the Merger date.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

The following table provides the Partnership’s derivative assets and liabilities carried at fair value as measured on a recurring basis as of December 31, 2012 (dollars in thousands):

	Total Carrying Value at December 31, 2012	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative assets	$—	$—	$—	$—
Derivative liabilities	(3,773)	—	(3,773)	—

	$(3,773)	$—	$(3,773)	$—

The Partnership’s derivative assets and liabilities include interest rate swaps that effectively convert a portion of the Partnership’s variable rate debt to fixed rate debt. The derivative positions are valued using models developed by the respective counterparty that use as their basis readily observable market parameters (such as forward yield curves) and are classified within Level 2 of the valuation hierarchy. The Partnership considers its own credit risk as well as the credit risk of its counterparties when evaluating the fair value of its derivatives.

14. Commitments and Contingencies

The Partnership had a contractual arrangement with an operator to reimburse quality assurance fees levied by the California Department of Health Care Services from August 1, 2005 through July 31, 2008. The Partnership was obligated to reimburse the fees to the operator if and when the state withheld these fees from the operator’s Medi-Cal reimbursements associated with 5 facilities that were formerly leased to Trinity Health Systems. The total possible obligation for these fees was $1.4 million, which the Partnership has paid. Judicial proceedings initiated by the Partnership seeking declaratory relief for these fees were settled on July 24, 2012 which provided for recovery of such amounts from the State of California. The approximate settlement of $756,000 is recognized in interest and other income.

During 2011, the Partnership entered into a contractual arrangement with an operator in one of its facilities to reimburse any liabilities, obligations or claims of any kind or nature resulting from the actions of the former operator in such facility, Brighten Health Care Group. The Partnership is obligated to reimburse the fees to the operator if and when the operator incurs such expenses associated with certain Indemnified Events, as defined therein. The total possible obligation for these fees is estimated to be $2.3 million, of which approximately $1.8 million has been paid to date. The remaining $0.5 million was accrued as a component of other liabilities in the consolidated balance sheets.

In late 2011, after a dispute with certain of its limited partners, the Partnership filed a declaratory judgment motion in the Delaware Chancery Court seeking confirmation that an adjustment to the distributions of cash flows of the Partnership was made in accordance with the partnership agreement following the investment in the Partnership by the REIT and related financing transactions. The dispute relates to the relative distributions among classes of limited partners that existed prior to the investment by the REIT. In November 2012, certain limited partners (including Ari Ryan, one of our directors, and other members of the estate of Zev Karkomi, one of our co-founders) filed suit in the Circuit Court of Cook County, Illinois against the REIT, the Partnership and Mr. Bernfield alleging that the adjustment described above was improper and adding certain fiduciary duty claims against the REIT and Mr. Bernfield in connection with the adjustment and certain equity incentive programs implemented in connection with the investment in the Partnership by the REIT, the terms of which were approved by several of the plaintiffs in the Illinois action. In January 2013, we reached a settlement with the defendant in the Delaware action and the plaintiffs in the Illinois action. The settlement releases the REIT, the Partnership and Mr. Bernfield in exchange for a partial reallocation of relative distributions among classes of

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

limited partners, which reallocation will be funded by the limited partners that previously received such distributions or offset against distributions otherwise due. No additional amounts are payable by the REIT, the Partnership or Mr. Bernfield and, accordingly, the settlement is not expected to have a material impact on the REIT or the Partnership.

The Partnership is involved in various unresolved legal actions and proceedings, which arise in the normal course of our business. Although the outcome of a particular proceeding can never be predicted, we do not believe that the result of any of these other matters will have a material adverse effect on our business, operating results, liquidity or financial position.

15. Concentration of Credit Risk

As of December 31, 2012, the Partnership’s portfolio of investments consisted of 258 healthcare facilities, located in 29 states and operated by 38 third party operators. At December 31, 2012, approximately 54.5% (measured as a percentage of total assets) were leased by five private operators: Saber Health Group (16.2%), Daybreak Healthcare (13.4%), EmpRes (9.6%), Maplewood (8.1%), and SunMar (7.2%). No other operator represents more than 6.3% of our total assets. The five states in which the Partnership had its highest concentration of total assets were Texas (17.0%), California (15.4%), Ohio (8.5%), Connecticut (8.1%), and Pennsylvania (6.6%), at December 31, 2012.

For the year ended December 31, 2012, the Partnership’s rental income from operations totaled approximately $117.4 million, of which approximately $19.1 million was from Daybreak Healthcare (16.2%), $16.5 million from Saber Health Group (14.0%), and $12.3 million from EmpRes (10.4%). No other operator generated more than 8.3% of the Partnership’s rental income from operations for the year ended December 31, 2012.

Below is a summary of unaudited financial information as of and for the year ended December 31, 2011 for the two lessees (operators) of our properties whose total assets, in the aggregate, exceeds 10% of the Partnership’s total assets at December 31, 2012. Financial performance under the terms of lease agreements with these lessees is, by agreement, guaranteed by the entities whose financial data is as follows:

	Saber Health Group (1)	Daybreak Healthcare (1)
Financial position
Current assets	$60,101,714	20,268,519
Noncurrent assets	14,836,834	33,730,570
Current liabilities	.42,805,808	43,808,258
Noncurrent liabilities	35,822,405	48,613,081
(Deficit) equity	(3,749,665)	(38,422,250)
Results of operations
Revenues	$253,149,467	$243,231,294
Gross profit	12,852,928	5,338,258
Income from continuing operations	.11,765,523	1,869,985
Net income	5,942,277	2,065,042

(1)	Represents the financial information as of December 31, 2011 as the December 31, 2012 financial information was not available as of and for the year ended December 31, 2012 at the time of this filing.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

16. Discontinued Operations

ASC 205-20 requires that the operations and associated gains and/or losses from the sale or planned disposition of components of an entity, as defined, be reclassified and presented as discontinued operations in the Partnership’s consolidated financial statements for all periods presented. In April 2012, the Partnership sold three properties in Arkansas and one property in Massachusetts to unrelated third parties. Below is a summary of the components of the discontinued operations for the respective periods:

	Year Ended December 31,
	2012	2011	2010
Total revenues	$269,932	$1,260,671	$1,163,559
Expenses:
Interest expense	(27,104)	(8,123)	(1,090)
Depreciation and amortization	(1,958)	(575,322)	(607,426)
Gain on sale of assets, net	4,425,246	—	—
Loss on extinguishment of debt	(13,264)	—	—
Other (expenses) income	(66,160)	(910,941)	101,103

Total gains (expenses)	4,316,760	(1,494,386)	(507,413)

Discontinued operations	$4,586,692	$(233,715)	$656,146

17. Condensed Consolidating Information

The REIT and certain of the Partnership’s direct and indirect wholly owned subsidiaries (the Unencumbered Subsidiary Guarantors and Encumbered Subsidiary Guarantors) fully and unconditionally guaranteed on a joint and several basis, the obligation to pay principal and interest with respect to the Senior Notes issued in February 2011, April 2011, March 2012 and October 2013. These Senior Notes were issued by Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation (the Issuers). Separate financial statements of the guarantors are not provided as the consolidating financial information contained herein provides a more meaningful disclosure to allow investors to determine the nature of the assets held by and the operations of the respective guarantor and non-guarantor subsidiaries. Other wholly owned subsidiaries (Non- Guarantor Subsidiaries) that were not included among the Unencumbered Subsidiary Guarantors or Encumbered Subsidiary Guarantors were not obligated with respect to the Senior Notes. The Non-Guarantor Subsidiaries are subject to mortgages. The following summarizes our condensed consolidating information as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011, and 2010:

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

CONDENSED CONSOLIDATING BALANCE SHEET

As of December 31, 2012

	Issuers	Unencumbered Subsidiary Guarantors	Encumbered Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Net real estate investments	$53,750	$731,036,359	$197,221,045	$55,149,862	$—	$983,461,016
Cash and cash equivalents	16,869,495	(1,746,141)	(68,241)	479,260	—	15,534,373
Deferred financing costs, net	8,964,976	—	5,672,918	13,371	—	14,651,265
Other	15,737,837	50,372,586	14,120,937	3,308,680	—	83,540,040
Investment in and due from related parties, net	711,027,894	—	—	—	(711,027,894)	—

Total assets	$752,653,952	$779,662,804	$216,946,659	$58,951,173	$(711,027,894)	$1,097,186,694

Liabilities and equity
Secured notes payable and other debt	$403,180,433	$—	$280,506,139	$21,466,843	$—	$705,153,415
Due to related parties	7,542,333	—	5,912	—	—	7,548,245
Tenant security and escrow deposits	50,000	14,202,777	3,560,361	465,034	—	18,278,172
Accounts payable and accrued expenses	13,702,409	6,152,923	3,988,102	364,380	—	24,207,814
Other liabilities	7,677,280	9,090,462	4,729,809	—	—	21,497,551

Total liabilities	432,152,455	29,446,162	292,790,323	22,296,257	—	776,685,197
Total equity	320,501,497	750,216,642	(75,843,664)	36,654,916	(711,027,894)	320,501,497

Total liabilities and equity	$752,653,952	$779,662,804	$216,946,659	$58,951,173	$(711,027,894)	$1,097,186,694

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

CONDENSED CONSOLIDATING BALANCE SHEET

As of December 31, 2011

	Issuers	Unencumbered Subsidiary Guarantors	Encumbered Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Net real estate investments	$—	$606,845,986	$192,578,582	$23,163,171	$—	$822,587,739
Cash and cash equivalents	42,354,896	(2,874,571)	242,153	(518,751)	—	39,203,727
Deferred financing costs, net	7,777,902	—	5,335,606	28,822	—	13,142,330
Other	16,119,370	45,436,106	13,050,469	223,220	—	74,829,165
Investment in and due from related parties, net	541,083,875	54,544,148	(375,955,067)	(7,429,077)	(212,243,879)	—

Total assets	$607,336,043	$703,951,669	$(164,748,257)	$15,467,385	$(212,243,879)	$949,762,961

Liabilities and equity
Secured notes payable and other debt	$302,552,127	$—	$284,159,963	$13,761,488	$—	$600,473,578
Due to related parties	6,726,541	—	—	—	—	6,726,541
Tenant security and escrow deposits	385,000	11,657,191	3,471,445	226,281	—	15,739,917
Accounts payable and accrued expenses	9,476,684	4,642,499	3,313,960	691,024	—	18,124,167
Other liabilities	40,937,725	10,898,071	9,604,996	—	—	61,440,792

Total liabilities	360,078,077	27,197,761	300,550,364	14,678,793	—	702,504,995
Total equity	247,257,966	676,753,908	(465,298,621)	788,592	(212,243,879)	247,257,966

Total liabilities and equity	$607,336,043	$703,951,669	$(164,748,257)	$15,467,385	$(212,243,879)	$949,762,961

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the Year Ended December 31, 2012

	Issuers	Unencumbered Subsidiary Guarantors	Encumbered Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Rental income	$—	$86,328,617	$28,137,178	$2,943,827	$—	$117,409,622
Interest on secured loans	1,490,189	2,801,878	341,409	—	—	4,633,476
Interest and other income	3,676	963,190	162,014	78	—	1,128,958

Total revenues	1,493,865	90,093,685	28,640,601	2,943,905	—	123,172,056

Expenses
Interest expense	30,109,091	—	20,148,411	725,225	—	50,982,727
Depreciation and amortization	—	20,553,803	5,599,734	738,274	—	26,891,811
General and administrative	6,433,853	360,687	9,662,674	48,799	—	16,506,013
Transaction costs	4,170,855	1,664,934	488,817	383,197	—	6,707,803
Loss on impairment	—	11,116,862	—	—	—	11,116,862
Reserve for uncollectible secured loan receivables	6,531,506	—	—	—	—	6,531,506
Loss on extinguishment of debt	—	—	28,244	—	—	28,244
Other expenses	—	—	400,353	—	—	400,353

Total expenses	47,245,305	33,696,286	36,328,233	1,895,495	—	119,165,319

Income before discontinued operations	(45,751,440)	56,397,399	(7,687,632)	1,048,410	—	4,006,737
Discontinued operations	—	331,589	—	4,255,103	—	4,586,692

Net (loss) income	(45,751,440)	56,728,998	(7,687,632)	5,303,513	—	8,593,429

Equity in income (loss) of subsidiaries	54,344,869	—	—	—	(54,344,869)	—

Net income (loss) allocable to common units	$8,593,429	$56,728,998	$(7,687,632)	$5,303,513	$(54,344,869)	$8,593,429

Unrealized (loss) on derivative instruments	—	—	(475,990)	—	—	(475,990)

Total comprehensive income (loss)	$8,593,429	$56,728,998	$(8,163,622)	$5,303,513	$(54,344,869)	$8,117,439

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the Year Ended December 31, 2011

	Issuers	Unencumbered Subsidiary Guarantors	Encumbered Subordinated Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Rental income	$—	$70,048,393	$19,578,025	$1,385,140	$—	$91,011,558
Interest on secured loans	2,234,012	2,652,048	307,084	—	—	5,193,144
Interest and other income	18,226	817,984	7,584	—	—	843,794

Total revenues	2,252,238	73,518,425	19,892,693	1,385,140	—	97,048,496

Expenses
Interest expense	20,458,737	—	17,743,684	464,434	—	38,666,855
Depreciation and amortization	—	16,110,741	3,832,935	328,086	—	20,271,762
General and administrative	4,116,570	192,053	7,109,779	4,005	—	11,422,407
Transaction costs	1,398,566	2,968,001	1,126,532	—	—	5,493,099
Loss on impairment	—	5,232,805		—	—	5,232,805
Reserve for uncollectible secured loan receivables	1,426,149	86,156	—	—	—	1,512,305
Gain on sale of assets, net	—	(1,170,991)	—	—	—	(1,170,991)
Loss on extinguishment of debt	—	—	3,806,513	—	—	3,806,513
Other expenses	—	—	266,902	—	—	266,902

Total expenses	27,400,022	23,418,765	33,886,345	796,525	—	85,501,657

Income before discontinued operations	(25,147,784)	50,099,660	(13,993,652)	588,615	—	11,546,839
Discontinued operations	—	(84,060)	—	(149,655)	—	(233,715)

Net (loss) income	(25,147,784)	50,015,600	(13,993,652)	438,960	—	11,313,124

Equity in income (loss) of subsidiaries	36,460,908	—	—	—	(36,460,908)	—

Net income (loss) allocable to common units	$11,313,124	$50,015,600	$(13,993,652)	$438,960	$(36,460,908)	$11,313,124

Unrealized (loss) on derivative instruments	—	—	(7,391,774)	—	—	(7,391,774)

Total comprehensive income (loss)	$11,313,124	$50,015,600	$(21,385,426)	$438,960	$(36,460,908)	$3,921,350

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the Year Ended December 31, 2010

	Issuers	Unencumbered Subsidiary Guarantors	Encumbered Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Rental income	$—	$68,569,614	$15,296,545	$230,857	$—	$84,097,016
Interest on secured loans	1,384,731	3,466,369	320,871	—	—	5,171,971
Interest and other income	20,132	110,199	2,955	—	—	133,286

Total revenues	1,404,863	72,146,182	15,620,371	230,857	—	89,402,273

Expenses
Interest expense	305,547	1,602,024	21,744,221	77,961	—	23,729,753
Depreciation and amortization	—	14,231,235	2,960,457	54,681	—	17,246,373
General and administrative	3,576,085	419,392	5,816,045	11,125	—	9,822,647
Transaction costs	101,007	593,296	882,624	1,298	—	1,578,225
Loss on impairment	—	96,000	—	—	—	96,000
Reserve for uncollectible secured loan receivables	750,000	—	—	—	—	750,000
Change in fair value of derivatives	—	—	(2,931,309)	—	—	(2,931,309)
Gain on sale of assets, net	—	(511,553)	—	—	—	(511,553)
Loss on extinguishment of debt	14,900	1,338,175	942,487	—	—	2,295,562

Total expenses	4,747,539	17,768,569	29,414,525	145,065	—	52,075,698

Income before discontinued operations	(3,342,676)	54,377,613	(13,794,154)	85,792	—	37,326,575
Discontinued operations	—	729,723	—	(73,578)	—	656,145

Net (loss) income	(3,342,676)	55,107,336	(13,794,154)	12,214	—	37,982,720

Distributions and accretion on Class E Preferred Units	(17,371,893)	—	—	—	—	(17,371,893)
Net income attributable to noncontrolling interests	(241,622)	—	—	—	—	(241,622)
Equity in income (loss) of subsidiaries	41,325,396	—	—	—	(41,325,396)	—

Net income (loss) allocable to common units	$20,369,205	$55,107,336	$(13,794,154)	$12,214	$(41,325,396)	$20,369,205

Unrealized (loss) on derivative instruments	—	—	4,094,432	—	—	4,094,432

Total comprehensive income (loss)	$20,369,205	$55,107,336	$(9,699,722)	$12,214	$(41,325,396)	$24,463,637

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2012

	Issuers	Unencumbered Subsidiary Guarantors	Encumbered Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(152,296,994)	$157,730,092	$16,304,105	$22,055,287	$—	$43,792,490
Investing activities
Purchase of real estate investments	—	(135,888,561)	(4,800,000)	(32,177,037)	—	(172,865,598)
Sale of real estate investments	—	14,775,005	—	17,157,976	—	31,932,981
Capital improvements	(53,750)	(8,094,783)	(5,342,126)	(66,936)	—	(13,557,595)
Development projects	—	(25,382,304)	(333,683)	(2,259,634)	—	(27,975,621)
Secured loan receivables received from others	12,754,973	1,425,360	451,862	—	—	14,632,195
Secured loan receivables funded to others	(13,064,531)	(3,436,379)	(355,636)	—	—	(16,856,546)

Net cash provided by (used in) investing activities	(363,308)	(156,601,662)	(10,379,583)	(17,345,631)	—	(184,690,184)
Financing activities
Borrowings of debt	101,000,000	—	164,224,200	2,536,894	—	267,761,094
Repayment of debt	—	—	(167,878,024)	(6,248,539)	—	(174,126,563)
Payment of financing costs	(2,562,303)	—	(2,581,092)	—	—	(5,143,395)
Deferred contribution	—	—	—	—	—	—
Capital contributions	109,000,000	—	—	—	—	109,000,000
Cost of raising capital	(35,000,000)	—	—	—	—	(35,000,000)
Cash distributions to partners	(45,262,796)	—	—	—	—	(45,262,796)

Net cash provided by (used in) financing activities	127,174,901	—	(6,234,916)	(3,711,645)	—	117,228,340

Net decrease in cash and cash equivalents	(25,485,401)	1,128,430	(310,394)	998,011	—	(23,669,354)
Cash and cash equivalents:
Beginning of period	42,354,896	(2,874,571)	242,153	(518,751)	—	39,203,727

End of period	$16,869,495	$(1,746,141)	$(68,241)	$479,260	—	$15,534,373

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2011

	Issuers	Unencumbered Subsidiary Guarantors	Encumbered Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(293,472,178)	$109,600,603	$234,041,995	$260,597	$—	$50,431,017
Investing activities
Purchase of real estate investments	—	(98,048,063)	(83,166,138)	—	—	(181,214,201)
Sale of real estate investments	—	1,510,000	—	—	—	1,510,000
Capital improvements	—	(5,342,171)	(4,021,616)	—	—	(9,363,787)
Development projects	—	(15,990,400)	—	(5,415,747)	—	(21,406,147)
Secured loan receivables received from others	(68,778)	12,344,043	2,062,446	—	—	14,337,711
Secured loan receivables funded to others	(2,700,000)	(7,809,045)	(410,742)	—	—	(10,919,787)

Net cash provided by (used in) investing activities	(2,768,778)	(113,335,686)	(85,536,050)	(5,415,747)	—	(207,056,211)
Financing activities
Borrowings of debt	302,750,000	—	97,416,570	4,761,462	—	404,928,032
Repayment of debt	—	—	(244,727,948)	(104,549)	—	(244,832,497)
Payment of financing costs	(8,593,540)	—	(1,000,564)	(13,600)	—	(9,607,704)
Deferred contribution	35,000,000	—	—	—	—	35,000,000
Capital contributions	40,419,757	—	—	—	—	40,419,757
Cost of raising capital	—	—	—	—	—	—
Cash distributions to partners	(43,107,141)	—	—	—	—	(43,107,141)

Net cash provided by (used in) financing activities	326,469,076	—	(148,311,942)	4,643,313	—	182,800,447

Net decrease in cash and cash equivalents	30,228,120	(3,735,033)	194,003	(511,837)	—	26,175,253
Cash and cash equivalents:
Beginning of period	12,126,776	860,462	48,150	(6,914)	—	13,028,474

End of period	$42,354,896	$(2,874,571)	$242,153	$(518,751)	—	$39,203,727

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2010

	Issuers	Unencumbered Subsidiary Guarantors	Encumbered Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(70,625,627)	$69,916,138	$51,865,757	$3,523,988	$—	$54,680,256
Investing activities
Purchase of real estate investments	—	(31,095,224)	(12,288,819)	(11,500,000)	—	(54,884,043)
Sale of real estate investments	—	4,085,825	—	—	—	4,085,825
Payment of earn-out provision for previously acquired real estate investments	—	—	(9,600,731)	—	—	(9,600,731)
Capital improvements	—	(4,527,853)	(1,122,944)	—	—	(5,650,797)
Development projects	—	(1,121,292)	—	(1,111,041)	—	(2,232,333)
Secured loan receivables received from others	5,917,739	2,890,464	478,067	—	—	9,286,270
Secured loan receivables funded to others	(8,652,165)	(7,032,822)	(435,851)	—	—	(16,120,838)

Net cash provided by (used in) investing activities	(2,734,426)	(36,800,902)	(22,970,278)	(12,611,041)	—	(75,116,647)
Financing activities
Borrowings of debt	—	—	433,677,230	9,112,340	—	442,789,570
Repayment of debt	(12,000,000)	(36,665,702)	(433,849,223)	(7,765)	—	(482,522,690)
Payment of financing costs	(100,000)	—	(10,443,495)	(24,436)	—	(10,567,931)
Payment for swap termination	—	—	(3,380,160)	—	—	(3,380,160)
Capital contributions	223,866,121	—	—	—	—	223,866,121
Redemption of Class E Preferred Units and warrants	(92,001,451)	—	—	—		(92,001,451)
Redemption of Class F Units	—	—	(23,602,649)	—	—	(23,602,649)
Cash distributions to partners	(34,534,439)	—	(2,124,013)	—	—	(36,658,452)

Net cash provided by (used in) financing activities	85,230,231	(36,665,702)	(39,722,310)	9,080,139	—	17,922,358

Net decrease in cash and cash equivalents	11,870,178	(3,550,466)	(10,826,831)	(6,914)	—	(2,514,033)
Cash and cash equivalents:
Beginning of period	256,598	4,410,928	10,874,981	—	—	15,542,507

End of period	$12,126,776	$860,462	$48,150	$(6,914)	$—	$13,028,474

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

Accounts Receivable and Secured Loans Receivable Allowance for Doubtful Accounts

	Balance at Beginning of Year	Charged to (Recovered from) Costs and Expenses	Deductions and Write-offs		Balance at End of Year
Allowance for uncollectible accounts receivable
Year ended December 31, 2012	$79,812	$3,948,446	$(3,224,821)		$803,437
Year ended December 31, 2011	—	79,812	—		79,812
Year ended December 31, 2010	223,803	(40,459)	(183,344)		—
Allowance for uncollectible secured loan receivable
Year ended December 31, 2012	$2,176,149	$6,531,506	$(8,390,603	)(1)	$317,052
Year ended December 31, 2011	750,000	1,512,305	(86,156)		2,176,149
Year ended December 31, 2010	28,828	721,172	—		750,000

(1)	Loan deductions and write-offs of $8,390,603 include amounts previously reserved for during the Partnership’s reserve analysis for the years ended December 31, 2012 and 2011. Such amount represents $7,448,108 of 2012 activity, as well as $942,495 of 2012 activity that was not previously reserved for and thus was directly written-off during the year ended December 31, 2012 at the time the amounts were deemed uncollectible.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE INVESTMENTS

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2012 (c)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
SunBridge Care/Rehab - Broadway	(a	)	(3)	Methuen	MA	$31,469	$495,552	$—	$(170,262)	$26,002	$330,757	$(165,260)	1910	1993	40 years
SunBridge - Colonial Heights	(a	)	(3)	Lawrence	MA	63,160	958,681	—	(225,000)	63,160	733,681	(348,499)	1963	1993	40 years
SunBridge - Fall River	(c	)		Fall River	MA	90,707	1,308,677	—	(1,399,384)	—	—	—		1993	40 years
SunBridge Care Center - Glenwood	(a	)	(3)	Lowell	MA	82,483	1,210,652	—	(252,510)	82,483	958,142	(455,117)	1964	1993	40 years
SunBridge - Hammond House	(a	)	(3)	Worchester	MA	42,062	663,598	488,598	(663,598)	42,062	488,598	(232,084)	1965	1993	40 years
SunBridge for North Reading	(a	)	(3)	North Reading	MA	113,195	1,567,397	—	(252,500)	113,195	1,314,897	(624,576)	1966	1993	40 years
Robbin House Nursing and Rehab	(c	)		Quincy	MA	66,000	1,051,668	—	(1,117,668)	—	—	—		1993	40 years
SunBridge Care Center - Rosewood	(a	)	(3)	Fall River	MA	31,893	512,984	—	(283,705)	12,593	248,579	(175,980)	1882	1993	40 years
SunBridge Care/Rehab-Sandalwood	(a	)	(3)	Oxford	MA	64,435	940,982	497,782	(192,500)	64,435	1,246,264	(421,667)	1966	1993	40 years
SunBridge - Spring Valley	(a	)	(3)	Worchester	MA	71,084	1,030,725	—	(205,000)	71,084	825,725	(392,219)	1960	1993	40 years
SunBridge Care/Rehab -Town Manor	(c	)		Lawrence	MA	89,790	1,305,518	—	(1,395,308)	—	—	—		1993	40 years
SunBridge Care/Rehab -Woodmill	(a	)	(3)	Lawrence	MA	61,210	946,028	—	(235,000)	61,210	711,028	(337,738)	1965	1993	40 years
SunBridge Care/Rehab -Worcester	(c	)		Worchester	MA	92,512	1,374,636	—	(1,467,148)	—	—	—		1993	40 years
Countryside Community	(a	)	(2)	South Haven	MI	221,000	4,239,161	12,959	—	221,000	4,252,120	(954,835)	1975	2005	40 years
Pepin Manor	(a	)	(2)	Pepin	WI	318,000	1,569,959	332,808	—	318,000	1,902,767	(366,240)	1978	2005	40 years
Highland Health Care Center	(a	)	(2)	Highland	IL	189,921	1,723,523	—	—	189,921	1,723,523	(418,563)	1963	2005	40 years
Nebraska Skilled Nursing/Rehab	(a	)	(2)	Omaha	NE	211,000	6,694,584	—	(1,510)	209,490	6,694,584	(1,697,031)	1971	2005	40 years
Casa Real	(a	)	(2)	Santa Fe	NM	1,029,800	2,692,295	676,474	—	1,029,800	3,368,769	(810,849)	1985	2005	40 years
Clayton Nursing and Rehab	(a	)	(2)	Clayton	NM	41,000	790,476	—	—	41,000	790,476	(260,927)	1960	2005	40 years
Country Cottage Care/Rehab Center	(a	)	(2)	Hobbs	NM	9,000	671,536	—	—	9,000	671,536	(258,739)	1963	2005	40 years
Bloomfield Nursing/Rehab Center	(a	)	(2)	Bloomfield	NM	343,800	4,736,296	—	—	343,800	4,736,296	(1,101,548)	1985	2005	40 years
Espanola Valley Center	(a	)	(2)	Espanola	NM	216,000	4,143,364	—	—	216,000	4,143,364	(1,059,431)	1984	2005	40 years
Sunshine Haven Lordsburg	(a	)	(2)	Lordsburg	NM	57,041	1,881,927	—	—	57,041	1,881,927	(404,557)	1972	2005	40 years
Silver City Care Center	(a	)	(2)	Silver City	NM	305,000	5,843,505	—	—	305,000	5,843,505	(1,319,974)	1984	2005	40 years
Raton Nursing and Rehab Center	(a	)	(2)	Raton	NM	128,000	1,509,456	—	—	128,000	1,509,456	(479,297)	1985	2005	40 years
Red Rocks Care Center	(a	)	(2)	Gallup	NM	329,000	3,952,779	—	—	329,000	3,952,779	(970,842)	1978	2005	40 years
Heritage Villa Nursing/Rehab	(a	)	(2)	Dayton	TX	18,000	435,568	9,400	—	18,000	444,968	(123,815)	1964	2005	40 years
Wellington Oaks Nursing/Rehab	(a	)	(2)	Ft. Worth	TX	137,000	1,147,400	(9,400)	—	137,000	1,138,000	(330,345)	1963	2005	40 years
Seven Oaks Nursing and Rehab	(a	)	(2)	Bonham	TX	63,000	2,583,389	—	—	63,000	2,583,389	(622,170)	1970	2005	40 years
Birchwood Nursing and Rehab	(a	)	(2)	Cooper	TX	96,000	2,726,580	8,304	—	96,000	2,734,884	(644,167)	1966	2005	40 years
Smith Nursing and Rehab	(a	)	(2)	Wolfe City	TX	49,000	1,010,304	(8,304)	—	49,000	1,002,000	(258,656)	1946	2005	40 years
Blanco Villa Nursing and Rehab	(a	)	(3)	San Antonio	TX	341,847	1,931,216	951,592	—	341,847	2,882,808	(655,011)	1969	2005	40 years
Forest Hill Nursing Center	(a	)		Ft. Worth	TX	87,904	1,764,129	—	(1,852,033)	—	—	—		2005	40 years
Garland Nursing and Rehab	(a	)	(3)	Garland	TX	56,509	1,058,409	1,357,939	—	56,509	2,416,348	(372,041)	1964	2005	40 years
Hillcrest Nursing and Rehab	(a	)	(3)	Wylie	TX	209,992	2,683,768	528,248	—	209,992	3,212,016	(650,831)	1975	2005	40 years
Mansfield Nursing and Rehab	(a	)	(3)	Mansfield	TX	486,958	2,142,550	(17,723)	—	486,958	2,124,827	(544,951)	1964	2005	40 years
Westridge Nursing and Rehab	(a	)	(3)	Lancaster	TX	625,790	1,847,633	(15,270)	—	625,790	1,832,363	(529,559)	1973	2005	40 years
Clifton Nursing and Rehab	(a	)	(5)	Clifton	TX	125,000	2,974,643	—	—	125,000	2,974,643	(765,834)	1995	2005	40 years
Brownwood Nursing and Rehab	(a	)	(2)	Brownwood	TX	140,000	3,463,711	1,522,390	—	140,000	4,986,101	(852,249)	1968	2005	40 years
Irving Nursing and Rehab	(a	)	(2)	Irving	TX	137,000	1,248,284	(10,284)	—	137,000	1,238,000	(333,444)	1972	2005	40 years
Stanton Nursing and Rehab	(a	)	(3)	Stanton	TX	261,000	1,017,599	11,707	—	261,000	1,029,306	(266,393)	1972	2005	40 years

AVIV REIT, INC. AND SUBSIDIARIES

SCHEDULE III—(CONTINUED)

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2012 (c)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Valley Mills Nursing and Rehab	(a	)	(3)	Valley Mills	TX	34,000	1,091,210	(8,977)	—	34,000	1,082,233	(270,269)	1971	2005	40 years
Hometown Care Center	(a	)	(3)	Moody	TX	13,000	328,263	—	(341,263)	—	—	—		2005	40 years
Shuksan Healthcare Center	(a	)	(3)	Bellingham	WA	61,000	491,085	1,983,432	—	61,000	2,474,517	(340,787)	1965	2005	40 years
Orange Villa Nursing and Rehab	(a	)	(3)	Orange	TX	97,500	1,948,490	17,468	—	97,500	1,965,958	(486,690)	1973	2005	40 years
Pinehurst Nursing and Rehab	(a	)	(3)	Orange	TX	98,500	2,072,051	22,567	—	98,500	2,094,618	(535,694)	1955	2005	40 years
Wheeler Nursing and Rehab	(a	)	(2)	Wheeler	TX	17,000	1,369,290	—	—	17,000	1,369,290	(360,544)	1982	2005	40 years
North Pointe Nursing and Rehab	(a	)	(4)	Watauga	TX	1,061,000	3,845,890	—	—	1,061,000	3,845,890	(881,609)	1999	2005	40 years
ABC Health Center	(a	)	(2)	Harrisonville	MO	143,500	1,922,391	122,010	—	143,500	2,044,401	(451,064)	1970	2005	40 years
Camden Health Center	(a	)	(2)	Harrisonville	MO	189,000	2,531,961	68,462	—	189,000	2,600,423	(559,855)	1977	2005	40 years
Cedar Valley Health Center	(a	)	(2)	Rayton	MO	252,000	3,375,981	58,200	—	252,000	3,434,181	(819,610)	1978	2005	40 years
Monett Healthcare Center	(a	)	(2)	Monett	MO	259,000	3,469,761	(26,381)	—	259,000	3,443,380	(795,952)	1976	2005	40 years
White Ridge Health Center	(a	)	(2)	Lee’s Summit	MO	292,250	3,914,964	32,514	—	292,250	3,947,478	(886,786)	1986	2005	40 years
The Orchards Rehab/Care Center	(a	)	(3)	Lewiston	ID	201,000	4,319,316	505,634	—	201,000	4,824,950	(1,173,299)	1958	2005	40 years
SunBridge for Payette	(a	)	(3)	Payette	ID	179,000	3,165,530	(26,331)	—	179,000	3,139,199	(642,696)	1964	2005	40 years
Magic Valley Manor-Assisted Living	(b	)	(3)	Wendell	ID	177,000	405,331	1,005,334	—	177,000	1,410,665	(196,339)	1911	2005	40 years
McCall Rehab and Living Center	(a	)		McCall	ID	213,000	675,976	(5,624)	(883,352)	—	—	—	1965	2005	40 years
Menlo Park Health Care	(a	)	(3)	Portland	OR	112,000	2,205,297	184,777	—	112,000	2,390,074	(653,452)	1959	2005	40 years
Burton Care Center	(a	)	(3)	Burlington	WA	115,000	1,169,629	85,957	—	115,000	1,255,586	(271,239)	1930	2005	40 years
Columbia View Care Center	(a	)	(3)	Cathlamet	WA	49,200	504,900	(0)	(93,098)	38,246	422,756	(135,952)	1965	2005	40 years
Pinehurst Park Terrace	(a	)		Seattle	WA	—	360,236	—	(360,236)	—	—	—		2005	40 years
Grandview Healthcare Center	(a	)	(3)	Grandview	WA	19,300	1,155,216	14,917	—	19,300	1,170,133	(383,322)	1964	2005	40 years
Hillcrest Manor	(a	)	(3)	Sunnyside	WA	102,000	1,638,826	6,856,674	—	102,000	8,495,500	(649,404)	1970	2005	40 years
Evergreen Foothills Center	(a	)	(3)	Phoenix	AZ	500,000	4,537,644	—	—	500,000	4,537,644	(1,340,585)	1997	2005	40 years
Evergreen Hot Springs Center	(a	)	(3)	Hot Springs	MT	103,500	1,942,861	19,412	—	103,500	1,962,273	(446,117)	1963	2005	40 years
Evergreen Polson Center	(a	)	(3)	Polson	MT	121,000	2,357,612	(19,412)	—	121,000	2,338,200	(570,439)	1971	2005	40 years
Evergreen Sun City Center	(a	)	(3)	Sun City	AZ	476,231	5,697,720	60,161	—	476,231	5,757,881	(1,385,966)	1985	2005	40 years
Sunset Gardens at Mesa	(b	)	(3)	Mesa	AZ	123,000	1,640,673	(13,547)	—	123,000	1,627,126	(375,124)	1974	2005	40 years
Evergreen Mesa Christian Center	(a	)	(3)	Mesa	AZ	466,000	6,231,061	(46,614)	(615,000)	466,000	5,569,447	(1,526,643)	1973	2005	40 years
Evergreen The Dalles Center	(a	)	(2)	The Dalles	OR	200,000	3,831,789	91,952	—	200,000	3,923,741	(841,322)	1964	2005	40 years
Evergreen Vista Health Center	(a	)	(2)	LaGrande	OR	281,000	4,783,790	248,354	—	281,000	5,032,144	(1,029,198)	1961	2005	40 years
Whitman Health and Rehab Center	(a	)	(2)	Colfax	WA	231,000	6,271,162	38,289	—	231,000	6,309,451	(1,287,203)	1985	2005	40 years
Fountain Retirement Hotel	(b	)	(3)	Youngtown	AZ	101,300	1,939,835	169,696	(1,634,700)	4,550	571,581	(479,533)	1971	2005	40 years
Gilmer Care Center	(a	)	(3)	Gilmer	TX	257,000	2,992,894	362,306	—	257,000	3,355,200	(725,838)	1967	2005	40 years
Columbus Nursing and Rehab Center	(a	)	(2)	Columbus	WI	352,000	3,476,920	301,848	—	352,000	3,778,768	(761,893)	1950	2005	40 years
San Juan Rehab and Care Center	(a	)	(3)	Anacortes	WA	625,000	1,184,855	2,041,630	—	625,000	3,226,485	(713,654)	1965	2005	40 years
Infinia at Faribault	(a	)	(3)	Faribault	MN	70,000	1,484,598	102,124	—	70,000	1,586,722	(411,328)	1958	2005	40 years
Infinia at Owatonna	(a	)	(3)	Owatonna	MN	125,000	2,321,296	(19,308)	—	125,000	2,301,988	(544,998)	1963	2005	40 years
Infinia at Willmar	(a	)	(3)	Wilmar	MN	70,000	1,341,155	19,645	—	70,000	1,360,800	(327,063)	1998	2005	40 years
Infinia at Florence Heights	(a	)	(2)	Omaha	NE	413,000	3,516,247	4,352	(742,383)	310,538	2,880,678	(941,217)	1999	2005	40 years
Infinia at Ogden	(a	)	(3)	Ogden	UT	233,800	4,478,450	600,246	—	233,800	5,078,696	(1,018,039)	1977	2005	40 years
Prescott Manor Nursing Center	(a	)	(3)	Prescott	AR	43,500	1,461,860	209,056	—	43,500	1,670,916	(479,048)	1965	2005	40 years
Star City Nursing Center	(a	)	(3)	Star City	AR	28,000	1,068,891	80,125	—	28,000	1,149,016	(265,375)	1969	2005	40 years
Westview Manor of Peabody	(a	)	(3)	Peabody	KS	22,000	502,177	137,682	—	22,000	639,859	(119,708)	1963	2005	40 years

AVIV REIT, INC. AND SUBSIDIARIES

SCHEDULE III—(CONTINUED)

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2012 (c)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Orchard Grove Extended Care Center	(a	)	(2)	Benton Harbor	MI	166,000	3,185,496	439,904	(491,113)	138,744	3,161,543	(778,747)	1971	2005	40 years
Marysville Care Center	(a	)		Marysville	CA	281,000	1,319,608	—	(1,600,608)	—	—	—		2005	40 years
Yuba City Care Center	(a	)		Yuba City	CA	177,385	2,129,584	—	(2,306,969)	—	—	—		2005	40 years
Lexington Care Center	(a	)	(3)	Lexington	MO	151,000	2,943,170	325,142	—	151,000	3,268,312	(772,950)	1970	2005	40 years
Twin Falls Care Center	(a	)	(3)	Twin Falls	ID	448,000	5,144,793	—	—	448,000	5,144,793	(1,162,858)	1961	2005	40 years
Gordon Lane Care Center	(a	)	(2)	Fullerton	CA	2,982,000	3,648,346	—	—	2,982,000	3,648,346	(810,876)	1966	2005	40 years
Sierra View Care Center	(a	)	(3)	Baldwin Park	CA	868,400	1,748,141	6,377	—	868,400	1,754,518	(449,472)	1938	2005	40 years
Villa Maria Care Center	(a	)	(4)	Long Beach	CA	139,600	766,778	—	(906,378)	—	—	—		2005	40 years
High Street Care Center	(a	)	(3)	Oakland	CA	246,000	684,695	11,776	—	246,000	696,471	(162,108)	1961	2005	40 years
MacArthur Care Center	(a	)	(3)	Oakland	CA	246,000	1,415,776	(11,776)	—	246,000	1,404,000	(441,460)	1960	2005	40 years
Pomona Vista Alzheimer’s Center	(a	)	(3)	Ponoma	CA	403,000	954,853	—	—	403,000	954,853	(247,312)	1959	2005	40 years
Rose Convalescent Hospital	(a	)	(4)	Baldwin Park	CA	1,308,000	486,043	—	—	1,308,000	486,043	(146,130)	1963	2005	40 years
Country Oaks Nursing Center	(a	)	(3)	Ponoma	CA	1,393,000	2,426,180	—	—	1,393,000	2,426,180	(555,496)	1964	2005	40 years
Evergreen Nursing/Rehab Center	(a	)	(3)	Effingham	IL	317,388	3,461,794	—	—	317,388	3,461,794	(807,416)	1974	2005	40 years
Deseret at Hutchinson	(a	)	(2)	Hutchinson	KS	180,000	2,546,991	—	—	180,000	2,546,991	(619,799)	1963	2005	40 years
Northridge Healthcare/Rehab	(a	)		Little Rock	AR	465,000	3,011,597	55,321	(3,531,918)	—	—	—	1969	2005	40 years
Doctors Nursing and Rehab Center	(a	)	(3)	Salem	IL	125,000	4,663,792	900,000	—	125,000	5,563,792	(1,129,755)	1972	2005	40 years
Woodland Hills Health/Rehab	(a	)		Little Rock	AR	270,000	4,006,007	—	(4,276,007)	—	—	—	1979	2005	40 years
North Richland Hills	(a	)		North Richland Hills	TX	980,458	—	5,067,466	(6,047,924)	—	—	—		2005	40 years
Chenal Heights	(a	)	(2)	Little Rock	AR	1,411,446	—	7,330,169	—	1,411,446	7,330,169	(1,348,438)	2008	2006	40 years
Willis Nursing and Rehab	(a	)	(2)	Willis	TX	212,000	2,407,367	—	—	212,000	2,407,367	(456,924)	1975	2006	40 years
Blanchette Place Care Center	(a	)	(3)	St. Charles	MO	1,300,000	10,777,312	3,586	—	1,300,000	10,780,898	(1,856,609)	1994	2006	40 years
Cathedral Gardens Care Center	(a	)	(3)	St. Louis	MO	1,600,000	9,524,876	51,229	—	1,600,000	9,576,105	(1,698,129)	1979	2006	40 years
Heritage Park Skilled Care	(a	)	(3)	Rolla	MO	1,200,000	7,840,918	775,182	—	1,200,000	8,616,100	(1,330,566)	1993	2006	40 years
Oak Forest Skilled Care	(a	)	(3)	Ballwin	MO	550,000	3,995,129	42,870	—	550,000	4,037,999	(718,435)	2004	2006	40 years
Richland Care and Rehab	(a	)	(3)	Olney	IL	350,000	2,484,264	—	—	350,000	2,484,264	(497,646)	2004	2006	40 years
Bonham Nursing and Rehab	(a	)	(3)	Bonham	TX	76,000	1,129,849	—	—	76,000	1,129,849	(202,688)	1969	2006	40 years
Columbus Nursing and Rehab	(a	)		Columbus	TX	150,000	1,808,552	—	(1,958,552)	—	—	—	1974	2006	40 years
Denison Nursing and Rehab	(a	)	(2)	Denison	TX	178,000	1,945,000	—	—	178,000	1,945,000	(350,737)	1958	2006	40 years
Falfurrias Nursing and Rehab	(a	)	(2)	Falfurias	TX	92,000	1,065,000	—	—	92,000	1,065,000	(209,239)	1974	2006	40 years
Houston Nursing and Rehab	(a	)	(2)	Houston	TX	228,000	2,451,893	39,464	—	228,000	2,491,357	(441,065)	1976	2006	40 years
Kleburg County Nursing/Rehab	(a	)	(3)	Kingsville	TX	315,000	3,688,676	594,778	—	315,000	4,283,454	(664,566)	1947	2006	40 years
Terry Haven Nursing and Rehab	(a	)	(3)	Mount Vernon	TX	180,000	1,970,861	—	—	180,000	1,970,861	(386,090)	2004	2006	40 years
Deseret at Mansfield	(b	)	(3)	Mansfield	OH	146,000	2,689,968	15,748	—	146,000	2,705,716	(450,288)	1980	2006	40 years
Clarkston Care Center	(a	)	(3)	Clarkston	WA	161,633	7,038,367	5,514,068	—	161,633	12,552,435	(1,629,385)	1970	2006	40 years
Highland Terrace Nursing Center	(a	)	(3)	Camas	WA	592,776	3,921,159	6,257,608	—	592,776	10,178,767	(1,202,776)	1970	2006	40 years
Richland Rehabilitation Center	(a	)	(3)	Richland	WA	693,000	9,307,000	145,819	—	693,000	9,452,819	(1,562,767)	2004	2006	40 years
Evergreen Milton-Freewater Center	(a	)	(2)	Milton Freewater	OR	700,000	5,403,570	—	—	700,000	5,403,570	(971,800)	1965	2006	40 years
Douglas Rehab and Care Center	(a	)	(3)	Matoon	IL	250,000	2,390,779	1,248,778	(13,246)	250,000	3,626,311	(456,150)	1963	2006	40 years
Hillside Living Center	(a	)	(3)	Yorkville	IL	560,000	3,073,603	1	(3,168)	560,000	3,070,436	(597,477)	1963	2006	40 years
Arbor View Nursing / Rehab Center	(a	)		Zion	IL	147,000	5,235,290	130,209	(5,512,500)	—	(1)	—	1970	2006	40 years

AVIV REIT, INC. AND SUBSIDIARIES

SCHEDULE III—(CONTINUED)

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2012 (c)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Ashford Hall	(a	)	(3)	Irving	TX	1,746,000	11,418,567	113,706	(142,702)	1,746,000	11,389,571	(1,963,546)	1964	2006	40 years
Belmont Nursing and Rehab Center	(a	)	(3)	Madison	WI	480,000	1,861,061	6,207	—	480,000	1,867,268	(396,012)	1974	2006	40 years
Blue Ash Nursing and Rehab Center	(a	)	(3)	Cincinnati	OH	125,000	6,278,450	447,530	(90,000)	123,200	6,637,780	(1,353,591)	1969	2006	40 years
West Chester Nursing/Rehab Center	(a	)		West Chester	OH	375,000	5,663,460	368,689	(3,554,657)	94,855	2,757,637	(1,107,494)	1965	2006	40 years
Wilmington Nursing/Rehab Center	(a	)	(3)	Willmington	OH	125,000	6,078,450	472,388	—	125,000	6,550,838	(1,312,900)	1951	2006	40 years
Extended Care Hospital of Riverside	(a	)	(2)	Riverside	CA	1,091,000	5,646,826	—	(26,375)	1,091,000	5,620,451	(1,469,592)	1967	2006	40 years
Heritage Manor	(a	)	(2)	Monterey Park	CA	1,585,508	9,274,154	—	(23,200)	1,585,508	9,250,954	(2,143,023)	1965	2006	40 years
French Park Care Center	(a	)	(2)	Santa Ana	CA	1,076,447	5,983,614	596,442	—	1,076,447	6,580,056	(1,133,944)	1967	2006	40 years
North Valley Nursing Center	(a	)	(2)	Tujunga	CA	613,800	5,031,473	—	(25,382)	613,800	5,006,091	(1,035,817)	1967	2006	40 years
Villa Rancho Bernardo Care Center	(a	)	(2)	San Diego	CA	1,425,347	9,652,911	65,349	(57,067)	1,425,347	9,661,193	(1,729,787)	1994	2006	40 years
Austin Nursing Center	(a	)	(3)	Austin	TX	1,501,040	4,504,643	1,725,687	—	1,501,040	6,230,330	(753,699)	2007	2007	40 years
Dove Hill Care Center and Villas	(a	)	(3)	Hamilton	TX	58,397	5,781,296	—	—	58,397	5,781,296	(865,917)	1998	2007	40 years
Brighten at Medford	(a	)		Medford	MA	2,365,610	6,612,915	291,913	(9,270,437)	—	1	—	1978	2007	40 years
Brighten at Ambler	(a	)	(3)	Ambler	PA	370,010	5,111,673	(652,999)	—	370,010	4,458,674	(693,396)	1963	2007	40 years
Brighten at Broomall	(a	)	(3)	Broomall	PA	607,870	3,930,013	590,503	—	607,870	4,520,516	(777,066)	1955	2007	40 years
Brighten at Bryn Mawr	(a	)	(3)	Bryn Mawr	PA	708,300	6,352,474	1,468,774	—	708,300	7,821,248	(1,171,986)	1972	2007	40 years
Brighten at Julia Ribaudo	(a	)	(3)	Lake Ariel	PA	369,050	7,559,765	730,412	—	369,050	8,290,177	(1,339,352)	1980	2007	40 years
Good Samaritan Nursing Home	(a	)	(3)	Avon	OH	393,813	8,856,210	108,495	—	393,813	8,964,705	(1,575,023)	1964	2007	40 years
Belleville Illinois	(a	)	(3)	Belleville	IL	670,481	3,431,286	—	—	670,481	3,431,286	(522,068)	1978	2007	40 years
Homestead Various Leases (b)	(a	)	(3)		TX	345,197	4,352,982	5,504	—	345,197	4,358,486	(673,347)		2007	40 years
Byrd Haven Nursing Home	(a	)	(3)	Searcy	AR	772,501	2,413,388	131,823	(1,897,763)	49,279	1,370,670	(419,949)	1961	2008	40 years
Evergreen Arvin Healthcare	(a	)	(2)	Arvin	CA	900,000	4,764,928	783,736	—	1,028,705	5,419,959	(692,938)	1984	2008	40 years
Evergreen Bakersfield Healthcare	(a	)	(2)	Bakersfield	CA	1,000,000	12,154,112	1,820,236	—	1,153,135	13,821,213	(1,593,216)	1987	2008	40 years
Evergreen Lakeport Healthcare	(a	)	(2)	Lakeport	CA	1,100,000	5,237,033	876,918	—	1,256,514	5,957,437	(778,985)	1987	2008	40 years
New Hope Care Center	(a	)	(2)	Tracy	CA	1,900,000	10,293,920	1,687,692	—	2,172,271	11,709,341	(1,374,418)	1987	2008	40 years
Olive Ridge Care Center	(a	)	(2)	Oroville	CA	800,000	8,609,470	2,138,439	—	925,065	10,622,844	(1,246,297)	1987	2008	40 years
Twin Oaks Health & Rehab	(a	)	(2)	Chico	CA	1,300,000	8,397,558	1,341,477	—	1,488,063	9,550,972	(1,225,410)	1988	2008	40 years
Evergreen Health & Rehab	(a	)	(2)	LaGrande	OR	1,400,000	808,374	295,533	—	1,587,353	916,554	(149,521)	1975	2008	40 years
Evergreen Bremerton Health & Rehab	(a	)		Bremerton	WA	650,000	1,366,315	0	(2,016,315)	—	—	—	1969	2008	40 years
Four Fountains	(a	)	(3)	Belleville	IL	989,489	5,007,411	—	—	989,489	5,007,411	(578,259)	1972	2008	40 years
Brookside Health & Rehab	(a	)	(3)	Little Rock	AR	750,690	4,421,289	1,613,473	—	750,690	6,034,762	(734,788)	1969	2008	40 years
Skilcare Nursing Center	(a	)	(3)	Jonesboro	AR	417,050	7,007,007	148,119	—	417,050	7,155,126	(898,122)	1973	2008	40 years
Stoneybrook Health & Rehab Center	(a	)	(3)	Benton	AR	250,231	3,170,134	312,823	—	250,230	3,482,958	(441,799)	1968	2008	40 years
Trumann Health & Rehab	(a	)	(3)	Trumann	AR	166,821	3,587,185	103,952	—	166,820	3,691,138	(453,532)	1971	2008	40 years
Deseret at McPherson	(a	)	(2)	McPherson	KS	92,000	1,874,920	—	—	92,000	1,874,920	(225,292)	1970	2008	40 years
Mission Nursing Center	(a	)	(3)	Riverside	CA	230,000	1,209,976	—	—	230,000	1,209,976	(149,498)	1957	2008	40 years
New Byrd Haven Nursing Home	(a	)	(3)	Searcy	AR	—	10,213,112	629,701	—	629,701	10,213,112	(1,177,199)	2009	2009	40 years
Evergreen Health & Rehab of Petaluma	(a	)	(2)	Petaluma	CA	748,668	2,459,910	—	—	748,668	2,459,910	(363,728)	1969	2009	40 years
Evergreen Mountain View Health & Rehab	(a	)	(2)	Carson City	NV	3,454,723	5,942,468	—	—	3,454,723	5,942,468	(631,450)	1977	2009	40 years
Little Rock Health and Rehab	(a	)		Little Rock	AR	471,169	4,778,831	7,612,989	(12,862,989)	—	—	—	1971	2009	40 years
Hidden Acres Health Care	(a	)	(3)	Mount Pleasant	TN	67,413	3,312,587	—	—	67,413	3,312,587	(227,391)	1979	2010	40 years

AVIV REIT, INC. AND SUBSIDIARIES

SCHEDULE III—(CONTINUED)

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2012 (c)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Community Care and Rehab	(a	)	(1)	Riverside	CA	1,648,067	9,851,932	—	—	1,648,067	9,851,932	(710,856)	1965	2010	40 years
Heritage Gardens of Portageville	(a	)	(4)	Portageville	MO	223,658	3,088,802	—	—	223,658	3,088,802	(195,580)	1995	2010	40 years
Heritage Gardens of Greenville	(a	)	(4)	Greenville	MO	118,925	2,218,776	—	—	118,925	2,218,776	(143,730)	1990	2010	40 years
Heritage Gardens of Senath	(a	)	(4)	Senath	MO	108,843	2,773,194	265,743	—	108,843	3,038,937	(195,911)	1980	2010	40 years
Heritage Gardens of Senath South	(a	)	(4)	Senath	MO	72,805	1,854,998	—	—	72,805	1,854,998	(122,326)	1980	2010	40 years
The Carrington	(a	)	(3)	Lynchburg	VA	705,888	4,294,112	—	—	705,888	4,294,112	(248,419)	1994	2010	40 years
Arma Care Center	(a	)	(2)	Arma	KS	57,452	2,897,772	—	—	57,452	2,897,772	(171,754)	1970	2010	40 years
Yates Center Nursing and Rehab	(a	)	(2)	Yates	KS	54,340	2,990,435	—	—	54,340	2,990,435	(176,388)	1967	2010	40 years
Great Bend Health & Rehab Center	(a	)	(3)	Great Bend	KS	111,482	4,588,518	299,535	—	111,482	4,888,053	(349,923)	1965	2010	40 years
Maplewood at Norwalk	(b	)	(3)	Norwalk	CT	1,589,950	1,010,050	15,792,103	—	1,589,950	16,802,153	(83,716)	1983	2010	40 years
Carrizo Springs Nursing & Rehab	(a	)	(3)	Carrizo Springs	TX	45,317	1,954,683	—	—	45,317	1,954,683	(126,306)	1965	2010	40 years
Maplewood at Orange	(b	)	(2)	Orange	CT	1,133,533	11,155,287	2,131,478	—	1,133,533	13,286,765	(729,962)	1999	2010	40 years
Wellington Leasehold	(a	)	(3)	Wellington	KS	—	—	2,000,000	—	—	2,000,000	(121,575)	1957	2010	21 years
St. James Nursing & Rehab	(a	)	(3)	Carrabelle	FL	1,144,155	8,855,845	—	—	1,144,155	8,855,845	(501,574)	2009	2011	40 years
University Manor	(a	)	(3)	Cleveland	OH	886,425	8,694,575	—	—	886,425	8,694,575	(428,928)	1982	2011	40 years
Grand Rapids Care Center	(a	)	(3)	Grand Rapids	OH	288,249	1,516,629	—	—	288,249	1,516,629	(75,009)	1993	2011	40 years
Bellevue Care Center	(a	)	(3)	Bellevue	OH	282,354	3,440,207	—	—	282,354	3,440,207	(158,585)	1988	2011	40 years
Orchard Grove Assisted Living	(b	)	(3)	Bellevue	OH	282,354	3,440,207	—	—	282,354	3,440,207	(158,585)	1998	2011	40 years
Woodland Manor Nursing and Rehabilitation	(a	)	(5)	Conroe	TX	576,518	2,090,586	280,458	—	576,518	2,371,044	(133,274)	1975	2011	40 years
Fredericksburg Nursing and Rehabilitation	(a	)	(5)	Fredericksburg	TX	326,731	3,046,370	—	—	326,731	3,046,370	(146,543)	1970	2011	40 years
Jasper Nursing and Rehabilitation	(a	)	(5)	Jasper	TX	113,083	2,554,020	28,500	—	113,083	2,582,520	(116,740)	1972	2011	40 years
Legacy Park Community Living Center	(a	)	(4)	Peabody	KS	33,420	1,266,580	—	—	33,420	1,266,580	(64,381)	1963	2011	40 years
Lakewood Senior Living of Pratt	(a	)	(3)	Pratt	KS	18,503	502,901	312,315	—	18,503	815,216	(33,659)	1964	2011	40 years
Lakewood Senior Living of Seville	(a	)	(3)	Wichita	KS	93,731	896,938	150,903	—	93,731	1,047,841	(56,025)	1977	2011	40 years
Lakewood Senior Living of Haviland	(a	)	(3)	Haviland	KS	112,480	648,771	16,293	—	112,480	665,064	(39,040)	1971	2011	40 years
Oak Manor Nursing and Rehabilitation	(a	)	(5)	Commerce	TX	224,899	1,867,793	443,861	—	224,899	2,311,654	(111,312)	1963	2011	40 years
Loma Linda Healthcare	(a	)	(3)	Moberly	MO	913,017	4,556,983	—	—	913,017	4,556,983	(222,847)	1987	2011	40 years
Maplewood at Newtown	(b	)	(3)	Newtown	CT	4,941,584	7,058,416	3,332,745	—	6,314,004	9,018,741	(439,668)	2000	2011	40 years
Chatham Acres Nursing Home	(a	)	(3)	Chatham	PA	203,431	1,996,569	2,499,534	—	203,431	4,496,103	(105,016)	1873	2011	40 years
Transitions Healthcare Gettysburg	(a	)	(3)	Gettysburg	PA	241,994	5,858,005	347,001	—	241,994	6,205,006	(245,949)	1950	2011	40 years
Maplewood at Darien	(b	)	(3)	Darien	CT	2,430,458	3,069,542	12,368,599	—	2,430,458	15,438,141	(158,177)	2012	2011	40 years
Crawford Manor	(a	)	(3)	Cleveland	OH	119,877	3,080,123	—	—	119,877	3,080,123	(109,649)	1994	2011	40 years
Aviv Asset Management	(d	)		Chicago	IL	—	—	991,040	—	—	991,040	(236,577)
Aviv Healthcare Properties LP			-2	Chicago	IL	—	—	53,750	—	—	53,750	—
Skagit Aviv	(e	)	(3)	Mt. Vernon	WA	—	—	422,205	(422,205)	—	—	—			40 years
Chatham Acres	(e	)	(3)	Chatham	PA	—	—	—	—	—	—	—	1873	2011	40 years
Amberwood Manor Nursing Home Rehabilitation	(a	)	(3)	New Philadelphia	PA	450,642	3,264,346	—	—	450,642	3,264,346	(101,044)	1962	2011	40 years
Caring Heights Community Care & Rehabilitation Center	(a	)	(3)	Coroapolis	PA	1,546,079	10,018,012	—	—	1,546,079	10,018,012	(311,362)	1983	2011	40 years
Dunmore Healthcare Group	(a	)	(3)	Dunmore	PA	398,110	6,812,777	—	—	398,110	6,812,777	(213,709)	2002	2011	40 years
Eagle Creek Healthcare Group	(a	)	(3)	West Union	OH	1,055,733	5,774,130	—	—	1,055,733	5,774,130	(180,081)	1981	2011	40 years

AVIV REIT, INC. AND SUBSIDIARIES

SCHEDULE III—(CONTINUED)

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2012 (c)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Edison Manor Nursing & Rehabilitation	(a	)	(3)	New Castle	PA	393,475	8,246,253	—	—	393,475	8,246,253	(259,686)	1982	2011	40 years
Indian Hills Health & Rehabilitation Center	(a	)	(3)	Euclid	OH	852,677	8,425,268	—	—	852,677	8,425,268	(261,573)	1989	2011	40 years
Milcrest Nursing Center	(a	)	(3)	Marysville	OH	735,942	2,169,369	—	—	735,942	2,169,369	(69,107)	1968	2011	40 years
Scranton Healthcare Center	(a	)	(5)	Scranton	PA	1,120,202	5,536,985	—	—	1,120,202	5,536,985	(169,217)	2002	2011	40 years
Deseret Nursing & Rehabilitation at Colby	(a	)	(5)	Colby	KS	569,437	2,798,928	—	—	569,437	2,798,928	(85,013)	1974	2011	40 years
Deseret Nursing & Rehabilitation at Kensington	(a	)	(5)	Kensington	KS	279,893	1,418,766	—	—	279,893	1,418,766	(45,603)	1967	2011	40 years
Deseret Nursing & Rehabilitation at Onaga	(a	)	(5)	Onaga	KS	86,863	2,866,488	—	—	86,863	2,866,488	(86,984)	1959	2011	40 years
Deseret Nursing & Rehabilitation at Oswego	(a	)	(5)	Oswego	KS	183,378	839,678	—	—	183,378	839,678	(27,869)	1960	2011	40 years
Deseret Nursing & Rehabilitation at Smith Center	(a	)	(5)	Smith Center	KS	106,166	1,650,402	—	—	106,166	1,650,402	(51,515)	1960	2011	40 years
Burford Manor	(a	)	(3)	Davis	OK	80,000	3,220,000	—	—	80,000	3,220,000	(100,042)	1969	2011	40 years
Care Meridian Cowan Heights	(h	)	(5)	Santa Ana	CA	219,887	1,129,422	—	—	219,887	1,129,422	(37,231)	1989	2011	40 years
Care Meridian Escondido	(h	)	(5)	Escondido	CA	169,913	1,139,416	—	—	169,913	1,139,416	(38,230)	1990	2011	40 years
Care Meridian Fresno-Marks	(h	)	(5)	Fresno	CA	269,862	1,709,125	—	—	269,862	1,709,125	(54,722)	1990	2011	40 years
Care Meridian La Habra Heights	(h	)	(5)	La Habra	CA	199,898	1,339,314	—	—	199,898	1,339,314	(43,228)	1990	2011	40 years
Care Meridian Sacramento	(h	)	(5)	Elk Grove	CA	219,887	1,649,155	—	—	219,887	1,649,155	(53,223)	1992	2011	40 years
Care Meridian Oxnard	(h	)	(5)	Oxnard	CA	99,949	1,219,375	—	—	99,949	1,219,375	(40,229)	1994	2011	40 years
Care Meridian Santiago Canyon	(h	)	(5)	Silverado	CA	549,718	1,039,468	—	—	549,718	1,039,468	(37,981)	1999	2011	40 years
Care Meridian Marin	(h	)	(5)	Fairfax	CA	319,836	2,148,899	—	—	319,836	2,148,899	(65,717)	2000	2011	40 years
Care Meridian Gilroy	(h	)	(5)	Gilroy	CA	1,089,442	1,759,099	—	—	1,089,442	1,759,099	(55,972)	2000	2011	40 years
Care Meridian Artesia	(h	)	(5)	Artesia	CA	179,908	1,389,288	—	—	179,908	1,389,288	(44,477)	2002	2011	40 years
Care Meridian Las Vegas	(a	)	(5)	Las Vegas	NV	759,611	7,776,017	—	—	759,611	7,776,017	(229,632)	2004	2011	40 years
Sandalwood Healthcare	(a	)	(3)	Little Rock	AR	1,040,000	3,710,000	697,485	—	1,040,000	4,407,485	(129,404)	1996	2011	40 years
Bath Creek			(3)	Cuyahoga Falls	OH	—	—	—	—	—	—	—	2013	2012	40 years
Astoria Health and Rehab	(a	)	(5)	Germantown	OH	330,000	2,170,000	270,551	—	330,000	2,440,551	(59,462)	1996	2012	40 years
Gardnerville Health and Rehab	(a	)	(3)	Gardnerville	NV	1,237,736	3,562,264	—	—	1,237,736	3,562,264	(86,792)	2000	2012	40 years
North Platte Care Centre	(a	)/(b)	(3)	North Platte	NE	236,520	2,128,680	46,884	—	236,520	2,175,564	(70,305)	1984	2012	40 years
Fair Oaks Care Centre	(b	)	(3)	Shenandoah	IA	68,121	401,679	—	—	68,121	401,679	(9,719)	1997	2012	40 years
Crest Haven Care Centre	(a	)	(3)	Creston	IA	72,333	1,466,667	57,681	—	72,333	1,524,348	(36,983)	1964	2012	40 years
Premier Estates Rock Rapids	(b	)	(3)	Rock Rapids	IA	82,782	2,282,418	—	—	82,782	2,282,418	(53,907)	1998	2012	40 years
Rock Rapids Care Centre	(a	)	(3)	Rock Rapids	IA	113,270	2,349,130	151,239	—	113,270	2,500,369	(56,421)	1976	2012	40 years
Elmwood Care Centre	(a	)/(b)	(3)	Onawa	IA	227,383	1,732,817	180,025	—	227,383	1,912,842	(50,232)	1961	2012	40 years
Sunny Knoll Care Centre	(a	)	(3)	Rockwell City	IA	62,483	2,092,116	(0)	—	62,483	2,092,116	(49,915)	1966	2012	40 years
New Hampton Care Centre	(a	)	(3)	New Hampton	IA	144,180	2,739,420	31,015	—	144,180	2,770,435	(69,998)	1967	2012	40 years
Monte Siesta	(a	)	(4)	Austin	TX	770,000	5,230,000	—	—	770,000	5,230,000	(121,323)	1964	2012	40 years
Silver Pines	(a	)	(4)	Bastrop	TX	480,000	3,120,000	—	—	480,000	3,120,000	(88,384)	1987	2012	40 years
Spring Creek	(a	)	(4)	Beaumont	TX	300,000	700,000	—	—	300,000	700,000	(18,770)	1969	2012	40 years
Riverview	(a	)	(4)	Boerne	TX	780,000	3,470,000	—	—	780,000	3,470,000	(96,046)	1994	2012	40 years
Bluebonnet	(a	)	(4)	Karnes City	TX	420,000	3,130,000	—	—	420,000	3,130,000	(92,930)	1994	2012	40 years
Cottonwood	(a	)	(4)	Denton	TX	240,000	2,060,000	—	—	240,000	2,060,000	(49,789)	1969	2012	40 years

AVIV REIT, INC. AND SUBSIDIARIES

SCHEDULE III—(CONTINUED)

						Initial Cost to Company		Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at December 31, 2012 (c)
Description	Type of Asset		Encumbrances	City	State	Land	Buildings & Improvements	Improvements / Adjustments	Impairment / Dispositions	Land	Buildings & Improvements	Accumulated Depreciation	Year of Construction	Date Acquired	Life on Which Depreciation in Statement of Operations Computed
Regency Manor	(a	)	(4)	Floresville	TX	780,000	6,120,000	—	—	780,000	6,120,000	(157,503)	1995	2012	40 years
DeLeon	(a	)	(4)	DeLeon	TX	200,000	2,800,000	—	—	200,000	2,800,000	(68,241)	1974	2012	40 years
Spring Oaks	(a	)	(4)	Lampasas	TX	360,000	4,640,000	—	—	360,000	4,640,000	(117,091)	1990	2012	40 years
Lynwood	(a	)	(4)	Levelland	TX	300,000	3,800,000	—	—	300,000	3,800,000	(109,087)	1990	2012	40 years
Sienna	(a	)	(4)	Odessa	TX	350,000	8,050,000	—	—	350,000	8,050,000	(169,601)	1974	2012	40 years
Deerings	(a	)	(4)	Odessa	TX	280,000	8,420,000	35,029	—	280,000	8,455,029	(179,140)	1975	2012	40 years
Terrace West	(a	)	(4)	Midland	TX	440,000	5,860,000	—	—	440,000	5,860,000	(139,107)	1975	2012	40 years
Lake Lodge	(a	)	(4)	Lake Worth	TX	650,000	4,610,000	—	—	650,000	4,610,000	(114,016)	1977	2012	40 years
Nolan	(a	)	(4)	Sweetwater	TX	190,000	4,210,000	—	—	190,000	4,210,000	(118,415)	2010	2012	40 years
Langdon Hall	(b	)	(5)	Bradenton	FL	390,000	4,546,000	60,125	—	390,000	4,606,125	(97,833)	1985	2012	40 years
Mount Washington Residence	(b	)	(5)	Eau Claire	WI	1,040,000	1,460,000	133,120	—	1,040,000	1,593,120	(34,575)	1930	2012	40 years
Maplewood at Danbury	(b	)	(1)	Danbury	CT	1,918,801	14,081,199	—	—	1,918,801	14,081,199	(228,086)	1968	2012	40 years
Rivercrest Specialty Hospital	(i	)	(3)	Mishawaka	IN	328,000	8,072,000	—	—	328,000	8,072,000	(109,865)	1991	2012	40 years
Safe Haven Hospital and Care Center	(a	)	(3)	Pocatello	ID	470,000	5,530,000	163,871	—	470,000	5,693,871	(64,724)	1970	2012	40 years
Care Meridian Pleasanton	(h	)	(3)	Pleasanton	CA	410,647	751,184	970,201	—	410,647	1,721,385	(7,512)	2012	2012	40 years
Highlands Nursing and Rehabilitation Center	(a	)	(3)	Louisville	KY	440,893	9,484,107	—	—	440,893	9,484,107	(75,810)	1977	2012	40 years
Seven Oaks Nursing & Rehabilitation	(a	)	(4)	Glendale	WI	1,620,000	5,980,000	—	—	1,620,000	5,980,000	(28,792)	1994	2012	40 years
Inola Health Care Center	(a	)	(3)	Inola	OK	520,000	2,480,000	—	—	520,000	2,480,000	—	1990	2012	40 years
Avondale Cottage of Pryor	(b	)	(3)	Pryor	OK	100,000	400,000	—	—	100,000	400,000	—	2000	2012	40 years
Nesbit Living and Recovery Center	(a	)	(4)	Seguin	TX	600,000	4,400,000	—	—	600,000	4,400,000	(12,917)	1958	2012	40 years
Care Meridian Granite Bay	(h	)	(3)	Granite Bay	CA	540,000	435,000	—	—	540,000	435,000	—	1978	2012	40 years
The Woodlands at Robinson	(a	)	(3)	Ravenna	OH	660,000	6,940,000	—	—	660,000	6,940,000	—	2000	2012	40 years
The Harbor House of Ocala	(b	)	(4)	Dunnellon, FL	FL	690,000	3,510,000	—	—	690,000	3,510,000	(9,375)	1993	2012	40 years
The Harmony House at Ocala	(b	)	(4)	Ocala, FL	FL	500,000	2,800,000	—	—	500,000	2,800,000	(7,084)	1984	2012	40 years
The Haven House at Ocala	(b	)	(4)	Dunnellon, FL	FL	490,000	2,610,000	—	—	490,000	2,610,000	(6,625)	1991	2012	40 years
Seaside Manor Ormond Beach	(b	)	(4)	Ormond Beach, FL	FL	630,000	2,870,000	—	—	630,000	2,870,000	(8,104)	1996	2012	40 years
Eagle Lake Nursing and Rehabilitation	(e	)	(3)	Eagle Lake	TX	92,561	—	598,944	—	92,561	598,944	—	2013	2012	40 years

						$124,030,596	$917,645,734	$121,527,310	$(71,420,631)	$119,224,819	$972,558,190	$(119,371,113)

AVIV REIT, INC. AND SUBSIDIARIES

SCHEDULE III—(CONTINUED)

Assets under direct financing leases

Description	Type of Asset		Encumbrances	City	State	Initial Cost to Company	Accretion/ Amortization	Impairment/ Dispositions	Gross Amount Carried at December 31, 2012	Year of Construction	Date Acquired
Fountain Lake	(a	)	(2)	Hot Springs	AR	$10,418,738	$630,382	$—	$11,049,120	2007	2008

						$10,418,738	$630,382	$—	$11,049,120

(a)	Skilled Nursing Facilities (SNFs)
(b)	Assisted Living Facilities (ALFs)
(c)	Vacant Land
(d)	Assets relating to corporate office space
(e)	Developmental asset
(f)	Includes six properties all located in Texas
(g)	The aggregate cost for federal income tax purposes of the real estate as of December 31, 2012 is $812,833,004 (unaudited)
(h)	Traumatic Brain Injury Center (TBIs)
(i)	Long Term Acute Care

Encumbrances:
(1)	Standalone first mortgage
(2)	Primary GE Credit Facility
(3)	Unencumbered
(4)	BAML Revolving Credit Facility
(5)	GE Acquisition Line

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

SCHEDULE III—(CONTINUED)

	For the Years Ended December 31,
	2012	2011	2010
Reconciliation of real estate:
Carrying cost:
Balance at beginning of period	$919,383,767	$703,049,477	$636,409,268
Additions during period:
Acquisitions	184,325,392	186,078,338	63,005,000
Development of rental properties and capital expenditures	42,447,824	36,686,682	7,815,209
Dispositions:
Sale of assets	(32,207,992)	(339,009)	(4,084,000)
Impairment(i)	(11,116,862)	(6,091,721)	(96,000)

Balance at end of period	$1,102,832,129	$919,383,767	$703,049,477

Accumulated depreciation:
Balance at beginning of period	$96,796,028	$75,948,944	$58,673,377
Additions during period:
Depreciation expense	26,809,645	20,847,084	17,853,799
Dispositions:
Sale of assets	(4,234,560)	—	(578,232)

Balance at end of period	$119,371,113	$96,796,028	$75,948,944

(i)	Represents the write-down of carrying cost and accumulated depreciation on assets where impairment charges were taken.